UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

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☐	Soliciting Material under § 240.14a-12
VICTORIA’S SECRET & CO.
(Name of Registrant as Specified in Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

2025
PROXY STATEMENT

VS&Co
VICTORIA'S SECRET & CO.

Victoria’s Secret & Co. is a specialty retailer of women’s intimate and other apparel and beauty products marketed under the Victoria’s Secret, PINK and Adore Me brand names. We have more than 880 stores in the U.S., Canada and China, websites and other digital channels worldwide, and more than 500 stores in nearly 70 countries operating under franchise, license and wholesale arrangements. Our business operates two market-leading intimate apparel brands, Victoria’s Secret and PINK, each complemented by an industry-leading beauty business. Adore Me, our technology-led, digital first intimates brand serves women of all sizes, budgets and lifestyles. Our brands share a common purpose of supporting women in all they do.

Victoria’s Secret

The Victoria’s Secret brand is a global leader in
intimate apparel, renowned for its innovative,
fashion-inspired collections including signature
bras, panties, lingerie, casual sleepwear, swim,
lounge and sport, as well as award-winning
prestige fragrances and body care. Victoria’s
Secret is a timeless staple for sexy, glamorous and
affordable luxury for women around the world.

PINK

PINK is a lifestyle brand for young women
providing fun, vibrant collections and heritage
pieces, including apparel, loungewear, activewear,
bras, panties, accessories, beauty and more.
PINK’s vibrant colors, playful designs and
enduring commitment to community help
customers feel supported, confident and
stylish every day.

Letter from Our

CHIEF EXECUTIVE OFFICER

Hillary Super

To Our Valued Stockholders,

This is my first letter to you since joining Victoria’s Secret & Co. as CEO in September 2024. I am honored to be leading this iconic company at such a pivotal time. Over the past several months, I have immersed myself in our business, listening and learning from our associates, customers, partners, and stockholders. Through these conversations, I have gained a deep appreciation for the passion, talent, and dedication that define our organization.

I am particularly inspired by our product and brand teams, who are relentlessly focused on innovation and exciting our customers, and our stores and digital teams who are elevating the customer experience. It is clear to me that VS&Co has a strong foundation, built on a legacy of leadership in the intimate apparel industry, a fiercely loyal customer base, and an unmatched global reach.

Path to Potential: Our Strategy for the Future

We are operating from a position of strength—proud of who we are and confident in how we uniquely serve and empower women. But strength is not about standing still. It’s about evolving, leading, and unlocking new opportunities. Our Path to Potential strategy is about putting the best of who we are back at the center of our business, connecting with consumers in meaningful ways, and driving long-term value.

This strategy is built around four key priorities:

•  Recommitting to PINK and Winning the Next Generation

We are revitalizing PINK by sharpening its identity, reestablishing its lifestyle positioning, and embracing a social-first approach to engage with young consumers in fresh and relevant ways.

•  Supercharging Bras and Reasserting Our Authority

As the industry leader, we will continue innovating in fit, function, and fashion while expanding our assortment to serve more customers. By strengthening our marketing and enhancing the shopping experience, we will reinforce our leadership in bras.

•  Fueling Growth in Lifestyle Categories: Beauty, Sport & Swim

Building on our beauty authority, we will expand into new opportunities and revitalize our Sport and Swim businesses by leveraging our expertise in innovation, quality, and fit.

•  Evolving Our Brand Projection & Go-To-Market Strategy

We are modernizing how we engage with consumers—differentiating Victoria’s Secret and PINK while ensuring they complement each other. By embracing agility, cultural relevance, and a seamless omni-channel experience, we will stay at the center of consumer conversations.

VS&Co | 2025 PROXY STATEMENT

STOCKHOLDER LETTER

These strategies will drive growth across our global footprint, reinforcing our leadership in North America and expanding our reach internationally.

Enabling Our Success

Three key enablers will support the successful execution of these strategies:

1. Operating with efficiency and discipline to ensure agility and long-term profitability.

2. Building a customer-centric performance culture focused on doing fewer things better.

3. Evolving our product development processes to accelerate innovation and adaptability.

We are also aligning our structure to match our ambition, ensuring our brand and marketing teams have the dedicated leadership necessary to bring our strategies to life.

Looking Ahead with Confidence

While we recognize the macroeconomic headwinds that may impact the retail landscape, we are well-positioned to manage them effectively while executing our Path to Potential strategy.

We are committed to elevating our brands, winning the next generation of consumers, and reinforcing our leadership in intimate apparel and beyond. With clarity, discipline, and an unwavering focus on our customer, we will unlock new levels of growth, innovation, and impact—delivering value for our associates, our customers, and our stockholders.

Thank you for your continued support and belief in our future. I am excited about the journey ahead and look forward to sharing our progress as we unlock the full potential of our brands, our product, and our customer relationships.

Sincerely,

Hillary Super

Chief Executive Officer

April 28, 2025

VS&Co | 2025 PROXY STATEMENT

Letter from Our

CHAIR OF OUR BOARD

Donna James

Dear Fellow Stockholders,

As Chair of the Board of Directors, I want to take this opportunity to reaffirm our confidence in the future of Victoria’s Secret & Co. and the strategic direction outlined by our leadership team. Since becoming an independent company four years ago, VS&Co has undergone a significant transformation to strengthen its foundation, enhance its relevance, and position itself for sustainable growth.

When VS&Co launched as a standalone company, we set out to modernize our business, reignite product innovation, and rebuild our connection with customers. We have worked to refine our brand positioning and streamline our operations while improving our store and digital experiences and expanding international reach. We took deliberate steps to strengthen our leadership team, evolve our marketing approach, and reimagine our product portfolio to better serve the modern consumer.

This year, we began to see the impact of these efforts reflected in our financial performance, brand momentum, and deepened customer engagement. But while we have made meaningful progress, we recognize that our work is far from done. We are entering a new phase—one where we stay agile, mitigating downside risk while astutely playing offense to drive accelerated growth and fully capitalize on the potential of our brands.

The Board’s Commitment to Supporting VS&Co’s Growth

The Board of Directors is fully aligned with and supportive of the Path to Potential strategy that CEO Hillary Super and her leadership team are executing. This strategy builds upon our strengths while positioning us for long-term success through focused investments in product innovation, brand evolution, and operational efficiency.

We are particularly encouraged by the company’s commitment to:

• Revitalizing PINK and strengthening its connection with younger consumers.

• Driving leadership in bras through continuous innovation and an elevated customer experience.

• Expanding high-potential categories like Beauty, Sport, and Swim.

• Optimizing our full go-to-market strategy to better connect with and engage customers and deliver a seamless, best-in-class experience across all touchpoints.

The Board believes these efforts will not only differentiate VS&Co in the market but also further ignite brand passion, increase customer loyalty, and drive sustainable growth.

VS&Co | 2025 PROXY STATEMENT

STOCKHOLDER LETTER

Performance and Financial Strength The progress we have made is reflected in our financial performance. In 2024, VS&Co delivered year-over-year growth in net sales, as well as:

26% INCREASE IN OPERATING INCOME COMPARED TO 2023	47% INCREASE IN NET INCOME PER SHARE COMPARED TO 2023

These results reflect the strength of our brands, disciplined execution, and the resilience of our teams.

Looking Ahead

We acknowledge the challenges that come with navigating a dynamic retail and macro environment, but we remain confident in our ability to manage near-term headwinds while astutely pursuing opportunities for growth. Our focus is not just on adapting to change, but on leading—reshaping the future of intimate apparel, expanding our brand influence, and delivering long-term value for our stockholders.

The Board is committed to supporting the leadership team, empowering our associates and working to ensure VS&Co continues to thrive as the world’s leading intimate apparel company.

On behalf of the entire Board, thank you for your trust, support and investment in Victoria’s Secret & Co. We look forward to continuing our journey together as we unlock the full potential of this great company.

Sincerely,

Donna James

Chair of the Board

April 28, 2025

VS&Co | 2025 PROXY STATEMENT

Victoria’s Secret & Co.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To our stockholders:

Notice is hereby given that the 2025 Annual Meeting of Stockholders of Victoria’s Secret & Co. (“VS&Co”) will be held virtually via live audio webcast on Wednesday, June 18, 2025, at 8:30 a.m. Eastern Time. Stockholders may participate in, vote, and submit questions during the 2025 Annual Meeting online at www.proxydocs.com/VSCO. At the meeting, stockholders will be asked to vote on the following proposals:

To elect ten directors to serve until the 2026 annual meeting of stockholders;	Date and Time Wednesday June 18, 2025 8:30 a.m. Eastern Time

To approve, on an advisory basis, the compensation of our named executive officers;	Location Live audio webcast: www.proxydocs.com/VSCO
To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2025; and

To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.	Record Date April 21, 2025

Each of these proposals is described more fully in the accompanying Proxy Statement. Only holders of record of VS&Co common stock at the close of business on April 21, 2025 are entitled to notice of, and to vote at, the 2025 Annual Meeting and any adjournments or postponements thereof.

Important Notice Regarding the Availability of Proxy Materials for the

Stockholders Meeting to be held on June 18, 2025

We will be utilizing Securities and Exchange Commission (“SEC”) rules that allow us to make the Proxy Statement, our Annual Report, and other proxy materials available on the Internet as the primary means of furnishing the proxy materials to stockholders. Rather than mailing stockholders a paper copy of our proxy materials, on or about April 28, 2025, we will mail to stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to gain online access, free of charge, to our proxy materials. This notice will also include information on how to request a printed or emailed set of proxy materials. The Proxy Statement, our Annual Report on Form 10-K for the fiscal year ended February 1, 2025, and the Notice of Annual Meeting of Stockholders are available at www.proxydocs.com/VSCO.

VS&Co | 2025 PROXY STATEMENT

How to Vote Your Shares

Your vote is important. Please read the accompanying Proxy Statement and vote right away using any of the following methods:

Stockholders of Record

Vote by Internet at www.proxydocs.com/VSCO

Vote by Telephone at 1-866-977-5067

Vote by Mail by signing and returning your proxy card (if you received a Notice of Internet Availability of Proxy Materials, you will first need to request a printed set of proxy materials to vote using this method)

Beneficial Stockholders

If you are a beneficial owner, you will receive instructions from your bank, broker, or other nominee that you will need to follow in order to vote your shares

“Your vote is important.
Please read the
accompanying Proxy
Statement and vote
right away.”

Attending the Meeting

In an effort to encourage all of our stockholders to attend the 2025 Annual Meeting virtually from any location convenient to them, as well as reduce the expense and environmental impact of traveling to an in-person meeting, the 2025 Annual Meeting will be conducted exclusively online via live audio webcast. Stockholders will not be able to attend the 2025 Annual Meeting in person.

To participate in the 2025 Annual Meeting, please visit www.proxydocs.com/VSCO. In order to attend, you must register in advance at www.proxydocs.com/VSCO using the 12 digit control number found on your Notice of Internet Availability of Proxy Materials or your proxy or voting instruction card. Upon completing your registration, you will receive further instructions via email, including information about your unique link that will allow you access to the meeting and to vote and submit questions during the meeting.

Stockholders will be able to listen, vote, examine our stockholders list, and submit questions during the virtual meeting. Whether or not you plan to attend the 2025 Annual Meeting, please vote your shares as soon as possible to ensure they are represented at the meeting.

By Order of the Board of Directors,

Donna James

Chair of the Board

April 28, 2025

VS&Co | 2025 PROXY STATEMENT

Safe Harbor Statement

UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

We caution that any forward-looking statements (as such term is defined in the U.S. Private Securities Litigation Reform Act of 1995) contained in this Proxy Statement or made by us, our management, or our spokespeople involve risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. Accordingly, our future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements, and any future performance or financial results expressed or implied by such forward-looking statements are not guarantees of future performance. Forward-looking statements include, without limitation, statements regarding our future operating results, the implementation and impact of our strategic plans, and our ability to meet environmental, social, and governance goals. Words such as “estimate,” “commit,” “will,” “target,” “goal,” “project,” “plan,” “believe,” “seek,” “strive,” “expect,” “anticipate,” “intend,” “continue,” “potential” and any similar expressions are intended to identify forward-looking statements. Risks associated with the following factors, among others, could affect our results of operations and financial performance and cause actual results to differ materially from those expressed or implied in any forward-looking statements:

•	general economic conditions, inflation and changes in consumer confidence and consumer spending patterns;

•	market disruptions including pandemics or significant health hazards, severe weather conditions, natural disasters, terrorist activities, financial crises, political crises or other major events, or the prospect of these events;

•	uncertainty in the global trade environment, including the imposition or threatened imposition of tariffs or other trade restrictions;

•	our ability to successfully implement our strategic plan;

•	difficulties arising from changes and turnover in company leadership or other key positions;

•	our ability to attract, develop and retain qualified associates and manage labor-related costs;

•	our dependence on traffic to our stores and the availability of suitable store locations on satisfactory terms;

•	our ability to successfully operate and expand internationally and related risks;
•	the operations and performance of our franchisees, licensees, wholesalers and joint venture partners;

•	our ability to successfully operate and grow our direct channel business;

•	our ability to protect our reputation and the image and value of our brands;

•	our ability to attract customers with marketing, advertising and promotional programs;

•	the highly competitive nature of the retail industry and the segments in which we operate;

•	consumer acceptance of our products and our ability to manage the life cycle of our brands, remain current with fashion trends, and develop and launch new merchandise, product lines and brands successfully;

•	our ability to integrate acquired businesses and realize the benefits and synergies sought with such acquisitions;

•	our ability to incorporate artificial intelligence into our business operations successfully and ethically while effectively managing the associated risks;

VS&Co | 2025 PROXY STATEMENT

•	our ability to source materials and produce, distribute and sell merchandise on a global basis, including risks related to:

∎	political instability and geopolitical conflicts;

∎	environmental hazards and natural disasters;

∎	significant health hazards and pandemics;

∎	delays or disruptions in shipping and transportation and related pricing impacts;

∎	foreign currency exchange rate fluctuations; and

∎	disruption due to labor disputes;

•	our geographic concentration of production and distribution facilities in central Ohio and Southeast Asia;

•	the ability of our vendors to manufacture and deliver products in a timely manner, meet quality standards and comply with applicable laws and regulations;

•	fluctuations in freight, product input and energy costs;

•	our and our third-party service providers’ ability to implement and maintain information technology systems and to protect associated data and system availability;

•	our ability to maintain the security of customer, associate, third-party and company information;

•	stock price volatility;

•	shareholder activism matters;

•	our ability to maintain our credit rating;

•	our ability to comply with regulatory requirements; and

•	legal, tax, trade and other regulatory matters.

Except as may be required by law, we assume no obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this Proxy Statement to reflect circumstances existing after the date of this report or to reflect the occurrence of future events, even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized. Additional information regarding these and other factors can be found in “Item 1A. Risk Factors” in our Annual Report on Form 10-K filed with the SEC on March 21, 2025.

References

“VS&Co,” “we,” “us,” “our,” and the “Company” refers to Victoria’s Secret & Co. together with its subsidiaries unless the context otherwise requires. Our fiscal year ends on the Saturday nearest to January 31. As used herein, “2024” and “fiscal 2024” refer to the 52-week period ended February 1, 2025, “2023” and “fiscal 2023” refer to the 53-week period ended February 3, 2024, “2022” and “fiscal 2022” refer to the 52-week period ended January 28, 2023, and “2021” and “fiscal 2021” refer to the 52-week period ended January 29, 2022.

Incorporation by Reference

Neither the Compensation Committee Report nor the Report of the Audit Committee shall be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. In addition, this Proxy Statement includes website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not incorporated by reference into this Proxy Statement and should not be considered part of this Proxy Statement.

Non-GAAP Financial Measures

In addition to our results provided in accordance with U.S. generally accepted accounting principles (“GAAP”), this Proxy Statement provides non-GAAP financial measures that present gross profit, general, administrative, and store operating expenses, operating income, net income per diluted share and free cash flow in fiscal 2024 and fiscal 2023 on an adjusted basis, which remove certain non-recurring, infrequent or unusual items that we believe are not indicative of the results of our ongoing operations due to their size and nature. The intangible asset amortization excluded from these non-GAAP financial measures is excluded because the amortization, unlike the related revenue, is not affected by operations of any particular period unless an intangible asset becomes impaired or the estimated useful life of an intangible asset is revised. We use adjusted financial information as key performance measures of our results of operations for the purpose of evaluating performance internally. These non-GAAP measurements are not intended to replace the presentation of our financial results in accordance with GAAP. Instead,

VS&Co | 2025 PROXY STATEMENT

we believe that the presentation of adjusted financial information provides additional information to investors to facilitate the comparison of past and present operations. Further, our definition of non-GAAP financial measures may differ from similarly titled measures used by other companies. Please see Appendix A of this Proxy Statement for additional detail regarding these non-GAAP financial measures and a reconciliation between each non-GAAP financial measure and the most directly comparable GAAP financial measure.

VS&Co | 2025 PROXY STATEMENT

Table of

CONTENTS

1
Proxy Summary

7
PROPOSAL ONE: Election of Directors

8	Director Nominees

18
Corporate Governance

18	Role of the Board

20	Board Composition

25	Board Policies and Practices

28	Board Committees

31	Corporate Governance Policies and Practices

32	Related Party Transactions

33
Environmental and Social Sustainability

35
Human Capital Management
37
Director Compensation

39
Compensation Discussion and Analysis

44	Compensation Governance Processes

46	NEO Compensation Components

53	Compensation Governance

55	Compensation Committee Report

56	Executive Compensation Tables

68	CEO Pay Ratio

69	Pay Versus Performance

73
PROPOSAL TWO: Advisory Approval of Compensation of Named Executive Officers

74
Beneficial Ownership of Shares
76
Audit Committee Matters

77
PROPOSAL THREE: Ratification of Appointment of Independent Registered Public Accounting Firm

79
Stockholder Proposals for the 2026 Annual Meeting

80
Questions and Answers

VS&Co | 2025 PROXY STATEMENT

PROXY SUMMARY

PROXY SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. It does not contain all the information you should consider. We urge you to read the entire Proxy Statement carefully before voting.

Proxy Statement

This Proxy Statement is furnished to stockholders of Victoria’s Secret & Co. in connection with the solicitation of proxies by the VS&Co Board of Directors (the “Board”) for use at the annual meeting of VS&Co stockholders to be held on June 18, 2025 (the “2025 Annual Meeting”) and any adjournments or postponements thereof. This Proxy Statement is dated as of April 28, 2025 and is first being sent or otherwise made available to stockholders of record on or about April 28, 2025.

The Notice of Internet Availability of Proxy Materials (the “Notice”) directs stockholders to a website where they can access our proxy materials, including this Proxy Statement, the Notice of Annual Meeting of Stockholders, and our Annual Report on Form 10-K for the fiscal year ended February 1, 2025 (the “2024 Annual Report”). This Proxy Statement, the Notice of Annual Meeting of Stockholders, and the 2024 Annual Report are available at www.proxydocs.com/VSCO. If you would prefer to receive a printed or electronic set of our proxy materials, please follow the instructions set forth in the Notice.

ANNUAL MEETING INFORMATION

June 18, 2025	8:30 a.m. Eastern Time	April 21, 2025
DATE	TIME	RECORD DATE

The 2025 Annual Meeting will be conducted exclusively online via live audio webcast. Stockholders will not be able to attend the 2025 Annual Meeting in person. Instead, stockholders can join and attend the meeting virtually by visiting and registering at www.proxydocs.com/VSCO using the 12 digit control number found on the Notice or your proxy or voting instruction card. Upon completing your registration, you will receive further instructions via email, including information about your unique link that will allow you access to the meeting and to vote and submit questions during the meeting.

LOCATION

The SEC allows us to deliver a single copy of the Notice or other proxy materials to multiple stockholders who share the same last name and mailing address, unless those stockholders instruct us otherwise. We intend to use this delivery method, known as “householding,” in order to reduce the expense and environmental impact of mailing proxy materials. You can receive a separate copy of the Notice or other proxy materials, without charge, by written request to our transfer agent, Equiniti Trust Company, LLC (“EQ”), by mail to EQ, 48 Wall Street, Floor 23, New York, NY 10005, by email to helpAST@equiniti.com, or by calling EQ at (800) 937-5449. If you hold your shares in “street name” and reside in a household that received only one copy of the proxy materials, you can request to receive a separate copy in the future by following the instructions provided by your bank, broker, or other nominee. If your household is receiving multiple copies of the proxy materials, you may request that only a single set of materials be sent by following the instructions provided by your bank, broker, or other nominee.

VS&Co | 2025 PROXY STATEMENT	1

PROXY SUMMARY

How to Attend the Annual Meeting

The 2025 Annual Meeting will be held virtually via live audio webcast on Wednesday, June 18, 2025 at 8:30 a.m. Eastern Time. Stockholders will not be able to attend the 2025 Annual Meeting in person. To participate in the 2025 Annual Meeting, please visit www.proxydocs.com/VSCO and register in advance using the 12 digit control number found on your Notice of Internet Availability of Proxy Materials or your proxy or voting instruction card. Upon completing your registration, you will receive further instructions via email, including information about your unique link that will allow you to attend the meeting and to vote and submit questions during the meeting.

Stockholders will be able to submit questions and make written statements during the virtual meeting in the meeting portal until the meeting is closed for questions. In addition, stockholders can submit questions and provide written statements in advance of the meeting when registering for the meeting at www.proxydocs.com/VSCO. Stockholders who wish to submit a question in advance of the meeting will need to register for the meeting using their 12 digit control number. During the formal business of the meeting, we will limit questions and statements to those relevant to the business of the meeting. After the 2025 Annual Meeting is adjourned, we will hold a live audio webcast questions and answers (“Q&A”) session and address questions and comments of a general nature. This Q&A session will be conducted in accordance with certain Rules of Conduct that will be posted in the meeting portal. During the Q&A session of the meeting, we intend to answer questions as they come in and address those asked in advance, to the extent time permits.

How to Vote Your Shares

Even if you plan to virtually attend the 2025 Annual Meeting, please vote your shares as soon as possible to ensure they are properly represented at the meeting. Each share of VS&Co common stock entitles the holder thereof to one vote. Stockholders of record at the close of business on April 21, 2025 (the “Record Date”) can vote at the 2025 Annual Meeting online at www.proxydocs.com/VSCO, by telephone at 1-866-977-5067, or by signing and returning your proxy card. If you did not receive a proxy card, you may request one by following the instructions on the Notice. If you are a beneficial stockholder, you will receive instructions from your bank, broker, or other nominee that you will need to follow in order to vote your shares.

Proposals to be Voted On

Your vote is very important. Please cast your vote on all proposals promptly to ensure that your shares are represented at the 2025 Annual Meeting.

Proposal	Board Recommendation	For More Information

1. Election of Ten Directors	FOR all nominees	Page 7

2. Advisory Vote on Executive Compensation	FOR	Page 73

3. Ratification of Appointment of Ernst & Young LLP as Independent Registered Public Accounting Firm	FOR	Page 77

We do not know of any other matters that will be considered at the 2025 Annual Meeting. In connection with providing a valid proxy to vote your shares at the meeting, you are also instructing the Company-designated proxy holders to vote your shares on any other proposals not described in this Proxy Statement that may properly come before the meeting in the discretion of such proxy holders in accordance with the recommendations of the Board.

The order of business of the 2025 Annual Meeting and all matters relating to the manner of conducting the meeting will be determined by the chair of the meeting. The 2025 Annual Meeting will be conducted in a manner designed to accomplish the business of the meeting in a prompt and orderly fashion and to be fair and equitable to all stockholders.

2	VS&Co | 2025 PROXY STATEMENT

PROXY SUMMARY

Company Overview

Victoria’s Secret & Co. (NYSE: VSCO) is a specialty retailer of women’s intimate and other apparel and beauty products marketed under the Victoria’s Secret, PINK and Adore Me brand names. We have more than 880 stores in the United States, Canada and China, as well as our own websites, www.VictoriasSecret.com, www.PINK.com, www.AdoreMe.com and www.DailyLook.com, and other digital channels worldwide. Additionally, we have more than 500 stores in nearly 70 countries operating under franchise, license and wholesale arrangements. VS&Co also includes the merchandise sourcing and production function serving us and our international partners. We operate as a single segment designed to seamlessly serve customers worldwide through stores and digital channels.

Our business operates two market-leading intimate apparel brands, Victoria’s Secret and PINK, each complemented by an industry-leading beauty business. Adore Me, our technology-led, digital first intimates brand serves women of all sizes, budgets and lifestyles. Our brands share a common purpose of supporting women in all they do. We offer a range of products including signature bras, panties, lingerie, casual sleepwear, apparel, sport, and swim, as well as prestige fragrances and body care.

Brands

The Victoria’s Secret brand is a global leader in intimate apparel, renowned for its innovative, fashion-inspired collections including signature bras, panties, lingerie, casual sleepwear, swim, lounge and sport, as well as award-winning prestige fragrances and body care. Victoria’s Secret is a timeless staple for sexy, glamorous and affordable luxury for women around the world.

PINK is a lifestyle brand for young women providing fun, vibrant collections and heritage peices, including apparel, loungewear, activewear, bras, panties, accessories, beauty and more. PINK’s vibrant colors, playful designs and enduring commitment to community help customers feel supported, confident and stylish every day.

Adore Me is a direct-to-consumer lingerie and apparel brand that is focused on serving women of all sizes and budgets at all phases of life. Adore Me is transforming the way customers shop with a home try-on commerce service, a series of innovation-driven products and a mission of making sustainable shopping accessible to all.

Timeline

On August 2, 2021, VS&Co was spun-off from its former parent company, L Brands, Inc. (“L Brands”), and has since operated as an independent, standalone public company. VS&Co common stock began trading on the New York Stock Exchange (“NYSE”) under the ticker symbol “VSCO” on August 3, 2021.

Although VS&Co and L Brands currently operate as separate companies, the rules and regulations of the SEC and the NYSE require that we provide certain information, including compensation information for our named executive officers, for the period of time prior to the spin-off. We have sought to clearly indicate throughout this Proxy Statement what information relates to VS&Co prior to the spin-off, when it was operating as a subsidiary of L Brands, and what information relates to VS&Co following the

VS&Co | 2025 PROXY STATEMENT	3

PROXY SUMMARY

spin-off. Concurrently with the spin-off, L Brands changed its name from “L Brands, Inc.” to “Bath & Body Works, Inc.” For the sake of consistency, we refer to our former parent company and its successor Bath & Body Works, Inc. as “L Brands” throughout this Proxy Statement.

On August 14, 2024, Hillary Super, a seasoned executive and proven merchant operator, was appointed Chief Executive Officer (“CEO”) of VS&Co. Ms. Super brings nearly three decades of retail merchant expertise and a successful track record leading brands at the highest level. On January 29, 2025, Scott Sekella joined VS&Co as Chief Financial Officer. Mr. Sekella has extensive and diverse retail experience identifying and accelerating strategies that strengthen performance and enhance profitability.

2024 Financial Performance

Since we became an independent public company in 2021, we have undertaken a transformation focused on strengthening the foundation of the business and establishing an operationally sound organization. We made progress in 2024 in several areas, including deepening customer loyalty and strengthening engagement with our brands globally with the continued rollout of our loyalty program and the return of the VS Fashion Show, along with continued focus on disciplined expense management and the modernization of our operating model. While the macroeconomic environment put pressure on the consumer and the overall intimates market in North America throughout the year, we focused on what was within our control and delivering on multiple initiatives, such as enhancements in our digital business to elevate the customer experience, product improvements and launches to enhance the Victoria’s Secret brand and a reimagined merchandise strategy to revitalize our PINK brand. As a result, we achieved the following results during fiscal 2024:

$6.230B NET SALES Increase of 1% compared to 2023	$310M OPERATING INCOME Operating income rate: 5.0%(1)	$373M ADJUSTED OPERATING INCOME Adjusted operating income rate: 6.0%, compared to $327M and 5.3% in 2023 (2)

$2.05 NET INCOME per diluted share compared to $1.39 in 2023	$286M ADJUSTED FREE CASH FLOW(3)	$0M OUTSTANDING ABL BALANCE compared to $145M end of 2023

(1) Operating income rate, expressed as a percentage of net sales, is a non-GAAP financial measure. A reconciliation of operating income rate to the most directly comparable GAAP financial measure can be found in Appendix A.

(2) Adjusted operating income is a non-GAAP financial measure. A reconciliation of adjusted operating income to the most directly comparable GAAP financial measure can be found in Appendix A.

(3) Free cash flow is defined as net cash provided by operating activities less capital expenditures. Adjusted free cash flow removes certain cash payments related to the Adore Me acquisition that are contingent upon the achievement of specified strategic objectives as defined in the merger agreement between VS&Co and Adore Me. A reconciliation of adjusted free cash flow to the most directly comparable GAAP financial measure can be found in Appendix A.

Looking ahead, we will lean into our core strengths and look to unlock new opportunities and drive value by supercharging our brands and putting the best of who we are back at the center of how we work. Our strategies will be focused on accelerating growth, differentiating our brands and reinforcing our authority in the market.

4	VS&Co | 2025 PROXY STATEMENT

PROXY SUMMARY

Corporate Governance Highlights

We are committed to strong and effective corporate governance, an attribute we consider critical to achieving long-term value for our stockholders. Key aspects of our corporate governance framework include:

•	Annual election of all directors

•	Majority voting standard for uncontested director elections

•	Strong focus on Board independence:

∎	Independent Chair of the Board

∎	All directors are independent except our CEO

∎	All Board committee members are independent

∎	Board meetings almost always include executive sessions where independent directors meet without management or non-independent directors present

•	Highly talented, engaged and diverse Board:

∎	89% of directors have experience as a chief executive officer, chief financial officer, or other executive officer

∎	89% of directors are women, leveraging a genuine understanding of our predominately female customer base
∎	96% director attendance at all Board meetings held in fiscal 2024

•	Robust stockholder engagement practices

•	Proxy access rights for stockholders

•	Robust Board oversight and commitment to:

∎	Long-term strategic growth plan

∎	Financial planning and stewardship

∎	Ethics and compliance

∎	Sustainability and social responsibility

∎	Corporate governance

•	Policies prohibiting pledging, hedging and monetization transactions of VS&Co common stock

Environmental and Social Sustainability Highlights

Our environmental, social and governance (“ESG”) strategy reflects our commitment to continuously raising the bar—improving the way we do business to deliver quality products that customers love and trust. At the foundation of this work is our unwavering focus on women—our customers, associates, and supply chain partners.

These efforts are intended to strengthen the resilience of our operations, protect the resources our business depends on, and meet the expectations of our stakeholders. We continue to make meaningful progress by:

•	Assessing ESG materiality: Ensuring our efforts remain focused on the ESG topics most critical to our business

•	Advancing traceability: Enhancing supply chain visibility to track material origins, mitigate supply chain disruptions and identify cost efficiencies

•	Strengthening supplier partnerships: Partnering closely with suppliers to uphold manufacturing standards, drive continuous improvement, and build long-term operational stability
•	Partnering with our suppliers to help ensure compliance with our Supplier Code of Conduct and environmental policies, including chemical use and wastewater management

•	Addressing climate and human rights-related risk: Building resiliency for the communities we operate in to safeguard business operations and brand integrity

These efforts, along with ongoing engagement with our stakeholders, support our long-term business success while reinforcing the trust and credibility we’ve built across our global value chain.

VS&Co | 2025 PROXY STATEMENT	5

PROXY SUMMARY

Human Capital Highlights

At VS&Co, our strength lies in our people and we are dedicated to building and maintaining a high-performance, customer-centric culture. At the heart of this culture is belonging—creating an environment where every associate feels valued, respected, and supported. By championing shared success, investing in talent, and fostering an inclusive workplace, we can unlock the full potential of our teams to drive innovation, build stronger relationships with customers, and contribute to business success. Key aspects of our human capital management are highlighted below:

•	Providing learning, development, and career growth opportunities to help associates succeed and thrive

•	Creating an environment where all associates feel respected and supported

•	Offering equitable wages and quality benefits
•	Upholding workplace safety standards to protect our associates, customers, and vendors

•	Embedding ethical practices in all aspects of our business, including engagement and representation in our brand storytelling

Executive Compensation Highlights

Our executive compensation programs are designed to align the pay for our executives with VS&Co performance in both the short- and long-term. The Human Capital and Compensation Committee (“HCCC”) oversees our executive compensation program. The HCCC partners closely with its independent compensation consultant and company leadership to design a program that drives performance, ties executive pay to performance outcomes, and aligns with the compensation practices our peers utilize for their most senior leadership.

Our executive compensation program:

•	Is grounded in a compensation philosophy aligning executive pay with the interests of our stockholders

•	Balances internal and external measures of performance as demonstrated by our performance share unit (“PSU”) long-term incentive program, which uses both internal goals related to operating income, including stretch financial goals, and relative total shareholder return, both over a three-year measurement period

•	Encourages executive stock ownership through stock ownership guidelines for our CEO and executive officers

•	Assesses compensation levels based on an appropriate peer group within our industry
•	Ties the short-term incentive plan for executive vice presidents and above with our stated goal of being a growth company through the use of operating income and revenue as our performance metrics

•	Focuses the leadership team on initiatives that are designed to unlock longer-term potential at VS&Co but may not show up in short-term financial performance. For 2024, this supplemental scorecard drove achievement of goals around expanding sales through our loyalty program, shortening product lead times, and building infrastructure for the go-forward business

•	Recoups performance-based compensation for certain misconduct through our stringent Clawback Policy

We remain committed to clear, transparent executive compensation programs that drive company performance and ensure that the interests of our executives are aligned with those of our stockholders.

6	VS&Co | 2025 PROXY STATEMENT

PROPOSAL ONE: ELECTION OF DIRECTORS

Proposal One:

ELECTION OF DIRECTORS

The VS&Co Board is currently comprised of nine directors. The size of the Board will be increased to ten directors upon the election of all nominees presented in this Proxy Statement. Each director is elected annually by our stockholders to serve a one-year term expiring at the next annual meeting of stockholders. At the 2025 Annual Meeting, stockholders will be asked to elect ten directors who will serve on our Board until the 2026 annual meeting of stockholders and their respective successors are duly elected and qualified, or until their earlier resignation, removal or death. Other than David McCreight, who is a new director nominee, all of the nominees for election as director at the 2025 Annual Meeting are incumbent directors who currently serve on our Board.

Our Board is comprised of individuals with diverse and complementary business experience, leadership prowess, and financial expertise. Each of our director nominees possesses industry-leading skills that support our long-term growth strategy, including expertise in retail, international business development, brand transformation, supply chain logistics, e-commerce, and consumer marketing. Together, our directors’ complementary experience and expertise create an engaged and effective Board that exercises independent oversight of our material risks and long-term strategy. Through their unique backgrounds, skills, and qualifications, each of our director nominees brings a wealth of knowledge, experience, expertise, and energy to our Board.

The Board believes that each of our nominees is highly qualified to serve as a director. Each nominee’s background, skills, experience, and other qualifications are described below. The Nominating and Governance Committee has recommended, and the Board has nominated, each of the individuals listed below as nominees for election at the 2025 Annual Meeting. Each nominee has consented to be named as a nominee and stand for election at the 2025 Annual Meeting. We know of no reason why any nominee would be unable or unwilling to serve as director, but in that event our Board, based on the recommendation of the Nominating and Governance Committee, may either reduce the number of directors or designate a substitute nominee. If a substitute nominee is designated, the persons named in the enclosed proxy will vote all proxies that would otherwise be voted for the named nominee for the election of such substitute nominee.

Pursuant to our Second Amended and Restated Bylaws (the “Bylaws”), in an uncontested election, each director is elected by the affirmative vote of the holders of a majority of the votes cast with respect to that director’s election. Each nominee must receive more votes cast “for” his or her election than “against” his or her election. If you are a beneficial owner of VS&Co common stock, your broker is not permitted to vote your shares on the election of directors if no instructions are received from you (this is commonly referred to as a “broker non-vote”). Abstentions and broker non-votes will not count as a vote cast and, therefore, will have no effect on the outcome of the election of directors. Cumulative voting is not permitted.

If a director does not receive more votes cast “for” his or her election than “against” his or her election, such director’s resignation will be tendered to the Board. The Nominating and Governance Committee will make a recommendation to the Board regarding whether to accept or decline the resignation, taking into account the best interests of VS&Co and its stockholders and considering any factors or other information that the Nominating and Governance Committee believes is appropriate and relevant. The Board will make its decision regarding the resignation at its next regularly scheduled Board meeting following certification of the election results. A director whose resignation is under consideration must abstain from participating in any decision regarding his or her resignation. As a requirement for any person to serve as director, he or she must submit an irrevocable resignation that becomes effective upon (i) that person not receiving a majority of the votes cast in an uncontested election and (ii) acceptance by the Board of that resignation in accordance with any policies and procedures adopted by the Board for that purpose.

The Board unanimously recommends a vote “FOR” each of the following nominees for election as director.

VS&Co | 2025 PROXY STATEMENT	7

PROPOSAL ONE: ELECTION OF DIRECTORS

Director Nominees

Donna James

President and Chief Executive Officer, Lardon & Associates LLC

Chair of the Board Independent Age: 67 Director Since: 2021 Board Committees • Audit • Nominating and Governance

Public Company Directorships

• American Electric Power (NASDAQ: AEP), a public utility holding company,
2022 – present*

• The Hartford Financial Services Group (NYSE: HIG), an investment and insurance company, 2021 – present

• Boston Scientific Corporation, a global developer, manufacturer and marketer of medical devices, 2015 – 2023

• Marathon Petroleum Corporation, an integrated downstream energy company,
2011 – 2018

• Time Warner Cable Inc., a provider of video, data and voice services, 2009 – 2016

• CNO Financial Group, a holding company of insurance companies, 2007 – 2011

• Coca-Cola Enterprises, Inc., a multinational nonalcoholic beverages manufacturer and distributor, 2005 – 2012

• L Brands, Inc., the former parent company of VS&Co, 2003 – 2021

*Donna will not stand for reelection as a director of American Electric Power at the company’s 2025 annual meeting of shareholders.

Professional Experience

• President and Chief Executive Officer, Lardon & Associates LLC, a business and executive advisory services firm, 2006 – present

• Chairman, Financial Settlement Services Agency, Inc., 2005 – 2006

• President, Nationwide Strategic Investments, a division of Nationwide Mutual Insurance Company, 2003 – 2006

• Chairman and Manager, Nationwide Strategic Investment Fund, LLC, 2003 – 2006

• Executive Vice President and Chief Administrative Officer, Nationwide Mutual Insurance Company and Nationwide Financial Services, 2000 – 2003

Key Skills and Qualifications

• Strategic Planning

• Risk Management

• Business Operations

• Public Company Finance

• Human Capital Management

• Corporate Governance

What does Donna James bring to the VS&Co Board?

Donna is a seasoned veteran of public company boardrooms, having served as a director at ten public companies over the past two decades. Donna’s financial expertise and leadership experience as an executive and public company director, coupled with her deep understanding of VS&Co, its history, and the industry in which it operates, equip her with the wisdom and skills to effectively lead the VS&Co Board.

Donna is not afraid to ask tough questions and challenge management’s strategies and assumptions. She engages regularly with the investor community and is a valued sounding board for the CEO and other members of the executive leadership team.

8	VS&Co | 2025 PROXY STATEMENT

PROPOSAL ONE: ELECTION OF DIRECTORS

Irene Chang Britt

Former President and Divisional Chief Executive Officer, Pepperidge Farm

Independent Age: 62 Director Since: 2021 Board Committees • Audit • Chair of Human Capital and Compensation

Public Company Directorships

•  IDEXX Laboratories, Inc. (NASDAQ: IDXX), a veterinary animal health care innovator, 2023 – present

•  First Watch Restaurant Group, Inc. (NASDAQ: FWRG), daytime dining restaurants,
2023 – present

•  Brighthouse Financial, Inc., a leading provider of annuities and life insurance, 2017 – 2023

•  TerraVia Holdings, Inc., a food, nutrition and specialty ingredient company, 2016 – 2018

•  Tailored Brands Inc., formerly Men’s Warehouse, Inc., 2015 – 2020

•  Dunkin’ Brand Group Inc., a leading franchisor of quick service restaurants, 2014 – 2020

•  Sunoco, a fuel distribution company, 2011 – 2012

Professional Experience

•  Chief Executive Officer, ICB Enterprises LLC, a consulting firm, 2015 – present

•  President and Divisional Chief Executive Officer, Pepperidge Farm, a Campbell Soup Company brand, 2012 – 2015

•  Senior Vice President of Global Baking and Snacking, Campbell Soup Company,
2012 –2015

Key Skills and Qualifications

• Brand Transformation

• Strategic Planning

• Risk Management

• Executive Compensation

• Consumer Marketing

• Public Relations

What does Irene Chang Britt bring to the VS&Co Board?

Irene has a broad range of experience and skills pertinent to global business operations, especially within the retail industry, gained from her numerous leadership positions and public directorships, including at sector-leading consumer companies. Irene led Campbell’s second largest global reportable segment, with net sales exceeding $2.4 billion annually during her tenure. She has deep experience in business transformation and is an expert in human capital management, branding, and marketing.

Irene is a thoughtful and strategic leader of the Human Capital and Compensation Committee. As Chair of the committee, Irene leads the critical work of overseeing VS&Co’s executive compensation program and succession planning for the executive management team. She guided the development of VS&Co’s inaugural executive compensation program and is constantly exploring ways to more effectively motivate executives and integrate their interests with those of our stockholders.

VS&Co | 2025 PROXY STATEMENT	9

PROPOSAL ONE: ELECTION OF DIRECTORS

Sarah Davis

Former President, Loblaw Companies Limited

Independent Age: 57 Director Since: 2021 Board Committees • Chair of Audit • Nominating and Governance

Public Company Directorships

• Amdocs (NASDAQ: DOX), a leading software and digital services provider, 2021 – present

• Pet Valu (TSX: PET), a Canadian retailer of pet food and related supplies, 2021 – present

• AGF Investments, an investment management firm, 2014 – 2022

Professional Experience

• President, Loblaw Companies Limited, a grocery, pharmacy and beauty retailer,
2017 – 2021

• Chief Administrative Officer, Loblaw Companies Limited, 2014 – 2017

• Chief Financial Officer, Loblaw Companies Limited, 2010 – 2014

Key Skills and Qualifications

• Public Company Finance

• Strategic Planning

• Risk Management

• Operations

• Mergers and Acquisitions

• Women’s Advocacy

What does Sarah Davis bring to the VS&Co Board?

A seasoned public company executive and director, Sarah served as Chief Financial Officer, Chief Administrative Officer, and President of Loblaw Companies Limited, one of Canada’s largest omni-channel retailers of grocery, pharmacy, and beauty products. At Loblaw, Sarah had a broad portfolio of responsibilities including corporate strategy, supply chain, information technology, real estate, and human resources. When Sarah retired from the company in 2021, the Loblaw loyalty program had 16 million members, almost one for every household in Canada.

Sarah brings value to the VS&Co Board through her corporate finance expertise and public company board experience. Her knowledge as an accountant and experience in various executive leadership roles are critical to leading the strategic and oversight functions of the Audit Committee.

10	VS&Co | 2025 PROXY STATEMENT

PROPOSAL ONE: ELECTION OF DIRECTORS

Independent Age: 59 Director Since: 2021 Board Committees • Human Capital and Compensation • Nominating and Governance

Public Company Directorships

• MediaCo Holding Inc. (NASDAQ: MDIA), a multimedia company focused on radio and digital advertising, premium programming and events, 2024 – present

• Isos Acquisition Corporation, a special purpose acquisition company, 2021

Professional Experience

• Founder and Chief Executive Officer, New Majority Ready, a marketing and strategy consulting firm, 2019 – present

• Interim Chief Executive Officer, MediaCo Holding Inc., 2024

• President, Combate Américas, a Hispanic sports franchise, 2017 – 2020

• Chief Marketing Officer, NBCUniversal Hispanic Enterprises, 2014 – 2017

• Chief Operating Officer, NBCUniversal Telemundo Enterprises, 2008 – 2014

Key Skills and Qualifications

• Consumer Marketing

• Data Analytics

• Business Operations

• Strategic Planning

• AI Ethics

• Brand Transformation

• Digital and Social Media Marketing

What does Jacqueline Hernández bring to the VS&Co Board?

Jacqueline brings business and cultural fluency in many of VS&Co’s key markets, notably U.S. Hispanic and North America. As VS&Co develops and executes on its go-to-market strategy through the lens of a product-led entertainment brand, the Board and management team benefit greatly from Jacqueline’s insights and experience in brand transformation and multimedia marketing.

When it comes to multicultural and youth consumer marketing, Jacqueline is an expert. Her business leadership experience makes her a trustworthy authority on long-term and short-term strategic planning, brand transformation, and consumer insights.

VS&Co | 2025 PROXY STATEMENT	11

PROPOSAL ONE: ELECTION OF DIRECTORS

Rod Little

Chief Executive Officer, Edgewell Personal Care

Independent Age: 55 Director Since: 2023 Board Committees • Human Capital and Compensation

Public Company Directorships

• Edgewell Personal Care Company (NYSE: EPC), a multinational consumer products company, 2019 – present

Professional Experience

• Chief Executive Officer, Edgewell Personal Care Company, 2019 – present

• Chief Financial Officer, Edgewell Personal Care Company, 2018 – 2019

• Chief Financial Officer, HSN, Inc., formerly known as the Home Shopping Network, 2017

• Chief Financial Officer, Elizabeth Arden, a makeup, skincare, and perfume company,
2014 – 2016

• Global Finance Director, Procter & Gamble, a global consumer goods company,
2009 – 2014

Key Skills and Qualifications

• Strategic Planning

• Mergers and Acquisitions

• Public Company Finance

• E-Commerce and Digital Operations

• Beauty Merchandise

• International Retail Operations

• Sustainability

What does Rod Little bring to the VS&Co Board?

Rod brings more than 20 years of experience in the global consumer goods industry, significant public company leadership and finance experience, and a strong track record of driving results. As Chief Executive Officer of Edgewell Personal Care Company, one of the world’s largest manufacturers and marketers of personal care products in the wet shave, sun and skin care, and feminine care categories, Rod accelerated growth and margin expansion of a highly profitable business. Before beginning his career in the consumer goods industry, Rod served as an officer in the United States Air Force for five years.

As the CEO of a multinational, publicly traded consumer products company with decades of experience in the industry, Rod’s guidance strengthens our ability to unlock long-term stockholder value through informed oversight of our strategic initiatives.

12	VS&Co | 2025 PROXY STATEMENT

PROPOSAL ONE: ELECTION OF DIRECTORS

Independent Age: 62 New Director Nominee

Public Company Directorships

• CarMax, Inc. (NYSE: KMX), an automotive retail and finance company, 2018 – present

• Lulu’s Fashion Lounge, Inc., an apparel retailer, 2021 – 2024

• Wolverine World Wide, Inc., a footwear manufacturer, 2019 – 2023

Professional Experience

• Chief Executive Officer, Lulu’s Fashion Lounge, Inc., 2021 – 2023

• President, URBN, Inc., a portfolio of global consumer brands including Anthropologie, Urban Outfitters and Free People, 2016 – 2018

• Chief Executive Officer, Anthropologie Group, an apparel retailer, 2011 – 2018

• President, Under Armour, Inc., a distributor of branded athletic performance apparel and footwear, 2008 – 2010

• President, Lands’ End, Inc., a digital retailer of solution-based apparel, accessories and home products, 2005 – 2008

Key Skills and Qualifications

• Brand Transformation

• Strategic Planning

• Consumer Marketing

• E-Commerce and Digital Operations

• Retail Store Operations

• Women’s Merchandise

What would David McCreight bring to the VS&Co Board?

David has over twenty years of executive leadership experience leading prominent retail brands in highly competitive and fast-evolving marketplaces. He is an expert in omni-channel retail strategy and brand transformation, especially within the women’s apparel and accessories industry. David served as Chief Executive Officer of Lulu’s Fashion Lounge, Inc., a digitally-native fashion brand, and as President of URBN, Inc., a multi-billion dollar, multi-brand, multi-channel retailer. David also served as Chief Executive Officer of Anthropologie, where he led the company’s transformation from a store-centric brand to a best-in-class omni-channel platform while enhancing the brand experience.

David’s deep retail experience and expertise would bring significant value to the VS&Co Board, especially as the Board oversees the refinement and execution of our long-term strategic growth plan.

VS&Co | 2025 PROXY STATEMENT	13

PROPOSAL ONE: ELECTION OF DIRECTORS

Mariam Naficy

Founder and Executive Chairman, Minted

Independent Age: 54 Director Since: 2022 Board Committees • Nominating and Governance

Public Company Directorships

• Yelp, Inc., a broad-based local advertising platform, 2014 – 2020

Professional Experience

• Chief Executive Officer and Founder, Arcade.ai, an artificial intelligence product creation platform, 2022 – present

• Managing Partner, Heretic Ventures, a venture incubator that launches and funds online consumer businesses that capitalize on new technology, 2021 – present

• Executive Chairman and Founder, Minted, an online marketplace for creative and custom goods,
2022 – present

• Co-Chief Executive Officer, Minted, 2021 – 2022

• Chief Executive Officer, Minted, 2007 – 2021

• Vice President and General Manager, The Body Shop International plc, a global cosmetics retailer, 2003 – 2007

Key Skills and Qualifications

• E-Commerce and Digital Operations

• Women’s and Beauty Merchandise

• Consumer Marketing

• Strategic Planning

• Mergers and Acquisitions

What does Mariam Naficy bring to the VS&Co Board?

Mariam is an experienced CEO and successful entrepreneur known for seeing around corners and pioneering both e-commerce and online creative communities. She founded Heretic Ventures, an incubator for companies at the intersection of culture, commerce, and creators; Minted, one of the most successful community-based e-commerce companies in the world; and Eve.com, a first-of-its-kind cosmetic e-commerce site. Mariam brings to the Board deep expertise in digital and direct-to-consumer retailing, modern media marketing, and mergers and acquisition transactions.

Mariam is a pioneer of capitalizing on opportunities within the digital retail space. She has been a key partner in overseeing acquisitions, including the acquisition of Adore Me, VS&Co’s technology-led, digitally native intimates brand, and the realization of synergies and other benefits from that acquisition.

14	VS&Co | 2025 PROXY STATEMENT

PROPOSAL ONE: ELECTION OF DIRECTORS

Lauren Peters

Former Chief Financial Officer, Foot Locker, Inc.

Independent Age: 63 Director Since: 2021 Board Committees • Human Capital and Compensation • Audit

Public Company Directorships

•  Allegion plc (NYSE: ALLE), a leading global security products and solutions provider, 2021 – present

•  La-Z-Boy, Inc. (NYSE: LZB), a vertically integrated residential furniture retailer and manufacturer, 2016 – present

Professional Experience

•  Chief Financial Officer, Foot Locker, Inc., a global multi-channel specialty retailer of footwear and apparel, 2011 – 2021

•  Senior Vice President, Strategic Planning, Foot Locker, Inc., 2002 – 2011

Key Skills and Qualifications

• Public Company Finance

• Women’s and Youth Merchandise

• Omni-Channel Operations

• Cybersecurity Oversight

• Strategic Planning

• Investor Relations

• Real Estate Strategy

What does Lauren Peters bring to the VS&Co Board?

Lauren is a seasoned finance executive and Certified Public Accountant with over 30 years of financial experience. During her executive career at Foot Locker, Lauren led development of the strategic planning process, digital transformation, and several acquisitions and divestitures. Her leadership experience with consumer focused, omni-channel, global retailers, together with her financial and strategic planning expertise and public company board experience, make her an asset to the VS&Co Board.

Lauren’s accomplishments as Chief Financial Officer of Foot Locker are evident in the way she provides strategic counsel and guidance to the VS&Co Board and Audit Committee. Lauren knows what it takes to be successful in the competitive specialty retail environment.

VS&Co | 2025 PROXY STATEMENT	15

PROPOSAL ONE: ELECTION OF DIRECTORS

Independent Age: 68 Director Since: 2021 Board Committees • Chair of Nominating and Governance • Human Capital and Compensation

Public Company Directorships

•  Janus Henderson Group PLC (NYSE: JHG), a global active asset manager,
2022 – present

•  Cohn Robbins Holding Company, a special purpose acquisition company, 2020 – 2022

•  L Brands, Inc., the former parent company of VS&Co, 2019 – 2021

Professional Experience

•  Senior Advisor, PJT Partners, a global advisory-focused investment bank, 2018 – present

•  Founder, Investor Stewardship Group, a collective of institutional investors that introduced a framework for principles-based corporate governance, 2017

•  Chair of Investor Advisory Committee, Securities and Exchange Commission,
2012 – 2020

•  Director of Corporate Governance, The California State Teachers’ Retirement System (CalSTRS), 2008 – 2018

•  Chief Deputy Director for Policy, California Department of Finance, 2004 – 2008

Key Skills and Qualifications

• Corporate Governance

• Investor Relations

• Sustainability

• Human Capital Management

• Executive Compensation

• Legal and Regulatory Compliance

What does Anne Sheehan bring to the VS&Co Board?

Anne is a renowned governance expert, having served as Chair of the SEC’s Investor Advisory Committee for eight years and as Director of Corporate Governance at CalSTRS, one of the largest pension funds in the United States, for ten years. In these and other roles, Anne was a leader in navigating complex legislative, regulatory, and shareholder relations affairs. Anne is a founder of the Investor Stewardship Group and serves on the advisory boards of the Weinberg Center for Corporate Governance at the University of Delaware and the Rock Center for Corporate Governance at Stanford Law School. Anne utilizes her deep knowledge, understanding of investor perspectives, and experience in all aspects of corporate governance to lead the Nominating and Governance Committee and provide valuable insight to the Board.

Anne has seen it all when it comes to corporate governance and investor relations. She is a trusted leader in this space and knows the players, options, risks and opportunities.

16	VS&Co | 2025 PROXY STATEMENT

PROPOSAL ONE: ELECTION OF DIRECTORS

Hillary Super

Chief Executive Officer, Victoria's Secret & Co.

Age: 52 Director Since: 2024

Professional Experience

• Chief Executive Officer, Victoria’s Secret & Co., 2024 – present

• Chief Executive Officer, Savage X Fenty, intimates retailer, 2023 – 2024

• Chief Executive Officer, Anthropologie Group, an apparel retailer and Urban Outfitters, Inc. brand, 2020 – 2021

• Global President, Anthropologie Group, 2019 – 2020

• Co-President, Anthropologie Group, 2018 – 2019

• President of Women Apparel, Accessories, Beauty and Bridal, Anthropologie Group, 2017 – 2018

Key Skills and Qualifications

• Women’s, Beauty and Luxury Merchandise

• Retail Store Operations

• E-Commerce and Digital Operations

• Consumer Marketing

• Brand Transformation

• Strategic Planning

What does Hillary Super bring to the VS&Co Board?

Hillary brings nearly three decades of retail merchant experience and leadership experience with omni-channel brands spanning intimates, apparel, accessories, beauty and home. She served as CEO and a board member of intimates and accessories brand Savage X Fenty and Global CEO of Anthropologie Group, a global lifestyle brand specializing in apparel, accessories, intimates and decor. During her tenure at Anthropologie, she led the turnaround of the Women’s Apparel and Accessories business. Before joining Anthropologie Group, Hillary held a variety of merchandising and operator roles at retailers including Guess?, American Eagle Outfitters, Gap, and Ann Taylor.

Hillary leads the VS&Co executive management team in developing and executing our long-term strategic growth plan. She is a trusted and deliberate leader with deep experience in the women’s apparel and accessories industry.

VS&Co | 2025 PROXY STATEMENT	17

CORPORATE GOVERNANCE

CORPORATE GOVERNANCE

We are committed to strong and effective corporate governance, an attribute we consider critical to achieving long-term value for our stockholders.

Role of the Board

The Board of Directors is ultimately responsible for overseeing the management of VS&Co. The executive management team is responsible for the day-to-day business and operations of VS&Co. The Board works with the management team to guide VS&Co’s long-term strategy and overall vision and direction. The Board is responsible for making certain key decisions about financial planning, significant capital expenditures, executive compensation structure and philosophy, the composition of the Board and executive management team, material acquisitions, and other high-priority matters. The Board is also involved in stockholder and community relations, ethical and legal compliance, and enterprise risk management. Many of these roles are performed through the Board’s three standing committees: the Audit Committee, the Human Capital and Compensation Committee, and the Nominating and Governance Committee. See “Board Committees” below for additional detail on the roles of each committee.

Board Leadership Structure

The Board is led by an independent Chair who presides over each Board meeting, including executive sessions where the independent directors meet separately without management or non-independent directors present. Donna James, the current independent Chair of our Board, provides strong, thoughtful and independent leadership for the Board and serves as a liaison between the Board and executive management team. Donna brings vast knowledge and experience about VS&Co to her role, having served on the board of directors of L Brands, our former parent company, since 2003. As Chair of the Board, she represents the Board in communications with stockholders and other stakeholders, provides instruction on which topics and issues deserve the Board’s attention and consideration, and meets regularly with the CEO to provide guidance on emerging risks and opportunities and other matters that arise between Board meetings.

VS&Co’s Corporate Governance Guidelines require that the CEO and Chair of the Board roles remain separate. The Chair of the Board must be an independent director who is elected annually by majority vote of the independent directors. We believe the separation of the roles of Chair and CEO is ideal given our strategic and operational priorities. This structure allows the CEO to focus on execution of VS&Co’s business, operations, and strategy, with the benefit of the independent Chair’s unique experience, perspective, and vision. Given the current strategic direction and ownership and leadership structure of the Company, the Board is not currently contemplating an amendment to our Corporate Governance Guidelines to permit the roles of CEO and Chair to be filled by the same person. Such a change would be carefully considered by the Board in light of the best interests of our stockholders, and we would notify stockholders if that change should occur.

On an annual basis, the Board selects a Chair to lead each Board committee. Sarah Davis is the current Chair of the Audit Committee; Irene Chang Britt is the current Chair of the Human Capital and Compensation Committee; and Anne Sheehan is the current Chair of the Nominating and Governance Committee. Each Board committee provides a report of its affairs to the full Board on a quarterly basis.

For more information on our Board structure and operations, please see our Corporate Governance Guidelines, available on the Investors section of our website, www.victoriassecretandco.com, under Corporate Governance, Governance Materials.

Board Oversight of Risk Management

The Board is responsible for oversight of enterprise risk management, with a focus on the most significant risks we face, including strategic, competitive, economic, operational, financial, legal, regulatory, cybersecurity, compliance, and reputational risks. The Board regularly receives reports regarding these risks from the CEO, Chief Financial Officer, Chief Legal and Chief Human

18	VS&Co | 2025 PROXY STATEMENT

CORPORATE GOVERNANCE

Resources Officer, Chief Ethics and Compliance Officer, Head of Internal Audit, and other members of the executive management team, as well as additional updates on an as-needed basis. In addition, the Board consults outside advisors who provide training, help the Board anticipate future threats and trends, and answer Company-specific questions on key areas of risk. Directors are also encouraged to obtain continuing education on risk management to further develop their expertise.

Management has implemented a holistic and integrated approach to enterprise risk management that includes (i) identifying, monitoring and assessing risks, (ii) developing and implementing strategic plans and processes to mitigate those risks, and (iii) reporting risk information throughout the organization. The Board oversees the enterprise risk management program and assists management in assessing major risks and evaluating options for their mitigation. Risks with higher levels of priority and urgency draw more of the Board’s time and attention. Ultimately, it is the responsibility of the CEO and our senior management team to determine the appropriate level of exposure to risk with oversight and guidance from the Board.

The Board has delegated oversight of certain risk areas to the standing Board committees. The committees regularly report to the full Board regarding their risk oversight responsibilities.

•	Audit Committee

∎	Regularly reviews our policies and practices with respect to enterprise risk assessment and management

∎	Oversees management and mitigation of our major financial risk exposures

∎	Regularly reviews our policies and practices with respect to cybersecurity, data security, use of artifical intelligence, and other related technology risks

∎	Regularly reviews our anti-fraud programs and controls
∎	Works with management and our independent auditors to oversee assessment and mitigation of significant legal, regulatory, and ethical compliance risks

•	Human Capital and Compensation Committee

∎	Oversees management and mitigation of risks related to human capital management and risks arising from our compensation policies and practices

•	Nominating and Governance Committee

∎	Oversees management and mitigation of risks related to our corporate governance, sustainability, and social responsibility programs

Board Oversight of Cybersecurity

Cybersecurity is a key priority within the Company’s enterprise risk management program. The Board oversees the systems and processes in place to securely receive, transmit, and store confidential information about VS&Co, our associates and our customers in order to protect against, detect, and respond to cybersecurity threats and incidents. The Audit Committee has been delegated primary responsibility for the Board’s oversight of cybersecurity and related risks. The Audit Committee receives reports from the Chief Information Security Officer and other members of management on the effectiveness of our cybersecurity program and related information security matters on a semi-annual basis, with additional updates as needed. The Audit Committee reports to the Board on cybersecurity risk oversight at least annually.

As part of our cybersecurity risk management program, we have developed a cyber incident response plan that sets forth controls and procedures for prompt reporting and remediation of any material cybersecurity incident. We also utilize independent third-party assessors to periodically assess our cybersecurity program and suggest opportunities for improvement. Associates who have access to confidential information receive training on cybersecurity at least annually, and we maintain a cybersecurity and information security risk insurance policy. Since becoming an independent company in 2021, VS&Co has not experienced a material cybersecurity or information security breach. For additional information on our cybersecurity risk management program, please see “Item 1C. Cybersecurity” in our 2024 Annual Report.

Board Oversight of ESG

The Board considers the identification and management of ESG risks and opportunities to be critical to the success of our long-term business strategy. Accordingly, the Board reviews ESG risks and opportunities at least annually. In addition, the Nominating

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and Governance Committee maintains direct oversight of VS&Co’s actions in furtherance of our corporate social responsibility, ESG and philanthropic initiatives, including the impact of our operations on associates, citizens and communities. The Nominating and Governance Committee periodically reviews our programs, policies and strategies relating to corporate social responsibility, including environmental, sustainability, climate change, social issues involving supply chain, and philanthropic initiatives. The Nominating and Governance Committee also oversees our ESG reporting program, through which we communicate our position and progress on ESG initiatives to our stockholders, customers, and other stakeholders. On a biannual basis, the Nominating and Governance Committee receives reports from management in order to monitor progress in these areas and report to the full Board.

Board Composition

The Board is currently comprised of nine directors. The Board will increase in size to ten directors upon the election of the nominees presented in this Proxy Statement. Each director is elected annually by our stockholders to serve a one-year term expiring at the next annual meeting of stockholders.

Director Independence

The Board has determined that each of Irene Chang Britt, Sarah Davis, Jacqueline Hernández, Donna James, Rod Little, Mariam Naficy, Lauren Peters, and Anne Sheehan is independent under the listing standards of the NYSE and applicable SEC rules. In addition, the Board has determined that David McCreight, a new director nominee, will be an independent director if he is elected to the Board at the 2025 Annual Meeting. All of our directors who served during fiscal 2024 other than Martin Waters, our former CEO, and Hillary Super, our current CEO, were determined by the Board to be independent. Mr. Waters was not independent because he was an executive officer of VS&Co when he served as a director. Likewise, Ms. Super is not independent because she currently serves as an executive officer of VS&Co. Aside from Ms. Super’s employment and compensation agreements, none of our current directors or our new director nominee are party to any related person transaction as defined by our Related Person Transaction Policy.

OF DIRECTORS ARE INDEPENDENT

Our Corporate Governance Guidelines require that a majority of our directors, as well as each member of the Audit Committee, the Human Capital and Compensation Committee, and the Nominating and Governance Committee, are independent, as determined by the Board pursuant to the listing standards of the NYSE and any other applicable laws, rules and regulations. In determining the independence of our directors, the Board considers all relevant facts and circumstances, including the relationships that each director has with VS&Co, including, but not limited to, any commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships. This determination is made annually.

The Board also determined that each member of the Audit Committee satisfies the heightened independence standards for audit committee members under applicable SEC rules and considered the additional factors under applicable SEC rules for independence of compensation committee members before determining that each member of the Human Capital and Compensation Committee is independent.

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Director Nominee Selection

The Nominating and Governance Committee is responsible for developing the criteria for the selection of nominees for director and recommends to the Board candidates for nomination at the annual meeting of stockholders or to fill any vacancy on the Board. The Board is responsible for the final selection of director nominees.

The Nominating and Governance Committee oversees searches for and identifies qualified individuals for Board membership taking into consideration candidates’ independence, judgment, ethics and integrity, experience, and skills. Each year, the Nominating and Governance Committee undergoes a comprehensive process that leads to the determination of the director nominees. This process includes:

•	Examining the composition of the Board and its committees in light of the current needs of the Board, the Company, and each of the Board committees

•	Conducting an annual evaluation of the Board, each Board committee, and each individual director (see “Performance Evaluations” below)

•	Considering the aggregated skills, experience and expertise of the Board and each Board committee and identifying any skills, experience or expertise that is underrepresented or would be additive

•	Proactive succession planning for directors who may be planning to exit the Board

•	Considering Board refreshment and the value of new directors with fresh ideas and perspectives (see “Board Refreshment” below)

The Nominating and Governance Committee may consider director candidates from any reasonable source. A third party search firm may be engaged to assist the Nominating and Governance Committee in identifying potential new director candidates. For information on how stockholders can propose nominees for director, see “Stockholder Proposals for the 2026 Annual Meeting” below. The Nominating and Governance Committee uses the same criteria and process to evaluate all director candidates, including any candidates that may be recommended or nominated by our stockholders. All candidates undergo a rigorous vetting process that includes a background check, multiple interviews and contacting references.

David McCreight was initially identified as a potential director nominee by our CEO. The Nominating and Governance Committee assessed the potential candidacy of Mr. McCreight, as well as several other potential candidates, in light of the criteria described above and in our Corporate Governance Guidelines. Each member of the Nominating and Governance Committee, as well as several other directors, interviewed Mr. McCreight. The Nominating and Governance Committee then selected Mr. McCreight as a new director nominee based on his experience as a public company CEO and deep expertise in omni-channel retail strategy and brand transformation, especially within the women’s apparel and accessories industry. Upon recommendation from the Nominating and Governance Committee, the Board nominated Mr. McCreight for election to the Board at the 2025 Annual Meeting.

Board Refreshment

The composition of the Board is intentionally designed to include a balance of directors with multiple years of Board service, who contribute deep levels of experience and knowledge of the Company and its history, with new directors that offer fresh ideas and perspectives. Board refreshment is critical to ensuring optimal Board and Board committee composition in light of the constantly evolving needs of the Company. When the VS&Co Board was established, five new directors joined Donna James and Anne Sheehan, who had served as directors of L Brands, the Company’s former parent company. Since the spin-off from L Brands, two new non-employee directors have joined the Board.

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Director Election and Removal

All members of the Board are elected each year at the annual meeting of stockholders. Pursuant to our Bylaws, in an uncontested election, directors are elected by majority of the votes cast, which means each nominee must receive more votes “for” his or her election than “against” his or her election. In a contested election where the number of nominees exceeds the number of directors to be elected, directors are elected by plurality vote, which means the nominees with the most votes “for” their election will be elected as directors. As provided in our Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”), any director can be removed at an annual or special meeting of stockholders, with or without cause, by the affirmative vote of stockholders holding at least a majority of the outstanding shares of VS&Co common stock entitled to vote in the election of directors.

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Director Skills and Qualifications

Our Board believes that the current directors as a collective group have the skills, experience, character, and backgrounds to provide effective oversight of VS&Co and create long-term sustainable growth and value for our stockholders through successful execution of our strategic plan, and that our new director nominee will further strengthen those abilities. The table below and the director biographies that appear earlier in this Proxy Statement summarize some of the key skills, experience and expertise that each director and the new director nominee bring to the Board.

In the table below, “E” indicates expertise in the particular area, “K” indicates deep knowledge, and “F” indicates familiarity with the topic. For the first two rows of the table, “Y” denotes that the director or nominee has the applicable qualification and “N” indicates that he or she does not. If an individual director or nominee is not identified as having expertise or deep knowledge in a particular area, it does not signify a lack of ability to contribute in that area.

Skill, Experience or Expertise

Current or Former Executive Officer or Similar

Experience as a chief executive officer or similar executive leadership position provides leadership qualities and skills that support our management team across a range of strategic, operational and financial matters

	Y	Y	Y	Y	Y	Y	Y	Y	N	Y

Other Public Company Directorship

Experience serving on other public company boards provides essential perspective on board operations and dynamics, including prioritizing stockholder interests and corporate governance best practices

	Y	Y	Y	Y	Y	Y	Y	Y	Y	N

Strategic Planning Experience developing and executing long-term business operation and growth strategies provides insight and expertise to oversee execution of our long-term strategic growth plan	K	E	E	E	E	E	E	E	K	E

Risk Management Experience identifying and managing various types of risk provides skills that support oversight of our enterprise risk management program	E	E	E	K	E	K	F	E	K	F

Legal / Regulatory Compliance

Experience in sophisticated legal matters, regulatory compliance, and ethics helps the Board navigate complex legal and regulatory matters and reach sound ethical decisions

	K	E	K	F	K	F	F	K	K	F

Finance / Accounting

Experience and understanding of public company finance and accounting, as well as capital allocation and expense management, provides skills to support oversight of our financial management and reporting

	E	E	K	K	E	E	E	E	K	F

Cybersecurity Experience in technology, cybersecurity, artificial intelligence and privacy provides knowledge and foresight regarding technology-related risks, trends and opportunities	F	K	K	F	K	F	F	K	F	F

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Skill, Experience or Expertise

Retail Industry Retail industry expertise provides a deep understanding of our industry, operations, fundamental business needs, and strategic opportunities	E	K	F	F	E	E	E	E	F	E

Brand Transformation

Experience creating and executing strategies to evolve and adapt to changing market conditions, consumer preferences, and business objectives brings valuable perspective to navigating the execution of our long-term strategic growth plan

	K	F	E	E	E	E	F	K	F	E

Consumer Marketing Experience building brand awareness and customer engagement brings critical knowledge of strategies to maximize the effectiveness of our marketing efforts	F	K	E	E	K	E	E	K	F	E

Supply Chain Logistics Experience in the management of a global supply chain provides awareness of the risks and opportunities related to production, transportation and distribution of goods	F	K	K	F	K	K	K	K	F	F

Store Operations Experience in retail store operations provides valuable knowledge of strategies to improve our largest distribution channel, our North American store fleet	E	K	F	F	F	E	F	E	F	E

E-commerce / Digital Operations

Experience in digital and e-commerce operations provides valuable understanding of risks, opportunities and trends related to our digital and omni-channel retail strategies

	F	E	K	K	K	E	E	E	F	E

International Markets Experience managing global operations provides unique knowledge and perspective that supports oversight of our international expansion strategy	F	F	K	K	E	F	F	K	F	F

Environmental / Sustainability

Experience developing and managing environmental sustainability programs supports oversight of our initiatives related to social responsibility and climate-related risks and opportunities

	F	K	K	F	E	F	F	K	E	F

Women’s Advocacy Experience advocating for women and their rights provides an understanding of our customer base and how to support and connect with them	E	E	F	K	K	K	K	K	F	K

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Director Diversity

Our director nominees bring diverse backgrounds and viewpoints that are critical to the Board’s ability to provide effective oversight of the Company’s operations and directly relevant to our business, strategy, and customer base. Women of all races and ethnicities are the customers who love and support our brands. The women on our Board are intimately familiar with the experiences of our predominately female customer base, an attribute they leverage in overseeing our strategic direction and critical decision making. Further, our Corporate Governance Guidelines provide that our Board will be comprised of members with diverse backgrounds and perspectives who possess the integrity, judgment, skills, experience, and other characteristics that are deemed necessary or desirable for the effective performance of the Board’s oversight function and other roles.

OF DIRECTORS ARE WOMEN	OF DIRECTORS ARE UNDER 60 YEARS OF AGE	OF DIRECTORS ARE RACIALLY OR ETHNICALLY DIVERSE

Board Policies and Practices

Director Attendance

Our directors are called upon to be knowledgeable about and interested in the business of VS&Co. Directors are expected to attend all or substantially all of the Board and applicable Board committee meetings and to devote the time necessary to diligently discharge their duties. All directors are invited to attend all Board committee meetings, even if they are not a member of that committee.

DIRECTOR ATTENDANCE AT BOARD MEETINGS IN FISCAL 2024	COMMITTEE MEMBER ATTENDANCE AT COMMITTEE MEETINGS IN FISCAL 2024

During fiscal 2024, more than half of the directors attended 100% of the meetings of the Board and the Board committees on which the director served. All directors attended more than 75% of the meetings of the Board and the Board committees in fiscal 2024 on which the director served, except Martin Waters, who resigned from the Board in connection with his termination as CEO of the Company in August 2024. Mr. Waters is not a nominee for election as a director at the 2025 Annual Meeting.

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All directors are required to attend the annual meeting of stockholders, unless unable to do so due to extraordinary circumstances. All directors attended the annual meeting of stockholders in 2024, and all directors are expected to attend the 2025 Annual Meeting.

Board Meetings

The Board met eleven times in fiscal 2024. For any Board meeting, the presence of a majority of the directors constitutes a quorum, which is required for the Board to transact business. Except as otherwise required by law or our Certificate of Incorporation or Bylaws, Board action requires the vote of a majority of the directors present at a meeting with quorum. Each director has one vote.

Access to Management, Advisors and Records

The Board, the Board committees, and each director are entitled to full direct access to the Company’s management and other personnel and all of its books and records. The Board and its committees have the authority to retain, at the Company’s expense, their own independent advisors as they deem appropriate, without conferring with or obtaining the approval of management.

Executive Sessions of Independent Directors

Our independent directors are ensured adequate opportunity to meet in executive session, without management or non-independent directors present, at each meeting of the Board and the Board committees. The independent directors have established a custom of meeting in executive session at nearly all Board and Board committee meetings.

Stock Ownership Guidelines

Directors are expected to comply with our stock ownership guidelines. Once a director has served on the Board for four years, he or she must maintain ownership of a number of shares of VS&Co common stock equal to the sum of the net shares he or she received as Board compensation over the preceding four-year period. For purposes of these guidelines, “net shares” means the number of shares that would remain if shares received by the director are sold to satisfy any associated tax obligations (assuming a tax rate of 40%) upon receipt.

Director Orientation and Continuing Education

Ongoing director education is an important priority of the Board. Board and Board committee meetings regularly include presentations on educational topics and updates on emerging issues, often from independent third-party experts. In addition, directors are encouraged to participate in and attend, at VS&Co’s expense, additional continuing education programs. The Nominating and Governance Committee provides directors with a list of recommended programs. Directors are supported in attending these and other programs they find beneficial to their development. In fiscal 2024, our independent directors participated in programs such as the National Association of Corporate Directors (NACD) Summit, Stanford Directors’ College, and Women Corporate Directors Summit, expanding their expertise on topics such as artificial intelligence, sustainability, the retail industry, and macroeconomic trends. Lauren Peters completed an intensive program on cybersecurity oversight and was awarded a Certificate of Cybersecurity Oversight by Carnegie Mellon University.

New members of the Board receive a formal orientation designed and implemented under the supervision of the Nominating and Governance Committee. New Board members meet with the CEO, the Chief Financial Officer, the Chief Legal and Chief Human Resources Officer, and other members of management to learn about the Company’s history, business operations, long-term strategic plan, finances, and governance policies.

Performance Evaluations

The Board, each standing Board committee, and each director undergoes a structured annual performance evaluation designed and overseen by the Nominating and Governance Committee. Each director completes a detailed assessment of the Board, each committee on which the director serves, and his or her own performance as a director. The Nominating and Governance Committee reviews each director’s self-assessment and recommends opportunities for improvement. The Board and committee evaluation questionnaires include questions related to Board or committee operations, culture, composition, structure, meetings, meeting materials, communication with management and external advisors, and initiatives the Board or committee should address

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in the near future. The Board and each of the standing committees discuss the performance evaluation results and explore ideas for improvement during an executive session of the next Board or committee meeting. In fiscal 2024, the Board evaluation process identified opportunities to optimize the effectiveness of Board and Board committee meetings, including with respect to improving the cohesiveness and strategic focus of meeting materials to support more informed discussions and decisions.

Board Term Limits and Age Limits

We have not established term limits or age limits for directors. The Board is committed to maintaining an appropriate balance between short-tenured directors with new perspectives and longer-tenured directors with a deep understanding of VS&Co’s history, operations and markets. This commitment is supported by our thorough annual Board performance evaluation process and annual election of all our directors. The Board believes that it can effectively manage and maintain the right balance of Board tenure without hard-line term or age limits.

Service on Other Public Company Boards

Serving on the Board requires a significant amount of time and attention. In order to ensure sufficient time to dedicate to Board duties, any director who is a current CEO or other named executive officer of a public company may serve on no more than one public company board in addition to our Board. Any director who is not a current CEO or named executive officer of a public company may serve on up to three public company boards in addition to our Board. Further, due to the enhanced time commitment associated with being a member of an audit committee, no director may serve on more than three audit committees (including our Audit Committee) at any time.

Directors are required to notify the Chair of the Board prior to accepting any public company director role in order to avoid potential conflicts of interest and to allow the Board to assess compliance with the limitation on public company board service described above.

External Commitments

When evaluating each director’s and candidate for director’s ability to properly discharge his or her duties, the Nominating and Governance Committee considers all relevant outside commitments, including employment, directorship and leadership positions at other companies and non-profit entities. If a director has a change in his or her primary occupation, employer, consulting status, investor status or other personal or professional circumstances that may adversely impact the director’s ability to dedicate the time and attention necessary to the Board, call into question his or her independence, or negatively impact our business or reputation, the director must submit his or her resignation to the Chair of the Board for consideration by the Nominating and Governance Committee. The Nominating and Governance Committee will make a recommendation to the Board as to whether to accept or decline the director’s resignation, taking into account all relevant circumstances and the best interests of VS&Co and its stockholders.

Conflicts of Interest and Compliance with Code of Conduct

Directors are expected to avoid any action or relationship that creates, or creates the appearance of, a conflict between VS&Co’s interests and their personal or immediate family’s interests. Directors must make prompt, complete, and continuing disclosure of all facts relating to any actual or potential conflict to the Chair of the Audit Committee. The Chair will then consult with counsel and, as appropriate, the full Audit Committee regarding the resolution of the matter in accordance with applicable law and VS&Co policies.

Directors are expected to comply with all applicable provisions of our Code of Conduct. Directors are also expected to comply with all other applicable policies that may be adopted from time to time, including, but not limited to, our Insider Trading Policy, Related Person Transaction Policy and Global Anti-Corruption Policy.

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Compensation Committee Interlocks and Insider Participation

The Human Capital and Compensation Committee is comprised entirely of directors who are not current or former employees of VS&Co or any of its subsidiaries and who qualify as independent under applicable NYSE listing standards and SEC rules. During fiscal 2024, (i) none of the members of the Human Capital and Compensation Committee had any relationships requiring disclosure under the SEC’s related party transaction rules, (ii) none of the members of the Human Capital and Compensation Committee was an executive officer of a company for which one of our executive officers is a director, and (iii) none of our executive officers served as a director or member of the compensation committee of an entity that has an executive officer who is a director of VS&Co or member of the Human Capital and Compensation Committee. Accordingly, no compensation committee interlocking relationships exist between the members of the Human Capital and Compensation Committee and the board or compensation committee of any other company.

Board Committees

The Board has three standing committees: the Audit Committee, the Human Capital and Compensation Committee, and the Nominating and Governance Committee. Each committee is governed by a written charter. The committee charters are posted on the Investors section of our website, www.victoriassecretandco.com, under Corporate Governance, Governance Materials. As required by the committee charters, the chair of each committee reports to the full Board on the committee’s activities on a regular basis.

The roles and responsibilities of each Board committee are described below. The following table shows the current membership of the Board’s standing committees. An asterisk indicates members of the Audit Committee who the Board has determined qualify as an “audit committee financial expert” in accordance with SEC rules. All directors who serve on our Board committees are independent and meet, as applicable, the heightened independence requirements for audit committee membership and compensation committee membership as required by SEC rules and NYSE listing standards.

Director	Audit Committee	Human Capital and Compensation Committee	Nominating and Governance Committee

Irene Chang Britt	●	CHAIR

Sarah Davis	CHAIR*		●

Jacqueline Hernández		●	●

Donna James, Chair of the Board	●*		●

Rod Little		●

Mariam Naficy			●

Lauren Peters	●*	●

Anne Sheehan		●	CHAIR

Hillary Super, CEO

* Members of the Audit Committee who the Board has determined qualify as an “audit committee financial expert” in accordance with SEC rules.

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Audit Committee

Each member of the Audit Committee is financially literate and independent, as required by NYSE listing standards, and also meets the heightened independence standards for audit committee members under applicable SEC rules. In addition, the Board has determined that Sarah Davis, who serves as Chair of the Audit Committee, Donna James, and Lauren Peters are each an “audit committee financial expert” under SEC rules. This designation does not impose any duties, obligations or liabilities that are greater than are generally imposed on members of the Audit Committee or the Board.

The Audit Committee met seven times during fiscal 2024, and each member of the Audit Committee attended all committee meetings held during the year. The key roles and responsibilities of the Audit Committee include, among other duties:

•	Appoint, compensate, retain, oversee, and terminate our independent registered public accounting firm

•	Review and approve the scope, timing, and staffing of the audit conducted by the independent registered public accounting firm

•	Discuss any critical audit matters and significant findings from the audit conducted by the independent registered public accounting firm, as well as any significant problems or difficulties encountered

•	Evaluate the independent registered public accounting firm’s qualifications, performance, and independence

•	Evaluate the performance, responsibilities, budget, and staffing of our internal audit function

•	Review the internal audit plan and results

•	Review and discuss with management, the internal auditors, and the independent registered public accounting firm our annual and quarterly financial statements and disclosures under the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of our Annual Report on Form 10-K prior to filing with the SEC
•	Review earnings press releases and our policies with respect to financial information and earnings guidance provided to the market

•	Review our system of internal controls and disclosure controls and procedures

•	Oversee our enterprise risk management program

•	Review our policies and practices with respect to cybersecurity, data security, use of artificial intelligence, and other related technology risks

•	Discuss with management our major financial risk exposures and how we manage those risks

•	Review our anti-fraud programs and controls

•	Oversee the investigation and resolution of significant legal or regulatory matters affecting VS&Co as well as significant matters arising under the Code of Conduct

•	Review significant matters relating to tax policy and practices and corporate insurance coverage

•	Stay abreast of current accounting trends and developments and discuss with the independent registered public accounting firm and management any actions or changes that may be appropriate

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Human Capital and Compensation Committee

The Human Capital and Compensation Committee, chaired by Irene Chang Britt, is comprised of directors who qualify as independent, including under the additional NYSE independence requirements applicable to compensation committee members. The Human Capital and Compensation Committee met five times during fiscal 2024, and each member of the Human Capital and Compensation Committee attended all committee meetings held during the year. The key roles and responsibilities of the Human Capital and Compensation Committee include, among other duties:

•	Oversee the Company’s key human capital management strategies, policies and practices, including those related to:

∎	Organizational structure and effectiveness

∎	Culture

∎	Talent attraction and retention

∎	Performance and skills evaluations

∎	Associate engagement and development

∎	Equal employment opportunity

∎	Associate health and safety

•	Review and approve our compensation and benefits philosophy and key policies and plans, including incentive compensation plans and equity-based plans

•	Oversee our clawback policy and stock ownership guidelines
•	Review and assess risks arising from our compensation policies and programs

•	Evaluate the CEO’s performance and approve his or her compensation, with the input of all independent directors

•	Review and approve the compensation of the other executive officers

•	Recommend to the Board the compensation of the non-employee directors

•	Review and discuss with management the “Compensation Discussion and Analysis” portion of the annual proxy statement

•	Oversee succession planning for the CEO and other executive officers

Nominating and Governance Committee

Anne Sheehan is the Chair of the Nominating and Governance Committee. The Board has determined that each member of the committee is independent under NYSE listing standards. The Nominating and Governance Committee met four times during fiscal 2024, and each member of the Nominating and Governance Committee attended all committee meetings held during the year. The key roles and responsibilities of the Nominating and Governance Committee include, among other duties:

•	Develop the criteria and procedures for the selection of director nominees

•	Identify and recommend to the Board qualified candidates for director

•	Review and consider the qualifications of any individual nominated by stockholders as a candidate for director

•	Make recommendations to the Board regarding the composition, size, structure, practices, policies, and activities of the Board and the Board committees

•	Oversee the annual performance evaluation of the Board, the Board committees, and the individual directors, and recommend ways to improve such performance

•	Design the new director orientation program and oversee continuing education for directors

•	Oversee and review our programs, policies, and strategies relating to corporate social responsibility, including environmental, social, governance, and philanthropic initiatives

•	Review our government affairs and political participation, including advocacy, lobbying, political contributions, and trade association memberships

•	Stay abreast of developments in the area of corporate governance to ensure that we remain current with respect to our governance policies

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Corporate Governance Policies and Practices

The following section describes certain of our key corporate governance-related policies and practices. We also maintain a myriad of additional policies related to ethics complaint escalation, anti-corruption, partnering with responsible suppliers, environmental responsibility, product quality, use of company property and more.

Corporate Governance Guidelines

The Board has adopted a set of Corporate Governance Guidelines to support our commitment to sound and effective corporate governance practices. The Corporate Governance Guidelines address the selection of directors, director independence, Board structure and operations, including the size of the Board, executive sessions of independent directors, and Board committees, responsibilities of the Board, director compensation and stock ownership guidelines, and other governance-related matters. The Nominating and Governance Committee periodically reviews the Corporate Governance Guidelines and will recommend to the Board any changes it deems appropriate. The Nominating and Governance Committee also monitors compliance with the guidelines. The Corporate Governance Guidelines are available on the Investors section of our website, www.victoriassecretandco.com, under Corporate Governance, Governance Materials.

Code of Conduct and Ethics Hotline

The VS&Co Code of Conduct applies to all directors, officers, and associates. The Code of Conduct is based on our values and sets forth standards and expectations with respect to honesty, workplace health and safety, civility and anti-harassment, equal opportunity, global trade, conflicts of interest, political engagement, bribery and corruption, protecting personal and business information, insider trading, and related behaviors. All associates are required to certify that they have read and agree to abide by our values and Code of Conduct. Our Code of Conduct also references our VS&Co Speak Up Policy, which reinforces the reporting channels associates may use to report ethics-related issues, provides a high-level framework for how we investigate wrongdoing, and includes additional detail on our commitment that no associate will be subject to retaliation for raising concerns.

The Code of Conduct has been approved by the Board. It is available on the Investors section of our website, www.victoriassecretandco.com, under Corporate Governance, Governance Materials. The Audit Committee must approve any waiver of the Code of Conduct for any director, officer, or executive in the position of Senior Vice President or above. All other waivers must be approved by the Chief Legal Officer or the Chief Ethics and Compliance Officer.

We also maintain an Ethics Hotline where associates may anonymously report potential instances of unethical conduct and potential violations of law or company policies at any time. The Ethics Hotline is accessible to all associates globally by country-specific phonelines or via website, available in ten languages. The Ethics Hotline is operated by an independent third party and provides translation services to support associates who call and wish to make reports in a language other than English. We are committed to undertaking a fair, prompt and, when possible, confidential review of concerns reported to the Ethics Hotline.

Insider Trading Policy

The VS&Co Insider Trading Policy prohibits insider trading and certain other transactions of our common stock. The policy applies to all directors, officers, associates, consultants and contractors of VS&Co. The Insider Trading Policy provides that any person who is aware of material nonpublic information about VS&Co is prohibited from trading our securities and from disclosing material nonpublic information to other persons who may trade on the basis of that information. Certain individuals who are more likely than others to have material nonpublic information about us, including directors, are subject to additional restrictions, such as specified trading windows, pre-clearance requirements, and transaction reporting.

The Insider Trading Policy also prohibits our directors, executive officers, and other associates who have frequent or special access to material nonpublic information (“insiders”) from engaging in transactions in publicly-traded put options, call options, or other derivatives of our securities, transactions “hedging” the risk of ownership of our securities, including the use of financial instruments such as prepaid variable forwards, equity swaps, and collars, and short sales of our securities. In addition, directors and insiders are prohibited from holding our securities in margin accounts or pledging our securities as collateral for loans. This prohibition applies to all shares held by directors and insiders without exception. Accordingly, none of our directors or executive officers have pledged shares of VS&Co common stock.

VS&Co | 2025 PROXY STATEMENT	31

CORPORATE GOVERNANCE

Stockholder Outreach

We are committed to ongoing and constructive engagement with our stockholders and consider this crucial to achieving our long-term strategic goals. The Board and executive management team welcome and value dialogue with stockholders and intend to foster transparent engagement with stockholders on a year-round basis. Directors and members of the executive management team are available to meet with stockholders at their request and convenience.

Throughout fiscal 2024, our CEO, Chief Financial Officer, Chair of the Board and other members of our Board and executive management team met with numerous stockholders, prospective investors and investment analysts and participated in several investor conferences. Our engagement and outreach focused on providing visibility and transparency into our business, our performance and our long-term strategic plan, along with other related topics. We also engaged with our stockholders to improve our understanding of their perspectives and priorities; this supports our ability to make fully informed decisions that are in the best interests of our stockholders.

The Board periodically receives reports from management and outside consultants on stockholder and investment analyst feedback.

Communications with the Board

The Board provides a process for stockholders and other interested parties to send communications to the full Board, a specific Board committee, or one or more specific directors, including the independent directors as a group. Stockholders and other interested parties wishing to communicate with the Board may send an email to BoardOfDirectors@victoria.com or mail to: Board of Directors, Four Limited Parkway, Reynoldsburg, Ohio 43068. Communications intended for one or more specific directors should be addressed to her, his, or their attention. Company management previews communications to directors and will send all appropriate communications as addressed. This information is also available on the Investors section of our website, www.victoriassecretandco.com, under Corporate Governance, Contact the Board.

Related Party Transactions

The Board has adopted a written Related Person Transaction Policy that governs the review and, if deemed appropriate pursuant to the policy, approval and disclosure of related party transactions. The policy applies to directors, nominees for director, executive officers, stockholders owning 5% or more of our outstanding common stock, and immediate family members of those persons (each, a “related person”). Subject to certain exceptions, any financial or commercial transaction, arrangement or relationship involving VS&Co or one of its subsidiaries, in which a related person has a direct or indirect material interest, must be approved or ratified by the Board or a designated committee consisting solely of independent directors. Examples of transactions that would fall under the scope of the Related Person Transaction Policy include indebtedness, guarantees of indebtedness, the purchase or sale of goods or services, and the lease of real estate. Each director, director nominee, and executive officer must promptly inform the Corporate Secretary of any potential related party transaction, which notice must include a description of the material terms of the transaction. In reviewing any such transaction, the Board or committee will consider all material facts and circumstances and will approve or ratify the transaction only if it determines that the transaction is in, or not inconsistent with, the interests of VS&Co and its stockholders.

Other than employment and compensation arrangements described under “Compensation Discussion and Analysis,” since January 28, 2024, there were no transactions or series of transactions, nor is there any currently proposed transaction, (i) in which VS&Co was or is to be a participant, (ii) the amount involved exceeds $120,000, and (iii) in which any related person had or will have a direct or indirect material interest.

32	VS&Co | 2025 PROXY STATEMENT

ENVIRONMENTAL AND SOCIAL SUSTAINABILITY

ENVIRONMENTAL AND SOCIAL SUSTAINABILITY

At VS&Co, we champion responsible, forward-looking business practices that drive value for our stockholders. Our ESG strategy is designed to strengthen our ability to deliver quality products that our customers feel good about, sustain resources critical to our supply chain, and empower the people who make and use our products.

Our approach to ESG is deliberate. It is grounded in principles and practices that build trust with our stakeholders, mitigate risk, and keep us ahead of evolving market and regulatory expectations.

Our strategy remains anchored in our unwavering commitment to supporting women. Women are at the heart of everything we do. They are our customers, associates, talent, and partners in our supply chain. Our commitment to women is not just a reflection of our values; it’s a strategic focus on understanding and meeting the needs of our core customers who drive our business success. Read more about our commitment to women in our annual Women’s Impact Report available on the Corporate Responsibility section of our website, www.victoriassecretandco.com, under ESG at VS&Co, ESG Reports.

Priority ESG Issues

To remain competitive and compliant in an evolving global landscape, we continuously assess ESG-related risks and opportunities to our business, as well as the impacts of our operations on society. In 2024, we launched an ESG materiality refresh to account for changes in our business, evolving stakeholder expectations, and regulatory developments since our last assessment in 2022. This process includes engaging with internal and external stakeholders, analyzing industry trends, and evaluating the potential business risk and opportunities of key ESG topics. The assessment prepares us for emerging regulatory reporting requirements, including those under the EU Corporate Sustainability Reporting Directive (CSRD).

As part of this assessment, we are reviewing a range of issues across our value chain. Addressing climate change and protecting human rights in our supply chain remain core areas of focus. To ensure we’re making meaningful progress on these issues, we invest in advancing our traceability, which is the ability to track materials and products through our supply chain.

Traceability, Transparency, and Sourcing Practices

By tracking materials and products from raw materials to finished goods, we gain critical insights into our upstream operations. This allows us to reduce risk of supply chain disruptions, identify cost efficiencies and product quality opportunities, and uphold our standards for ethical practices.

We maintain visibility into all of our finished goods and material producers (Tier 1 and Tier 2 of our supply chain), along with raw material processors and cultivators (Tier 3 and Tier 4) for high impact materials like cotton. Each year, we aim to direct-source approximately one-third of our cotton from four U.S. growers, which helps to reduce supply chain disruptions and ensure a reliable, quality material supply. While direct partnerships with cotton growers are rare in our industry, our collaborative supplier approach is long-standing—over 80% of our core production partners have worked with us for over twenty years. These partnerships drive cost efficiencies, operational stability, and high manufacturing standards.

Our sourcing continues to evolve with the world around us, but one thing remains constant: our commitment to raising the bar with our partners. We’re continuously strengthening our partnerships, setting higher standards, testing new markets, and elevating production capabilities to remain at the forefront of product innovation.

VS&Co | 2025 PROXY STATEMENT	33

ENVIRONMENTAL AND SOCIAL SUSTAINABILITY

Human Rights in Our Supply Chain

Ensuring ethical labor practices is fundamental to our support for women globally, as well as safeguarding our business operations, brand integrity, and investor confidence. We recognize our important role in protecting workers and improving working conditions across our supply chain.

We require our suppliers to adhere to our Supplier Code of Conduct and detailed Supplier Guidebook, and we regularly audit supplier facilities for compliance. Our Supplier Code of Conduct outlines our prohibitions against forced or child labor, corruption, bribery, discrimination, corporal punishment, unauthorized subcontracting, and more. We also require factories to have an effective grievance mechanism in place for workers to file questions or grievances without fear of punishment or reprisal.

The Supplier Code of Conduct, Supplier Guidebook, and more information on our factory standards are available on the Corporate Responsibility section of our website, www.victoriassecretandco.com.

Climate Risks and Opportunities

Climate change presents both risks and opportunities for our business. Extreme weather events and resource scarcity can disrupt our supply chain, increase costs, and impact our ability to meet customer demand. At the same time, investing in climate resilience and lower-impact solutions can strengthen operational efficiency, enhance supply chain stability, and ensure we are well prepared to meet regulatory requirements. Our climate strategy is designed to mitigate these risks, drive efficiencies, and support long-term business success in markets globally.

Climate-related risks and opportunities are embedded into our enterprise risk management program and framework for sourcing decisions. This analysis is particularly important in our business imperative to support women, who are often disproportionately affected by climate-related challenges. Read more about our climate-related risks and opportunities assessment in our 2023 ESG Report, available on the Corporate Responsibility section of our website, www.victoriassecretandco.com, under ESG at VS&Co, ESG Reports.

As part of managing our climate risk, we measure and disclose our greenhouse gas emissions annually, and have developed a reduction plan to reduce emissions by improving energy efficiency, adopting preferred materials, and engaging our suppliers on reduction strategies. While our 2024 corporate emissions inventory is being finalized, we anticipate a reduction in emissions year-over-year, reflecting ongoing operational improvements and supplier collaboration.

Looking ahead, we remain focused on monitoring and addressing climate-related risks and advancing key climate roadmap initiatives to drive efficiency and resilience. These efforts position us to adapt to regulatory and market shifts while reinforcing the long-term strength of our business.

More information on our annual emissions inventory and ESG strategy are available on the Corporate Responsibility section of our website, www.victoriassecretandco.com, under Environment, Greenhouse Gas Emissions.

34	VS&Co | 2025 PROXY STATEMENT

HUMAN CAPITAL MANAGEMENT

HUMAN CAPITAL MANAGEMENT

A Culture Built for Performance, Innovation, Inclusion and Belonging

At VS&Co, our strength lies in our people and we are dedicated to building and maintaining a high-performance, customer-centric culture. We believe that a high-performance culture is one where every associate is empowered, engaged and driven to deliver their best work. By fostering a customer-centric mindset, we ensure that innovation, agility and excellence guide everything we do.

At the heart of this culture is belonging—creating an environment where every associate feels valued, respected and supported. When people feel seen and included, they perform at their best, collaborate more effectively and drive greater impact. By championing shared success, investing in talent and fostering an inclusive workplace, we unlock the full potential of our teams and deliver exceptional experiences for our customers.

Fostering a Sense of Community and Shared Respect

At VS&Co, we believe that a strong, connected associate community drives success. We foster engagement by encouraging open dialogue and feedback, and through active listening at all levels of the organization. In addition, associate-led inclusion resource groups and belonging-focused programming ensure that associates and leadership across all levels embody a culture of respect, collaboration and accountability that drives individual and team success.

Beyond the workplace, our purpose extends to making a positive impact in the communities we serve. We support associates in giving back through donation matching, volunteer opportunities and grants for causes they care about. Together, we are building a workplace, and a community, where everyone has the opportunity to thrive.

Attracting and Developing Talent

We are committed to recruiting, retaining and advancing top talent that represents a wide range of backgrounds, experiences and perspectives. Through robust career development programs, mentorship and leadership training, we equip associates and leaders with the tools they need to grow, innovate and make an impact.

As of February 1, 2025, we employed approximately 31,000 associates, approximately 18,000 of whom were part-time. In addition, temporary associates are hired during peak periods, such as the holiday season. Approximately 76% of our associates work in our stores, 9% in distribution centers, with the remaining balance working in our corporate offices.

Offering Competitive Compensation and Benefits

We recognize and reward our associates’ contributions with competitive pay and benefits designed to support their well-being at work and at home. From paid parental leave and tuition assistance to wellness programs and generous merchandise discounts, we provide benefits that help our associates thrive.

Ensuring Equal Pay for Equal Work

We are committed to pay equity across gender, race and background and conduct periodic third-party reviews to ensure fairness in our pay equity. Our compensation programs are designed to reward performance and align with our business goals, fostering a culture of accountability and shared success.

VS&Co | 2025 PROXY STATEMENT	35

HUMAN CAPITAL MANAGEMENT

Ensuring Safe and Healthy Workplaces

We prioritize the safety and well-being of our associates, customers and partners. Our commitment to maintaining clean, secure, and supportive workplaces extends across our stores, distribution centers and corporate offices. We continuously invest in workplace safety measures, training and policies to protect and empower our teams.

Promoting Integrity and Accountability

We hold ourselves accountable for creating a workplace that is fair, transparent and built on trust. Through strong leadership, ethical business practices and clear performance expectations, we promote an environment where every associate has the opportunity to contribute meaningfully to our collective success.

To uphold these standards, we provide associates with resources to navigate ethical decisions and report concerns confidentially. Our Ethics Hotline allows associates to anonymously report potential violations of laws or company policies 24 hours a day, 7 days a week, ensuring a safe and open environment for speaking up. Our Code of Conduct, rooted in our values, defines the behaviors we expect and reinforces our commitment to integrity.

Each year, all associates participate in a comprehensive Code of Conduct certification process, affirming their commitment to ethical conduct and completing required training. By holding ourselves and each other accountable, we foster a culture where integrity, respect and responsibility are the foundation of how we work and lead.

Model Engagement and Photo Shoot Compliance

At VS&Co, our values define who we are and what we stand for, including treating everyone with dignity and respect. To support these values, we have established compliance processes and protocols that apply to all of our associates and third parties participating in photo shoots, public relations events, fit sessions and other internal meetings where models are present.

Our Global Ethics and Compliance team is responsible for the day-to-day administration and management of the model engagement and photo shoot compliance protocols. Responsibilities include executing certain compliance processes related to our Photo Shoot Procedures and Fit Session Protocol, training new and existing associates and escalating allegations of misconduct for investigation by the appropriate teams. For photo shoots, external crew is required to certify to our Anti-Harassment and Civility Policy and authorized compliance monitors are assigned to every photo shoot to provide oversight and ensure compliance with the Photo Shoot Procedures and Fit Session Protocol.

36	VS&Co | 2025 PROXY STATEMENT

DIRECTOR COMPENSATION

DIRECTOR COMPENSATION

Our 2024 compensation program for non-employee directors has remained unchanged since 2021 and is outlined in the following chart. The Board reviews and assesses the program annually in partnership with the Human Capital and Compensation Committee and its independent compensation consultant. This assessment includes consideration of non-employee director compensation amongst the VS&Co executive compensation peer group.

	Cash	Stock (fair market value of VSCO stock on grant date)

Board Fees	$111,900	$111,900

Committee Member Fees

Audit	$12,500	$12,500

Human Capital and Compensation	$12,500	$12,500

Nominating and Governance	$10,000	$10,000

Committee Chair Fees

Audit	$20,000

Human Capital and Compensation	$15,000

Nominating and Governance	$15,000

Board Chair Fees	$80,000	$80,000

Board and committee chair fees are paid in addition to any Board and committee member fees. All cash retainers are paid quarterly in arrears. The equity compensation is granted under the Victoria’s Secret & Co. 2021 Stock Option and Performance Incentive Plan, as amended (the “VS 2021 Stock Plan”), and delivered in the form of unrestricted shares of VS&Co common stock generally on the date of our annual meeting of stockholders.

In 2024, stockholders approved an amendment to the VS 2021 Stock Plan that permits non-employee directors to defer all or part of their cash compensation into deferred shares of VS&Co common stock. VS&Co implemented the Deferred Compensation Program in 2024 that allows non-employee directors to defer their equity compensation grants into deferred share units (“DSUs”). Seven directors participated in the Deferred Compensation Program in 2024 and deferred 100% of their shares granted in that year. Under the VS 2021 Stock Plan and the Deferred Compensation Program, DSUs are payable only in unrestricted shares of VS&Co common stock.

Effective for 2025, the Board approved an increase in the Board Chair fees to $100,000 in cash and $100,000 in VS&Co common stock annually. This decision was made after considering compensation benchmarking conducted by the independent compensation consultant, among other considerations. The change will go into effect for fiscal year 2025.

VS&Co | 2025 PROXY STATEMENT	37

DIRECTOR COMPENSATION

2024 Director Compensation

In 2024, compensation earned by our non-employee directors was as follows. Hillary Super is a director that also serves as the Chief Executive Officer of VS&Co. Ms. Super’s compensation is disclosed in the 2024 Summary Compensation Table in the Compensation Discussion and Analysis section of this Proxy Statement.

Name	Fees Earned or Paid In Cash ($)	Stock Awards ($)(1)	Total ($)

Irene Chang Britt	151,900	136,900	288,800

Sarah Davis	154,400	134,400	288,800

Jacqueline Hernández	134,400	134,400	268,800

Donna James	214,400	214,400	428,800

Rod Little	124,400	124,400	248,800

Mariam Naficy	121,900	121,900	243,800

Lauren Peters	136,900	136,900	273,800

Anne Sheehan	149,400	134,400	283,800

(1) Stock awards were granted under the VS 2021 Stock Plan. The value of the award shown for each director reflects the aggregate grant date value of the stock award, computed in accordance with Accounting Standards Codification (ASC) Topic 718 by multiplying the closing price of our common shares on the NYSE on the grant date by the number of shares awarded. For a description of the assumptions used in computing the aggregate grant date fair value, see Note 18 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended February 1, 2025. All of our non-employee directors other than Mariam Naficy elected to defer delivery of 100% of their stock award pursuant to the Deferred Compensation Program and received the equivalent number of DSUs.

Stock Ownership Guidelines

Our Board and Human Capital and Compensation Committee believe it is important for our named executive officers, key members of our senior management team, and our non-employee directors to build and maintain ownership in VS&Co common stock. We believe this further aligns their financial interests with those of our stockholders and promotes the creation of long-term value. The Human Capital and Compensation Committee has established stock ownership guidelines for our non-employee directors, our named executive officers, and other members of our senior management team.

Non-employee directors must retain ownership of at least the number of shares, net of taxes at an assumed rate of 40 percent, of VS&Co common stock received as director compensation over the previous four years. As of April 21, 2025, all of our non-employee directors were in compliance with our stock ownership guidelines.

For further details on the guidelines as it relates to our executive officers, including our named executive officers, please see “Stock Ownership Guidelines” in the Compensation Discussion and Analysis section below.

38	VS&Co | 2025 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION

DISCUSSION AND ANALYSIS

2024 Financial Performance

Since we became an independent public company in 2021, we have undertaken a transformation focused on strengthening the foundation of the business and establishing an operationally sound organization. We made progress in 2024 in several areas, including deepening customer loyalty and strengthening engagement with our brands globally with the continued rollout of our loyalty program and the return of the VS Fashion Show, along with continued focus on disciplined expense management and the modernization of our operating model. While the macroeconomic environment put pressure on the consumer and the overall intimates market in North America throughout the year, we focused on what was within our control and delivering on multiple initiatives, such as enhancements in our digital business to elevate the customer experience, product improvements and launches to enhance the Victoria’s Secret brand and a reimagined merchandise strategy to revitalize our PINK brand. In fiscal 2024:

•	Net sales, gross profit, operating income and net income per diluted share all increased in 2024 compared to 2023.

•	We delivered net sales, adjusted operating income and adjusted net income per diluted share results within our guidance range each quarter.(1)

•	Net sales increased 1%, to $6.230 billion, compared to 2023 despite 2023 having 53 weeks compared to 52 weeks in 2024 as a result of the retail calendar. In North America, net sales in our digital channel increased 1% compared to 2023 while net sales in our stores channel decreased 2%. We experienced improved traffic in our North America stores and digital channels and average unit retail (which we define as the average price per unit purchased) increased in the digital channel compared to 2023. Net sales in our international channel increased 11% compared to 2023.

•	Adjusted gross profit dollars increased $32 million, or 1%, to $2.306 billion compared to 2023 and adjusted gross profit rate increased 20 basis points to 37.0% compared to 2023. The rate leverage on increased net sales was primarily driven by reductions in costs of goods sold from our supply chain initiative to modernize our operating model and a decrease in buying and occupancy expenses driven by disciplined expense management.(1)
•	Adjusted general, administrative and store operating expense rate decreased 50 basis points to 31.0% compared to 2023. Adjusted general, administrative and store operating expense dollars decreased $14 million, or 1%, to $1.933 billion compared to 2023, primarily driven by a reduction in marketing expenses.(1)

•	Adjusted operating income increased $46 million, or 14%, to $373 million compared to 2023. The adjusted operating income rate increased to 6.0% from 5.3% in 2023.(1)

•	Adjusted net income increased $40 million, or 22%, to $218 million compared to 2023, and adjusted net income per diluted share increased $0.42, or 19%, to $2.69 compared to 2023.(1)

•	We exited the year with inventory levels down 3% compared to 2023, which reflects our disciplined inventory management.

•	We generated $425 million in operating cash flows, ended the year with cash and cash equivalents of $227 million, and generated adjusted free cash flow of $286 million in 2024.(2)

•	We fully repaid the outstanding balance on our asset-based revolving credit facility (“ABL Facility”), ending 2024 with no outstanding borrowings on our ABL Facility and down significantly from $145 million outstanding at the end of 2023.

VS&Co | 2025 PROXY STATEMENT	39

COMPENSATION DISCUSSION AND ANALYSIS

(1) Gross profit dollars for 2024 increased $42 million, or 2%, to $2.284 billion and gross profit rate, expressed as a percentage of net sales, for 2024 increased 40 basis points to 36.7%, in each case when calculated in accordance with GAAP. General, administrative and store operating expenses for 2024 decreased $22 million, or 1%, to $1.974 billion and general, administrative and store operating expenses rate, expressed as a percentage of net sales, for 2024 decreased 60 basis points to 31.7%, in each case when calculated in accordance with GAAP. Operating income determined in accordance with GAAP was $310 million for 2024, an increase of 26% compared to $246 million for 2023. Operating income rate, expressed as a percentage of net sales, in 2024 and 2023 determined in accordance with GAAP was 5.0% and 4.0%, respectively. Net income and net income per diluted share determined in accordance with GAAP were $165 million and $2.05, respectively, for 2024, an increase of 51% and 47%, respectively, compared to $109 million and $1.39, respectively, for 2023. See Appendix A for a reconciliation of adjusted financial measures to the most directly comparable GAAP financial measures.

(2) See Appendix A for a reconciliation of adjusted free cash flow to the most directly comparable financial measure determined in accordance with GAAP.

Looking ahead, we will lean into our core strengths and look to unlock new opportunities and drive value by supercharging our brands and putting the best of who we are back at the center of how we work. Our strategies will be focused on accelerating growth, differentiating our brands and reinforcing our authority in the market. Our focus as leaders, and as a company, is on ensuring we apply our strength to building stockholder value by evolving, leading the industry and unlocking new opportunities. We are committed to delivering long-term sustainable value for our stockholders and optimizing our performance in the current uncertain macroenvironment by focusing on elements within our control and executing our Path to Potential strategic growth plan.

Compensation Overview and Highlights

The HCCC reviews all aspects of our executive compensation program and is actively engaged in making any enhancements that it believes are appropriate for structuring executive compensation arrangements for VS&Co executives, including our named executive officers (“NEOs”), to promote stockholder and broader pay-for-performance alignment.

As a specialty retailer, our business is constantly changing, and we are focused on speed and agility as key enablers to performance and growth. Our compensation program reflects this philosophy, increasing compensation when performance is strong and decreasing compensation when performance does not meet our expectations. The HCCC is tasked with ensuring that our compensation program aligns pay with performance. VS&Co’s executive compensation program is biased meaningfully towards variable pay elements that are tied to objective performance criteria. The program is structured to deliver pay opportunities to executives if they drive value for stockholders. The annual cash incentive opportunity is linked to achievement of seasonal and annual operating income and revenue goals. The long-term incentive plans include performance share units that are tied to three-year operating income goals and three-year relative total shareholder return. In 2024, the business returned to growth with positive year-over-year same store sales growth. Our 2022 PSU program settled and vested at the end of the 3-year performance period and paid out at 39.2% of target, while our 2024 annual incentive compensation plan paid out at 126% of target for those who participated the full year.

We believe our performance in fiscal 2024 demonstrates the progress we are making on the turnaround of our business, despite a challenging environment. For a summary of our financial results in fiscal 2024, see “2024 Financial Performance” above. For detailed information on our 2024 financial results, please refer to our 2024 Annual Report.

In 2024, the Company went through a significant leadership change. On August 14, 2024, Hillary Super, a seasoned executive and proven merchant operator, was appointed Chief Executive Officer, replacing Martin Waters. Ms. Super brings nearly three decades of retail merchant experience and a successful track record leading brands at the highest level. On September 2, 2024, the Brand President and Chief Customer Officer roles were eliminated, and Gregory Unis and Christine Rupp left the business. On January 29, 2025, Scott Sekella joined VS&Co as Chief Financial Officer following the announcement of Timothy Johnson’s retirement in early 2025. Mr. Sekella has extensive and diverse retail experience identifying and accelerating strategies that strengthen performance and enhance profitability.

40	VS&Co | 2025 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Named Executive Officers

This Compensation Discussion and Analysis (“CD&A”) explains our executive compensation program for the following individuals, all of whom were deemed to be NEOs for fiscal 2024. The titles shown below represent each NEO’s title as of the end of fiscal 2024.

Name	Title

Hillary Super	Chief Executive Officer

Scott Sekella	Chief Financial Officer

Dein Boyle	Chief Operating Officer

Melinda McAfee	Chief Human Resources and Chief Legal Officer

Martin Waters(1)	Former Chief Executive Officer

Timothy Johnson(2)	Former Chief Financial and Administrative Officer

Christine Rupp(3)	Former Chief Customer Officer

Gregory Unis(4)	Former Brand President, Victoria’s Secret & PINK

1. Mr. Waters was terminated from his role as Chief Executive Officer effective August 13, 2024.

2. Mr. Johnson ceased serving as both Chief Financial Officer and an executive officer of the Company effective January 28, 2025, but remains employed with VS&Co as EVP, Administration.

3. Ms. Rupp was terminated from her role as Chief Customer Officer effective September 3, 2024.

4. Mr. Unis was terminated from his role as Brand President, Victoria’s Secret and PINK, effective September 3, 2024.

Stockholder Engagement

We are committed to productive and recurrent engagement with our stockholders regarding our executive compensation practices and philosophy. The HCCC and management welcome and value dialogue with stockholders on this topic. Members of the HCCC and executive management team are available to meet with stockholders at their request and convenience to discuss our executive compensation program.

Say-on-Pay

We held an advisory vote on executive compensation at our 2024 annual meeting of stockholders (referred to as the “say-on-pay” vote), pursuant to which the majority of the votes cast (83%) approved the compensation of our NEOs. The HCCC carefully considered the results of this vote—including feedback received in direct dialogue with stockholders—in making go-forward decisions about our executive compensation program.

Say-on-Frequency

We held an advisory vote on the frequency of future say-on-pay advisory votes (referred to as the “say-on-frequency” vote) at our 2022 annual meeting of stockholders, pursuant to which the majority of the votes cast (99%) voted to hold our say-on-pay votes every year. The HCCC considered the outcome of this advisory vote and determined that future say-on-pay votes will be conducted every year. The HCCC will re-evaluate this determination after the next stockholder advisory say-on-frequency vote, which will be at the Company’s 2028 annual meeting of stockholders unless presented earlier.

VS&Co | 2025 PROXY STATEMENT	41

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Program

Executive Compensation Guiding Principles and Philosophy

Six guiding principles frame our executive compensation philosophy.

The Guiding Principles are to:

•	Support the customers’ experience through pay design and delivery

•	Drive VS&Co’s intended vision, values and culture through what is measured and rewarded

•	Foster collaboration in business objective achievement through a foundational “One VS&Co” mindset

•	Facilitate an organizational culture of pay-for-performance

•	Allow for appropriate flexibility and agility to meet ongoing talent attraction, retention and motivation needs

•	Deliver compensation that is simple to communicate, operate and understand

Our Executive Compensation Philosophy

Purpose of the Executive Compensation Program

•  Provide a roadmap for aligning executive interests with the development and growth of VS&Co’s customer base—existing, lapsed and future.

•  Enable the attraction, retention and motivation of executive talent by establishing compensation design and opportunities that provide a compelling and affordable value proposition.

•  Establish a clear linkage between pay outcomes and both annual and sustained, long-term results that drive long-term stockholder value—measured against both internal goals and external evaluation.

•  Support collaboration in the execution of the Path to Potential strategic growth plan, including achievement of business, talent and cultural objectives.

Role and Mix of Pay Elements

•  Base Salary. Provide fixed pay commensurate with an individual’s level/grade, internal equity, criticality of role, experience, skills (and external market for such skills), and/or performance; serve as baseline attraction and retention tool for a talent strategy aimed to recruit top talent.

•  Short-Term Incentive Plan (“STIP”). Provide a variable, at-risk pay element that aligns pay outcomes, behavior and decision making with short-term financial, operational and/or strategic goals and performance. Performance should contemplate enterprise-wide measurement to drive collaboration and re-enforce the One VS&Co mindset.

•  Long-Term Incentive Plan (“LTIP”). Provide a variable, at-risk pay element that aligns pay outcomes, behavior and decision making with the long-term financial, operational and/or strategic business objectives of VS&Co and its stockholders. The LTIP drives retention, ownership mentality, and accountability to external market evaluation of VS&Co.

•  Pay Mix. Fixed components (base salary) should comprise a minority of the pay mix for executives. Variable components (STIP and LTIP) should comprise the majority of the pay mix. LTIP should make up the largest component of pay at the top levels of the organization.

•  Rigor of Goal-Setting. Our STIP and LTIP goals are designed to challenge executives to achieve a high level of performance and are calibrated to deliver value creation to stockholders in order for our executives to earn cash and equity incentives at target levels.

Market Position

•  Publicly disclosed pay data from the executive compensation peer group serves as the primary market reference for the compensation of our executive officers.

•  VS&Co does not specifically set its executive compensation against its peer group. Instead, it considers peer group comparisons as one of several factors in making executive compensation decisions as described below.

•  Pay outcomes will flex up and down commensurately with performance, such that above target performance will generally yield above median compensation and below target performance will generally yield below median compensation.

42	VS&Co | 2025 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Internal vs External Focus

•  Guideline pay structures and incentive targets will be informed by external market data, primarily from the retail industry.

•  An individual’s placement within those structures will be influenced by internal considerations (e.g., internal equity, skill, performance and potential).

•  Goal: deliver compensation that is fair, consistent and enables VS&Co to achieve its talent strategy.

Inclusion and Belonging

•  Inclusion and belonging play an integral part of our overall employee value proposition.

•  We do not use quantitative performance metrics related to inclusion or belonging in our executive compensation program.

Communication and Transparency

•  Transparency regarding our compensation programs through education, understanding and multiple communication channels.

•  Provide regular updates to participants on progress against business goals and specifically incentive plan goals.

These Principles in Practice—2024 Pay Mix

VS&Co has evolved our executive compensation philosophy and program to enhance our pay for performance orientation. As described below, our executive compensation program at target drives pay for performance through meaningful at-risk compensation. The charts below show the percentage of our executives’ pay that is at-risk and directly tied to company performance. The Chief Executive Officer chart describes Ms. Super’s 2024 compensation. The Other Named Executives chart describes the compensation of our NEOs who are current executive officers (Mr. Sekella, Mr. Boyle and Ms. McAfee), other than Ms. Super.

Chief Executive Officer
Mix of Pay Elements
90%
At Risk
10%
20%
70%
Other Named Executives
Average Mix of Pay Elements
73%
At Risk
27%
29%
44%
Base Salary
Annual Cash Incentive
Long Term Incentive

VS&Co | 2025 PROXY STATEMENT	43

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Executive Compensation Governance Practices

VS&Co seeks to maintain high standards with respect to the governance of our executive compensation programs. Key features of our policies and practices that motivate and drive performance of our executives and align their interests with stockholders are as follows:

What we do	What we don’t do

✔	Put meaningful compensation at risk: On average, approximately 77% of our NEOs’ pay is dependent upon company performance, which aligns the interests of our executives with those of our stockholders.

✔	Set stock ownership guidelines: Set at six times base salary for our CEO and three times base salary for other named executive officers.

✔	Require double-trigger vesting of equity awards upon a change in control under our long-term incentive plan.

✔	Enforce our Clawback Policy as described under “Compensation Governance—Recovery of Compensation.”

✔	Include fixed share authorization: Long-term incentive plan does not provide for an evergreen feature that would automatically replenish the shares authorized for issuance.

✔	Regularly review share utilization: We regularly evaluate share utilization levels and review the dilutive impact of stock compensation.

✔	Independent compensation committee: Our HCCC is composed solely of independent directors.

✔	Work with an independent compensation consultant retained by the HCCC.

✔	Cap our incentive plans: The maximum payout for our short- and long-term incentive compensation is 215% and 200% of target, respectively.

✔	Grant stock with vesting period of at least one year (subject to certain exceptions).

✔	Conduct an annual review of the pay programs to ensure we reward executives for performance against clear metrics that align with our long-term strategic plan and stockholder interests, retain top talent, and discourage unnecessary risk taking by our executives.

×	No tax gross-ups upon a change in control.

×	No hedging or pledging of VS&Co shares is permitted under our Insider Trading Policy.

×	No re-pricing or cash-out of underwater stock options without stockholder approval.

×	No discounted equity grants.

×	No guaranteed increases to pay.

Compensation Governance Processes

Human Capital and Compensation Committee

The HCCC is composed entirely of independent directors and oversees our programs, policies, practices, and strategies relating to culture, talent, and executive compensation. All HCCC members meet independence and other NYSE requirements. HCCC members were selected based on their knowledge and experience in human capital and compensation matters from both their professional experience and their roles on other public company boards.

44	VS&Co | 2025 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Independent Compensation Consultant

As permitted by its charter, the HCCC retained Semler Brossy as its independent executive compensation consultant. The HCCC has the sole authority to retain and terminate any independent executive compensation consultant.

The HCCC, considering recommendations from VS&Co management, determines the work to be performed by Semler Brossy. Semler Brossy works with management to gather data required in preparing analyses for HCCC review. Specifically, the services the consultant provides include:

•	Assisting in the evaluation of and providing recommendations for the CEO and other executives’ compensation

•	Informing the HCCC of evolving market practices

•	Consulting on executive compensation strategy and program design
•	Analyzing the competitiveness of executive pay

•	Assisting in the selection of our executive compensation peer group

•	Assisting with and reviewing our CD&A disclosure

On an annual basis, the HCCC evaluates the performance of Semler Brossy and analyzes whether the work of Semler Brossy raises any conflict of interest. In 2024, the HCCC concluded that Semler Brossy is independent from VS&Co and the work performed by Semler Brossy has not created any conflict of interest.

Compensation Comparison

VS&Co compares its executive compensation with publicly available data, including the executive compensation paid by its peer group companies, in order to ensure its pay programs remain competitive with market practice. In consultation with management and with advice of its advisors, the HCCC reviewed and affirmed the prior year’s executive compensation peer group for fiscal 2024, and again for fiscal 2025.

The HCCC used the following criteria to select the peer group:

•	Businesses that are generally similar to VS&Co in:

∎	industry classification,

∎	size (generally falling in the range of 0.5 to 2x our revenue and 0.25 to 4x our market capitalization),

∎	global footprint,
∎	business and/or merchandise focus;

•	Retailers that compete with VS&Co for executive talent; and

•	Similar business model, i.e., specialty store retailers.

Our executive compensation peer group for fiscal 2024 includes the following companies:

Abercrombie & Fitch Co.	lululemon athletica inc.

American Eagle Outfitters, Inc.	PVH Corp.

Bath and Body Works, Inc.	Ralph Lauren Corporation

Big Lots, Inc.	Ross Stores, Inc.

Burlington Stores, Inc.	Tapestry, Inc.

Capri Holdings Limited	Ulta Beauty, Inc.

Gap, Inc.	Under Armour, Inc.

G-III Apparel Group, Ltd.	Urban Outfitters, Inc.

Hanesbrands Inc.	V.F. Corporation

Levi Strauss & Co.	Williams-Sonoma, Inc.

VS&Co | 2025 PROXY STATEMENT	45

COMPENSATION DISCUSSION AND ANALYSIS

VS&Co does not specifically set its executive compensation against the peer group. Instead, we consider peer group comparisons provided by the independent compensation consultant as one of several factors in making executive compensation decisions.

Compensation Setting Process

The HCCC, in consultation with its independent compensation consultant and with input from the full Board, approves the compensation of the CEO. The HCCC, with the input of the full Board, also oversees the evaluation process for the CEO. The HCCC reviews and approves the compensation for all of VS&Co’s other named executive officers and executive officers subject to Section 16 of the Exchange Act (referred to as “Section 16 officers”), including the approval of grants of equity awards to such executives.

Target compensation for VS&Co’s executive officers is reviewed annually and is designed to reward performance, incentivize future performance and be competitive with the external market for talent.

NEO Compensation Components

Base Salary

The table below reflects the base salaries for each NEO as of the end of fiscal 2024.

NEO	2024 Base Salary ($)

Ms. Super	1,200,000

Mr. Sekella	750,000

Mr. Boyle	865,000

Ms. McAfee	750,000

Mr. Waters	1,250,000

Mr. Johnson	825,000

Ms. Rupp	1,015,000

Mr. Unis	1,100,000

Mr. Boyle, Ms. McAfee, Mr. Johnson, Ms. Rupp and Mr. Unis received a 3% merit adjustment on average during the annual review process at the beginning of 2024. Mr. Waters did not receive a base salary increase and his salary had not changed since the spin-off from L Brands in 2021. Ms. Super and Mr. Sekella were hired in 2024 at base salary levels shown above.

The following factors were considered by the HCCC in determining executive base salary adjustments:

•	Scope and responsibility of the executive’s position

•	Achievement of seasonal and annual business goals

•	Level of overall compensation paid by competitors for comparable positions

•	Recruitment, retention and development of leadership talent
•	Expectations for future growth

•	The appropriate balancing of the executive’s base salary against their short-term and long-term incentive compensation

46	VS&Co | 2025 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Short-Term Performance-Based Cash Incentive Compensation

For 2024, the short-term incentive plan (the “STIP”) was paid pursuant to the Victoria’s Secret & Co. 2021 Cash Incentive Compensation Performance Plan (the “VS 2021 IC Plan”).

The STIP performance metrics applicable to executives, including our NEOs, in 2024 was as follows:

Performance Period	Weighting	Metric	Weighting

Spring	30%	Adjusted Operating Income	75%

		Revenue	25%

Fall	45%	Adjusted Operating Income	75%

		Revenue	25%

Annual	25%	Adjusted Operating Income	75%

		Revenue	25%

The seasonal component of the STIP focuses on achievement of six-month goals, reflecting VS&Co’s two selling seasons: Spring (the first and second fiscal quarters) and Fall (the third and fourth fiscal quarters). The Fall season, which includes holiday sales, is weighted more heavily than Spring because of its importance to VS&Co’s profitability. The use of seasonal performance periods in the plan design reflects the belief that achievement of short-term goals season after season aligns with the business strategy and helps drive and maintain long-term value for stockholders. The annual performance period measures achievement of goals over the full fiscal year.

Adjusted operating income is used because it is considered a performance measure over which executives can have significant impact and is also directly linked to the long-term strategic plan and performance that drives long-term stockholder value. In line with our strategic plan to be a profitable growth company, revenue is included as a balance to the adjusted operating income metric.

Certain events that occurred outside the normal course of business have been removed from the incentive compensation calculation, as approved by the HCCC. Fall and full-year results exclude one-time expenses related to severance and equity investment impairment charges. Fall and full-year results were also adjusted to exclude favorability related to gift card breakage adjustments during the period, which increased revenue and operating income by approximately $26 million in the fourth quarter of 2024. For all performance periods, expenses related to intangible amortization of the Adore Me acquisition were excluded. See Appendix A for a reconciliation of adjusted operating income to operating income calculated in accordance with GAAP.

At the beginning of the fiscal year and each six-month season, operating income and revenue goals are set by the HCCC. The goals are based on:

•	An analysis of historical performance

•	Income and revenue goals

•	Overall economic environment including financial results of other comparable businesses

•	Management’s recommendations

•	Progress toward achieving our long-term strategic plan

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COMPENSATION DISCUSSION AND ANALYSIS

The table below shows the operating income goals for VS&Co for each performance period required to earn short-term performance-based incentive compensation at target and actual performance. The full performance bands are shown along with corresponding payout per the plan design for threshold, target and maximum performance.

	Fiscal 2024 Spring Season				Fiscal 2024 Fall Season				Fiscal 2024 Annual

	Threshold	Target(1)	Maximum	Actual(2)	Threshold	Target(1)	Maximum	Actual(2)	Threshold	Target(1)	Maximum	Actual(2)

Revenue ($ millions)	2,615	2,705	2,800	2,630	3,065	3,175	3,390	3,287	6,020	6,250	6,545	6,203

Operating Income ($ millions)	74	119	164	102	141	186	256	235	245	345	480	347

Plan Payout	20%	100%	200%	60.5%	20%	100%	200%	165.2%	20%	100%	200%	97.1%

(1) Revenue and operating income goals and performance for VS&Co reflect goals and performance for the total segment, including international operations and North America operations. Adore Me targets and performance are included in the annual performance period only.

(2) Actual performance presents operating income on an adjusted basis that removes certain non-recurring, infrequent or unusual items that are not indicative of ongoing operations due to their size and nature. VS&Co uses adjusted financial information as key performance measures of results for purposes of evaluating performance internally, including with respect to the short-term cash incentive compensation program. These adjusted amounts may not correspond to adjusted amounts reported externally.

Performance between threshold and target and target and maximum is interpolated to determine payout percentage beginning at 20% for threshold performance up to 200% at maximum performance.

Financial targets for VS&Co were set an average of 2% above prior year actual sales results and an average of 12% above prior year operating income results, in each case adjusted to remove the impact of the extra week in fiscal 2023. When evaluating financial goals, the HCCC compares the change in operating income relative to the change in the short-term incentive payments to associates to analyze the reasonableness of the potential payout. The 2024 targets were set during a period when the business was not experiencing growth. Despite the challenges at the time, the goals were set with the intent to return to growth. Strong performance in the back half of the year led to above target performance in the Fall season and near-target performance for the full annual performance period.

Short-term cash incentive compensation targets are set as a percentage of base salary with the amount earned ranging from zero to double the target incentive, based on the extent to which financial performance goals are achieved or exceeded.

Payouts for fiscal 2024 performance are set forth below and in the “Non-Equity Incentive Plan Compensation” column of the 2024 Summary Compensation Table. Spring, Fall and annual payouts reflect the actual, quantitative results compared to targets originally set at the beginning of each period.

In 2024, the HCCC approved the addition of a strategic metric to the STIP for executive leadership. The purpose of the strategic metric is to use a balanced scorecard approach, focusing leadership on key objectives crucial to long-term success of the business that may not immediately benefit sales or operating income. The metric had three key areas for 2024: loyalty, product lead time reduction, and enabling infrastructure investment.

Loyalty: Grow the loyalty program to account for over 80% of sales by increasing membership and launching new services.

Product Lead Time Reduction: Shorten product lead time by up to 17%.

Infrastructure Investment: Open a target number of new format stores, complete technology system separations from the former parent company and expand distribution capability in the European Union.

Each metric was measured on an annual basis and has a range of achievement goals with corresponding payouts. The metric acts as a modifier to participants’ total annual incentive earnings, potentially increasing or decreasing the target annual incentive payout by +/- 15% of target as determined by the HCCC. Each sub-metric was weighted equally and drives a +/- 5% of target payout adjustment.

48	VS&Co | 2025 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Leadership reported to the HCCC on progress against the strategic metric goals on a quarterly basis. At the end of the year, based on performance against the goals, the HCCC approved a +9% of target payout for the strategic metric, shown separately in the table below.

Total Fiscal 2024 Short-Term Incentive Payout

	Target (% of Base Salary) (%)	Fiscal 2024 Spring Incentive Performance Percentage Achieved (%)(1)	Fiscal 2024 Fall Incentive Performance Percentage Achieved (%)(2)	Fiscal 2024 Annual Incentive Performance Percentage Achieved (%)(3)	Fiscal 2024 Strategic Incentive Performance Percentage Achieved (%)(4)	Total Fiscal 2024 Performance Achieved (%)	Total Fiscal 2024 Payout ($)	Percent of Fiscal 2024 Target (%)

Ms. Super(5)	175%	–	165.2%	97.1%	9%	117%	1,532,621	158%

Mr. Sekella(5)	100%	–	165.2%	97.1%	–	117%	14,255	150%

Mr. Boyle	125%	60.5%	165.2%	97.1%	9%	117%	1,359,834	126%

Ms. McAfee	100%	60.5%	165.2%	97.1%	9%	117%	943,238	126%

Mr. Waters(6)	200%	60.5%	165.2%	97.1%	9%	117%	3,144,125	126%

Mr. Johnson	100%	60.5%	165.2%	97.1%	9%	117%	1,037,561	126%

Ms. Rupp(6)	170%	60.5%	165.2%	97.1%	9%	117%	2,170,075	126%

Mr. Unis(6)	170%	60.5%	165.2%	97.1%	9%	117%	2,351,806	126%

(1) Actual payout amounts received are: Mr. Boyle—$196,247; Ms. McAfee—$136,125; Mr. Waters—$453,750; Mr. Johnson—$149,738; Ms. Rupp—$313,178; and Mr. Unis—$339,405.

(2) Actual payout amounts received are: Ms. Super—$1,252,343; Mr. Sekella—$12,254; Mr. Boyle—$803,801; Ms. McAfee—$557,550; Mr. Waters—$1,858,500; Mr. Johnson—$613,305; Ms. Rupp—$1,282,737; and Mr. Unis—$1,390,158.

(3) Actual payout amounts received are: Ms. Super—$204,470; Mr. Sekella—$2,001; Mr. Boyle—$262,473; Ms. McAfee—$182,063; Mr. Waters—$606,875; Mr. Johnson—$200,269; Ms. Rupp—$418,865; and Mr. Unis—$453,943.

(4) Actual payout amounts received are: Ms. Super—$75,808; Mr. Boyle—$97,313; Ms. McAfee—$67,500; Mr. Waters—$225,000; Mr. Johnson—$74,250; Ms. Rupp—$155,295; and Mr. Unis—$168,300.

(5) Ms. Super’s and Mr. Sekella’s target short-term incentive payouts were established at the time they joined VS&Co. They were eligible for pro-rated payouts under the STIP based on their start dates relative to the applicable performance period.

(6) Mr. Waters, Ms. Rupp and Mr. Unis were eligible for short-term incentive payouts in accordance with the terms of their termination of employment. For information on the compensation these NEOs received in connection with their termination of employment, see “Termination Benefits: Severance and Change in Control Agreements” below.

The HCCC, in consultation with its independent compensation consultant, reviews performance metrics, performance periods, vesting and other terms and conditions applicable to the STIP as appropriate for VS&Co considering our business goals and strategy.

Long-Term Equity Compensation

For fiscal 2024, the HCCC, in consultation with its independent compensation consultant, reviewed the long-term performance metrics, vesting and other terms and conditions of our long-term incentive (“LTI”) compensation structure and approved the following terms of VS&Co’s LTI program, which were consistent with 2023:

•	The CEO and other executive officers receive a mix of both performance share units (“PSUs”) and time-vested restricted stock units (“RSUs”).

•	The CEO’s award is more heavily weighted to PSUs (60% of total LTI).
•	The other executive officers have an equal portion of their LTI award in PSUs and RSUs.

VS&Co | 2025 PROXY STATEMENT	49

COMPENSATION DISCUSSION AND ANALYSIS

The HCCC believes it is important that all executive officers receive performance-based LTI compensation, such as PSUs, to align the interests of the executive with our stockholders.

RSUs vest 30% on the first and second anniversary of the grant date; the remaining 40% vests on the third anniversary of the grant date. PSUs vest at the end of a three-year performance period based on the Company’s achievement of performance-based metrics. For fiscal 2024, PSU metrics were comprised of three-year operating income goals and three-year relative total shareholder return compared to the S&P 1500 Specialty Retail Index.

For the portion of the PSU payout measured by relative total shareholder return, return on VS&Co common stock is ranked against the S&P 1500 Specialty Retail Index and the payout is earned as shown below. Interpolation for payout is used for achievement between 25th and 50th percentile and 50th and 75th percentile.

Performance	Payout

Below 25th Percentile	—%

25th Percentile	50%

50th Percentile	100%

75th Percentile and above	200%

The two PSU metrics are weighted equally. The two metrics strike a balance between an internal directly controllable metric and a metric that acts as a measure of our success compared to other specialty retail peers.

For PSUs granted in 2022 and 2023, the operating income metric measured cumulative performance over the three-year performance period. Beginning in 2024, the HCCC approved three one-year targets at the beginning of the period. Each year is assessed independently, with the final award payout calculated at the end of the three-year performance period by averaging achievement of each annual goal over the three-year period.

The operating income goals for PSUs awarded in 2024 are intended to drive growth in profit and stockholder value. Through a combination of higher sales and savings through initiatives to transform the foundation of the business, the compound annual operating income growth rate for threshold, target and maximum payout for the three-year period was flat, up mid-single digit, and greater than 20% growth, respectively. These goals were set shortly after the end of the 2023 fiscal year when operating income had declined from fiscal 2022. With this business performance trajectory as a backdrop when the decisions were made, these goals were considered challenging.

In determining the size of any grants of equity awards, the HCCC takes into account the applicable executive’s individual performance (including contribution to the achievement of business goals, execution of retail fundamentals and accomplishment of talent and cultural objectives), company performance, competitive practice, VS&Co’s overall equity compensation expense budget, stockholder dilution, internal equity, and retention risk.

The table below shows the long-term incentive awards granted to our NEOs in connection with our annual grant in March 2024. Ms. Super and Mr. Sekella are not included in the table below because they joined VS&Co on September 9, 2024 and January 29, 2025, respectively. See “Inducement LTI Awards” below for more information on the long-term incentive awards they received upon their respective appointments.

	RSUs ($)	PSUs ($)	Total ($)

Mr. Boyle	432,500	432,500	865,000

Ms. McAfee	1,125,000	1,125,000	2,250,000

Mr. Waters	3,300,000	4,950,000	8,250,000

Mr. Johnson	825,000	825,000	1,650,000

Ms. Rupp	1,015,000	1,015,000	2,030,000

Mr. Unis	1,650,000	1,650,000	3,300,000

50	VS&Co | 2025 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

2022 Performance Share Units

Achievement of Performance Objectives

As described in the proxy statement for our annual shareholder meeting in 2022, we granted PSUs for the first time as an independent company. This new component of our executive compensation program was designed to drive profit growth through achieving a three-year cumulative operating income goal. The internal operating income metric was equally balanced with relative total shareholder return (“rTSR”) comparing our performance against the returns of the S&P 1500 Specialty Retail Index over the same three-year period.

The potential vesting range as a percentage of the target award was 0% to 200%. At the beginning of the three-year period, the HCCC established quantitative goals for operating income, the attainment of which would have resulted in meaningful improvement over the three-year period. Achievement of the goals was assessed objectively by the HCCC at the end of the performance period. The table below summarizes the goals at target for each of the two performance measures and our actual achievement.

The HCCC designed the program to balance payout between achieving internal financial goals and assessing how the Company navigated the challenges of the three-year period relative to other specialty retailers, using rTSR as a metric. VS&Co did not meet the threshold three-year operating income goal. However, when compared to other specialty retailers in the S&P 1500 Specialty Retail Index, all of whom faced similar challenges, VS&Co’s total shareholder return ranked 32nd out of the 52 companies, which is below the median but above the threshold. Together, performance against the two metrics resulted in a total payout of 39.2%.

With respect to the rTSR metric, the Company achieved (26.1)% total shareholder return over the three-year period, which resulted in a 39th percentile ranking compared to the three-year total shareholder return of the S&P 1500 Specialty Retail Index.

With respect to the three-year operating income metric, the original goals were set at $2,515 million for threshold, $2,932 million for target, and $3,376 million for maximum payout. The Company’s adjusted operating income over the three-year period was $1,240 million, below threshold, resulting in a 0% payout for this metric.

Final Payout

In March 2025, the HCCC certified payout of the PSUs granted in 2022 at 39.2%. The table below shows the number of shares of VS&Co common stock received by the NEOs as a result of the 2022 PSU awards.

Name	Target PSU Award (number of shares)	Percentage Payout	Vested PSU Award (number of shares)

Mr. Boyle	7,963	39.2%	3,121

Ms. McAfee	23,980	39.2%	9,400

Mr. Waters(1)	87,611	39.2%	34,344

Mr. Johnson	21,880	39.2%	8,577

Ms. Rupp(1)	26,212	39.2%	10,275

Mr. Unis(1)	25,697	39.2%	10,073

(1) A portion of Mr. Waters’, Ms. Rupp’s and Mr. Unis’s awards were canceled upon termination of their employment per the terms of their employment agreements. The number of target shares canceled was: Mr. Waters—21,148; Ms. Rupp—5,461; and Mr. Unis—5,051.

Inducement LTI Awards

Hillary Super began serving as CEO of VS&Co on September 9, 2024. The HCCC, in partnership with its independent compensation consultant, determined the initial compensation arrangement for Ms. Super. As part of this determination, the HCCC considered her then-current compensation arrangement, including her unvested equity at her then-current employer. The HCCC awarded

VS&Co | 2025 PROXY STATEMENT	51

COMPENSATION DISCUSSION AND ANALYSIS

Ms. Super RSUs with an aggregate grant date value of $5,750,000. This award was intended to (1) buy-out or replace Ms. Super’s unvested equity at her then-current employer, (2) bridge the gap in time until the next annual grant cycle in March 2025, and (3) provide a nearly immediate equity stake in VS&Co to ensure her interests are aligned with stockholders from the beginning of her tenure. This award was designed to buy out an estimated $2,750,000 in unvested equity at her then-current employer and the balance of $3,000,000 is a 40% pro-rata portion of her target annual award of $7,700,000.

As described in her employment agreement, Ms. Super received an annual equity award in the first quarter of fiscal 2025 with an aggregate grant date value of $7,700,000. The award was comprised of 60% PSUs and 40% RSUs.

Scott Sekella began serving as Chief Financial Officer of VS&Co on January 29, 2025. Mr. Sekella received no equity awards in 2024 as a result of beginning his employment shortly before the end of the fiscal year. As part of his compensation arrangement, Mr. Sekella received an annual equity award in the first quarter of fiscal 2025 with an aggregate grant date value of $1,500,000. The award was comprised of 50% PSUs and 50% RSUs.

The table below summarizes the LTI awards granted to Ms. Super and Mr. Sekella.

Name	RSUs ($)	PSUs ($)	Total ($)

Ms. Super

FY24	5,750,000	–	5,750,000

FY25	3,080,000	4,620,000	7,700,000

Mr. Sekella

FY25	750,000	750,000	1,500,000

Inducement Cash Bonus Awards

As part of Ms. Super’s compensation arrangement made at her hire, to offset anticipated near-term future bonus payments at her then-current employer, VS&Co agreed to pay Ms. Super a one-time cash hire-on bonus of $1,000,000. If Ms. Super voluntarily resigns or is terminated for cause within the first 12 months of employment, she will be required to repay the full value of the award.

As part of Mr. Sekella’s compensation arrangement made at his hire, in lieu of participation in the relocation program, Mr. Sekella was paid a one-time cash hire-on bonus of $200,000 in the first quarter of 2025. If Mr. Sekella voluntarily resigns or is terminated for cause within the first 12 months of employment, he will be required to repay the full value of the award. If Mr. Sekella voluntarily resigns or is terminated for cause after 12 months but before 24 months of employment, he will be required to repay 50% of the award.

NEO	Total Cash Inducement Award Amount ($)

Ms. Super	1,000,000

Mr. Sekella	200,000

Retirement and Other Post-Employment Benefits

Retirement and other post-employment benefits consist of qualified retirement plan benefits and termination benefits. VS&Co does not have a non-qualified deferred compensation plan for executives but may create one in the future.

52	VS&Co | 2025 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

401(k) Plan

VS&Co’s qualified plan (the “401(k) Plan”) is available to all VS&Co associates who meet certain age and service requirements. Associates can contribute up to the amounts allowable under Section 401 of the Internal Revenue Code. VS&Co matches associates’ contributions according to a predetermined formula and contributes additional amounts based on company performance, a percentage of the associates’ eligible annual compensation and years of service. Associates’ contributions and VS&Co’s matching contributions to the 401(k) Plan vest immediately. Additional VS&Co contributions and the related investment earnings are subject to vesting based on years of service.

Termination Benefits: Severance and Change in Control Agreements

VS&Co has entered into severance and change in control agreements with certain executives, including Messrs. Sekella, Boyle Johnson, Waters and Unis and Mses. Super, McAfee and Rupp. For additional information regarding these arrangements, see “Estimated Post-Employment Payments and Benefits” below.

Upon a change in control of VS&Co, VS&Co equity awards will only vest if the executive’s employment is terminated by the executive for good reason or by VS&Co other than for cause within 24 months of the change in control.

None of VS&Co’s executives (including our NEOs) is entitled to a tax gross-up for any excise taxes on compensation paid in connection with a change in control.

Perquisites

VS&Co provides its executives with perquisites that the HCCC has determined are reasonable and in the best interests of VS&Co and its stockholders. These perquisites may include supplemental disability and life insurance coverage provided by VS&Co for associates at the Vice President level and above, including our NEOs.

VS&Co provides certain personal security services to our executives based on an independent third-party assessment of risk. We believe these personal security services are consistent with prevailing practice among high-profile, customer centric companies and benefit us as those security services are intended to help our executives more securely and safely perform their job duties. Although the provision of the security services arises from the nature of our executives’ employment duties, public profiles, and the location of our places of business, the costs associated with certain of those security services, including security services provided during travel to and from work, are considered discloseable perquisites under the SEC’s compensation rules.

The incremental cost to us of providing such perquisites to our named executive officers is included in the amounts shown in the “All Other Compensation” column of the Summary Compensation Table and further described in the footnotes to the table.

Compensation Governance

Tax Deductibility

Section 162(m) of the Internal Revenue Code generally does not allow a tax deduction to public companies for compensation paid to certain executive officers that is more than $1 million during the tax year. Section 162(m) of the Internal Revenue Code provided an exemption from this deduction limitation for compensation that qualified as “performance-based compensation.” However, as part of the Tax Cuts and Jobs Act of 2017, this exemption was repealed, effective for taxable years beginning after December 31, 2017, subject to transition relief for certain “grandfathered” arrangements in effect as of November 2, 2017.

In the exercise of its business judgment, the HCCC retains the flexibility to award and pay compensation even if the compensation is not deductible by VS&Co for tax purposes if it believes it is in the Company’s best interests.

VS&Co | 2025 PROXY STATEMENT	53

COMPENSATION DISCUSSION AND ANALYSIS

Stock Ownership Guidelines
The HCCC encourages VS&Co stock ownership by our executives through stock ownership guidelines that promote a long-term focus on performance, discourage inappropriate risk-taking and align the interests of our executives with those of our stockholders. Stock ownership guidelines can be met through direct or beneficial ownership of VS&Co common stock, including VS&Co common stock held under stock incentive and retirement plans. Unvested restricted stock units count towards ownership guidelines, but in-the-money
stock options and unvested PSUs do not.
VS&Co’s Chief Executive Officer is required to achieve and maintain beneficial ownership of VS&Co common stock with a value of six times her base salary. VS&Co’s other covered executives, including the NEOs, are required to achieve and maintain beneficial ownership of VS&Co common stock with a value of three times such executive’s base salary within five years of becoming subject to the stock ownership guidelines. Members of the Board of Directors are required to maintain at least the number of net shares received as compensation for their service on the Board over the previous four years. All of our executive officers and directors are currently on track for compliance with the ownership guidelines by the required deadlines.
Recovery of Cash Bonus and Stock Compensation
In 2022, the HCCC adopted an incentive compensation Clawback Policy in line with corporate governance best practice. Our Clawback Policy includes a cause-related clawback provision that applies to all cash-based performance or incentive compensation and both time and performance-based equity compensation granted, awarded, issued, paid or payable for all Senior Vice Presidents and above. The HCCC determines if a cause-related clawback trigger exists. The triggers are defined as:

•	an executive was grossly negligent in the performance of duties;

•	an executive has pled “guilty” or “no contest” to, or has been convicted of, an act which is defined as a felony under applicable federal or state law;

•	an executive has engaged in misconduct in bad faith that could reasonably be expected to materially harm the Company’s business or its reputation; or
•
an executive has violated a material provision of the Company’s Code of Conduct, including, but not limited to, committing Subject Conduct or other violations of the Company’s Discrimination, Anti-Harassment, Sexual Harassment and
Non-Retaliation
policies. “Subject Conduct” means sexual harassment (including creation of a hostile work environment), gender discrimination and retaliation.

The policy was further revised in 2023 to comply with SEC rules and NYSE listing standards. Our Clawback Policy is filed as an exhibit to our 2024 Annual Report.
Policy Regarding Hedging or Pledging
The VS&Co Insider Trading Policy prohibits our directors and executives from engaging in transactions in derivative securities (including puts, calls, collars, forward contracts, equity swaps, exchange funds and the like) relating to VS&Co securities, transactions hedging the risk of ownership of VS&Co securities and short sales of VS&Co securities. In addition, directors and executives are prohibited from holding VS&Co securities in margin accounts or pledging VS&Co securities as collateral for loans.
Risk Assessment
The Company has determined that any risks arising from its compensation programs and policies are not reasonably likely to have a material adverse effect on the Company. VS&Co’s compensation programs and policies mitigate risk by combining performance-based, long-term compensation elements with payouts that are highly correlated to the value delivered to stockholders. The combination of performance measures for short-term incentive payouts and the equity compensation programs, share ownership guidelines for named executive officers, as well as the multi-year vesting schedules for equity awards encourage employees to maintain both a short-
and long-term view with respect to Company performance.
Equity Award Grant Practices
The Company does not currently grant new awards of stock options, stock appreciation rights or similar option-like instruments, and generally is not in the practice of granting such awards. Accordingly, the Company has no specific policy or practice on the timing of such awards in relation to the disclosure of material nonpublic information by the Company. In the event that the HCCC determines to grant stock options or similar option-like instruments, the Board or HCCC will evaluate the proper steps to take in relation to the timing of such awards.

54	VS&Co | 2025 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Committee Report

The Human Capital and Compensation Committee of the Board of Directors is composed of five directors who are independent, as defined under the NYSE listing standards. Additionally, each member of the Human Capital and Compensation Committee is a “non-employee director” within the meaning of Section 16b-3 under the Securities Exchange Act of 1934, as amended.

The Human Capital and Compensation Committee has reviewed and discussed the CD&A with management. Based on that review and discussion, the Human Capital and Compensation Committee recommended to the Board that the CD&A be included in this Proxy Statement and in the Annual Report on Form 10-K for the fiscal year ended February 1, 2025.

Human Capital and Compensation Committee

Irene Chang Britt, Chair

Jacqueline Hernández

Rod Little

Lauren Peters

Anne Sheehan

VS&Co | 2025 PROXY STATEMENT	55

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Tables

2024 Summary Compensation Table

The following table sets forth information concerning total compensation earned by or paid to our NEOs for the fiscal year ended February 1, 2025.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)

Hillary Super	2024	481,319	–	5,750,004	–	1,532,621	769,426	8,533,370

Chief Executive Officer

Scott Sekella	2024	8,242	–	–	–	14,255	5	22,502

Chief Financial Officer

Dein Boyle	2024	861,154	–	868,695	–	1,359,834	25,656	3,115,339

Chief Operating Officer

Melinda McAfee	2024	746,154	–	2,259,559	–	943,238	22,991	3,971,942

Chief Human Resources and Legal Officer	2023	720,755	–	1,560,183		254,149	29,695	2,564,782

Martin Waters	2024	721,154	45,139	8,292,068	–	3,144,125	548,049	12,750,535

Former Chief Executive Officer	2023	1,250,000	–	8,851,198	–	788,738	35,315	10,925,251
	2022	1,250,000	1,000,000	9,450,415	–	788,400	31,097	12,519,912

Timothy Johnson	2024	821,154	–	1,657,030	–	1,037,561	25,560	3,541,305

Former Chief Financial and Administrative Officer	2023	795,755	–	1,721,602	–	280,440	34,973	2,832,770
	2022	770,673	–	2,315,465	–	271,560	14,542	3,372,240

Christine Rupp	2024	678,558	–	2,038,617	–	2,170,075	349,822	5,237,072

Former Chief Customer Officer	2023	980,755	960,000	2,119,695	–	586,996	18,291	4,665,737
	2022	382,418	–	4,248,661	–	455,597	585,286	5,671,962

Gregory Unis	2024	735,000	–	3,314,022	–	2,351,806	379,653	6,780,481

Former Brand President, Victoria’s Secret & PINK	2023	997,358	–	3,561,545	–	634,671	36,385	5,229,959
	2022	880,000	700,000	2,617,456	–	524,198	31,281	4,752,935

(1) The amount reported for 2024 represents payment to Mr. Waters in lieu of a full 30 day notice period per the terms of his employment agreement.

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COMPENSATION DISCUSSION AND ANALYSIS

(2) The amounts reported represent the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, of PSUs (at target) and RSUs granted during the fiscal year. The amounts reported do not represent amounts paid to or realized by the NEOs. Assumptions used in the calculation of the stock awards included in this column are included in Note 18 to the consolidated financial statements included in the 2024 Annual Report. The accounting values of the PSUs granted during fiscal 2024, assuming that the highest level of performance conditions will be achieved, are: Mr. Boyle—$872,371; Ms. McAfee—$2,269,121; Mr. Waters—$9,984,141; Mr. Johnson—$1,664,042; Ms. Rupp—$2,047,244; and Mr. Unis—$3,328,047.

(3) The amounts reported represent the aggregate value of the non-equity performance-based incentive compensation paid for the applicable Spring and Fall selling seasons and the annual performance period, including achievement against strategic metrics, based on the full fiscal year, as applicable. Incentive compensation targets are set based on a percentage of base salary and are paid both seasonally and annually based on the achievement of adjusted operating income, revenue results and strategic metrics. Ms. Super’s and Mr. Sekella’s target short-term incentive payouts were established at the time they joined the Company. They were eligible for pro-rated payouts under the STIP based on their start dates relative to the applicable performance period.

(4) The elements of compensation included in the “All Other Compensation” column for fiscal 2024 are set forth in the table below.

Name	Company Contributions to the Executive’s Qualified and Non- Qualified Retirement Plan Account ($)	Incremental Company Cost to Provide Supplemental Life and Disability Insurance Coverage ($)	Other ($)	Total ($)

Hillary Super(a)	–	252	769,174	769,426

Scott Sekella	–	5	–	5

Dein Boyle	24,929	727	–	25,656

Melinda McAfee	22,361	630	–	22,991

Martin Waters(b)	18,839	364	528,846	548,049

Timothy Johnson	24,867	693	–	25,560

Christine Rupp(b)	17,437	558	331,827	349,822

Gregory Unis(b)	19,528	510	359,615	379,653

(a) Other amount reflects one-time expenses incurred in connection with Ms. Super’s personal security ($11,181) and relocation ($757,993) pursuant to the Company’s relocation policy. The relocation policy covers the cost of realtor’s fees on the sale of the executive’s then-current home, six-month temporary housing in the new location, and tax protection. These were the three main components of the program. We anticipate some carryover of expenses to 2025 as Ms. Super’s relocation will not be finalized until first quarter of 2025.

(b) Other amounts reflects cash severance payments made to Mr. Waters, Ms. Rupp and Mr. Unis under the terms of their respective employment or severance agreements.

VS&Co | 2025 PROXY STATEMENT	57

COMPENSATION DISCUSSION AND ANALYSIS

Grants of Plan-Based Awards for Fiscal 2024

The following table provides information relating to plan-based awards and opportunities granted to the NEOs during fiscal 2024.

			Estimated Potential Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)

Name/Award Type	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock Awards ($)(4)

Hillary Super

Annual Incentive			164,671	968,654	2,227,904

RSUs(5)	10/7/2024	8/12/2024							237,800	5,750,004

Scott Sekella

Annual Incentive			1,611	9,478	21,799

Dein Boyle

Annual Incentive			183,813	1,081,250	2,486,875

PSUs	3/19/2024	3/19/2024				11,583	23,166	46,332		436,186

RSUs	3/19/2024	3/19/2024							23,166	432,509

Melinda McAfee

Annual Incentive			127,500	750,000	1,725,000

PSUs	3/19/2024	3/19/2024				30,129	60,257	120,514		1,134,551

RSUs	3/19/2024	3/19/2024							60,257	1,124,998

Martin Waters

Annual Incentive			425,000	2,500,000	5,750,000

PSUs	3/19/2024	3/19/2024				132,566	265,131	530,262		4,992,061

RSUs	3/19/2024	3/19/2024							176,754	3,299,997

Timothy Johnson

Annual Incentive			140,250	825,000	1,897,500

PSUs	3/19/2024	3/19/2024				22,095	44,189	88,378		832,012

RSUs	3/19/2024	3/19/2024							44,189	825,009

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COMPENSATION DISCUSSION AND ANALYSIS

			Estimated Potential Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)

Name/Award Type	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock Awards ($)(4)

Christine Rupp

Annual Incentive			293,335	1,725,500	3,968,650

PSUs	3/19/2024	3/19/2024				27,183	54,365	108,730		1,023,613

RSUs	3/19/2024	3/19/2024							54,365	1,014,995

Gregory Unis

Annual Incentive			317,900	1,870,000	4,301,000

PSUs	3/19/2024	3/19/2024				44,189	88,377	176,754		1,664,014

RSUs	3/19/2024	3/19/2024							88,377	1,649,999

(1) “Non-Equity Incentive Plan Awards” represent the threshold, target and maximum opportunities for the fiscal 2024 Spring and Fall seasons, the annual performance period based on the full fiscal year and the strategic metric modifier. The actual amount earned under this plan is disclosed in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

(2) “Equity Incentive Plan Awards” are PSUs granted during the fiscal year pursuant to the VS 2021 Stock Plan. PSUs are eligible to vest at the end of the three-year performance period, with the number of shares to be awarded determined based on the achievement of (i) 3-year cumulative operating income goals and (ii) 3-year cumulative total shareholder return relative to the S&P 1500 Specialty Retail Index.

(3) “All Other Stock Awards” are RSUs granted during the fiscal year pursuant to the VS 2021 Stock Plan. Awards vest 30% on the first and second anniversaries of the grant date and 40% on the third anniversary of the grant date.

(4) RSUs and the portion of PSUs based on 3-year cumulative operating income results are valued by multiplying the closing price of our common shares on the NYSE on the grant date by the number of units awarded. The portion of PSUs based on 3-year cumulative total shareholder return relative to the S&P 1500 Specialty Retail Index results is valued using a Monte Carlo simulation valuation model which applies a risk-free interest rate and volatility assumptions. The risk-free interest rate is based on treasury constant maturity yields as reported in the H.15 Federal Reserve Statistical Release on the grant date with a term corresponding to the length of the remaining performance period. Due to our limited trading history, the volatility assumption was set equal to the average volatility for the companies in the S&P 1500 Specialty Retail Index and VS&Co was excluded from the correlation calculation. The assumed per-share value is 101.7% of the closing stock price on the date of the grant, using a risk-free interest rate of 4.50% and volatility of 45.4%. The accounting values differ from the compensation values of the PSU awards disclosed in the CD&A.

(5) RSUs granted to Ms. Super upon her hire to replace unvested equity from her prior employer, bridge the gap until the next annual grant cycle and provide an equity stake in the company.

VS&Co | 2025 PROXY STATEMENT	59

COMPENSATION DISCUSSION AND ANALYSIS

Outstanding Equity Awards at Fiscal Year-End for Fiscal 2024

The table below shows the number of shares underlying exercisable stock options and unvested PSUs and RSUs held by our NEOs on February 1, 2025.

	Option Awards(1)					Stock Awards

Name	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($/Sh)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)(3)

Hillary Super		–	–			237,800	(4)	8,646,408	–		–

Scott Sekella		–	–			–		–	–		–

Dein Boyle	2/4/2015	7,930	–	49.62	2/4/2025

	3/31/2016	14,221	–	52.74	3/31/2026

	3/21/2017	7,370	–	28.29	3/31/2027

	3/21/2018	5,849	–	23.68	3/21/2028

	3/28/2019	17,207	–	16.78	3/28/2029

	3/21/2021	16,989	–	36.20	3/16/2031

						35,902	(5)	1,305,397	56,276	(6)	2,046,196

Melinda McAfee						86,337	(7)	3,139,213	141,691	(8)	5,151,885

Martin Waters	4/2/2015	23,285	–	54.76	4/2/2025

	3/31/2016	14,221	–	52.74	3/31/2026

	3/31/2017	23,861	–	28.29	3/31/2027

	3/21/2018	29,302	–	23.68	3/21/2028

	3/28/2019	42,459	–	16.78	3/28/2029

						47,559	(9)	1,729,245	150,949	(10)	5,488,506

Timothy Johnson						71,135	(11)	2,586,469	109,951	(12)	3,997,819

Christine Rupp						22,149	(13)	805,338	36,398	(14)	1,323,431

Gregory Unis						29,475	(15)	1,071,711	56,683	(16)	2,060,994

(1) Option awards granted prior to our spin-off from L Brands. The number of options represent the adjusted number of outstanding awards. The awards and grant price were adjusted in a manner intended to preserve the overall intrinsic value of the converted equity awards by taking into account the relative value of L Brands common stock before the spin-off and the value of VS&Co common stock after the spin-off.

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COMPENSATION DISCUSSION AND ANALYSIS

(2) The market value is the product of $36.36, the closing price of our common shares on the NYSE on January 31, 2025, and the number of shares subject to unvested stock awards.

(3) PSUs granted in fiscal 2022 reflect actual percentage achieved of 39.2%. Based on current performance in accordance with the SEC rules, PSUs granted in fiscal 2023 assume threshold payout level and PSUs granted in fiscal 2024 assume maximum payout level. Outstanding PSUs, if earned, will pay out three years after grant in March 2025, March 2026 and March 2027, respectively.

(4) Reflects RSUs that vest as follows: 71,340 shares on October 7, 2025; 71,340 shares on October 7, 2026; and 95,120 shares on October 7, 2027.

(5) Reflects RSUs that vest as follows: 7,278 shares on March 16, 2025; 6,949 shares on March 19, 2025; 5,458 shares on March 16, 2026; 6,950 shares on March 19, 2026; and 9,267 on March 19, 2027.

(6) Reflects PSUs that vest, subject to achievement of performance conditions, as follows: 3,121 shares on March 16, 2025; 6,823 shares on March 16, 2026; and 46,332 shares on March 19, 2027.

(7) Reflects RSUs that vest as follows: 11,339 shares on March 16, 2025; 18,076 shares on March 19, 2025; 5,319 shares on October 31, 2025; 9,422 shares on March 16, 2026; 18,077 shares on March 19, 2026; and 24,104 shares on March 19, 2027.

(8) Reflects PSUs that vest, subject to achievement of performance conditions, as follows: 9,400 shares on March 16, 2025; 11,777 shares on March 16, 2026; and 120,514 shares on March 19, 2027.

(9) Reflects RSUs that vest as follows: 23,010 shares on March 16, 2025 and 24,549 shares on March 19, 2025.

(10) Reflects PSUs that vest, subject to achievement of performance conditions, as follows: 34,344 shares on March 16, 2025; 42,957 shares on March 16, 2026; and 73,648 shares on March 19, 2027.

(11) Reflects RSUs that vest as follows: 13,818 shares on March 16, 2025; 13,256 shares on March 19, 2025; 2,732 shares on August 1, 2025; 10,396 shares on March 16, 2026; 13,257 shares on March 19, 2026; and 17,676 shares on March 19, 2027.

(12) Reflects PSUs that vest, subject to achievement of performance conditions, as follows: 8,577 shares on March 16, 2025; 12,996 shares on March 16, 2026; and 88,378 shares on March 19, 2027.

(13) Reflects RSUs that vest as follows: 6,401 shares on March 16, 2025; 9,061 shares on March 19, 2025; and 6,687 shares on October 3, 2025.

(14) Reflects PSUs that vest, subject to achievement of performance conditions, as follows: 10,275 shares on March 16, 2025; 8,001 shares on March 16, 2026; and 18,122 shares on March 19, 2027.

(15) Reflects RSUs that vest as follows: 9,868 shares on March 16, 2025; 14,730 shares on March 19, 2025; and 4,877 shares on July 3, 2025.

(16) Reflects PSUs that vest, subject to achievement of performance conditions, as follows: 10,073 shares on March 16, 2025; 17,149 shares on March 16, 2026; and 29,460 shares on March 19, 2027.

Option Exercises and Stock Vested for Fiscal 2024

The table below shows stock options that were exercised and PSUs and RSUs that vested during fiscal 2024 for each of our NEOs.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)

Hillary Super	–	–	–	–

Scott Sekella	–	–	–	–

Dein Boyle	–	–	14,978	274,697

Melinda McAfee	–	–	20,292	444,374

Martin Waters	–	–	107,277	2,052,739

Timothy Johnson	–	–	29,016	594,153

Christine Rupp	–	–	39,689	900,607

Gregory Unis	97,875	2,093,714	35,606	623,039

(1) This column represents shares acquired on vesting of PSUs granted during fiscal 2021 and RSUs granted during fiscal 2021, 2022 and 2023.

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COMPENSATION DISCUSSION AND ANALYSIS

Estimated Post-Employment Payments and Benefits

VS&Co has entered into certain agreements with Mses. Super and McAfee and Messrs. Sekella, Boyle, and Johnson that require VS&Co to provide compensation in the event of a qualifying termination of employment, including a termination following a change in control of VS&Co. In addition, participants in the VS 2021 Stock Plan receive accelerated vesting of equity awards in the event of termination due to death or upon a “change in control” in the event of the participant’s termination of employment (other than for “cause”) within 24 months of the change in control (commonly referred to as “double-trigger” vesting).

However, the HCCC retains discretion to provide additional benefits to NEOs upon termination or resignation if it determines the circumstances so warrant.

The following tables set forth the expected benefits that would be received by each of the NEOs in the event of termination resulting from various scenarios, assuming a termination date of February 1, 2025 and a stock price of $36.36, the price of VS&Co common stock on the last trading day of the fiscal year. Each scenario relates to the single termination event described and amounts are not cumulative in situations where multiple scenarios may apply. The paragraphs following the table explain the general provisions applicable to each termination or change of control situation.

Hillary Super

	Involuntary Without Cause or Voluntary With Good Reason ($)	Death ($)(1)	Disability ($)	Termination Following Change of Control ($)	Retirement ($)(2)

Base Salary	2,400,000	–	600,000	3,600,000	–

Bonus(3)	2,100,000	1,470,000	1,470,000	7,770,000	–

Long-Term Incentive Awards(4)	720,546	8,646,408	8,646,408	8,646,408	–

Benefits(5)	26,544	2,000,000	–	26,544	–

Total	5,247,090	12,116,408	10,716,408	20,042,952	–
Scott Sekella

	Involuntary Without Cause or Voluntary With Good Reason ($)	Death ($)(1)	Disability ($)	Termination Following Change of Control ($)	Retirement ($)(2)

Base Salary	1,500,000	–	487,500	1,500,000	–

Bonus(3)	750,000	525,000	525,000	525,000	–

Long-Term Incentive Awards(4)	–	–	–	–	–

Benefits(5)	31,417	2,000,000	–	31,417	–

Total	2,281,417	2,525,000	1,012,500	2,056,417	–

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COMPENSATION DISCUSSION AND ANALYSIS

Dein Boyle

	Involuntary Without Cause or Voluntary With Good Reason ($)	Death ($)(1)	Disability ($)	Termination Following Change of Control ($)	Retirement ($)(2)

Base Salary	1,730,000	–	516,250	1,730,000	–

Bonus(3)	1,081,250	756,875	756,875	1,680,359	–

Long-Term Incentive Awards(4)	109,371	115,807	115,807	115,807	1,145,938

Benefits(5)	33,874	1,730,000	–	33,874	–

Total	2,954,495	2,602,682	1,388,932	3,560,040	1,145,938
Melinda McAfee

	Involuntary Without Cause or Voluntary With Good Reason ($)	Death ($)(1)	Disability ($)	Termination Following Change of Control ($)	Retirement ($)(2)

Base Salary	1,500,000	–	487,500	1,500,000	–

Bonus(3)	750,000	525,000	525,000	1,092,832	–

Long-Term Incentive Awards(4)	2,463,608	6,100,154	6,100,154	7,930,407	–

Benefits(5)	33,874	1,500,000	–	33,874	–

Total	4,747,482	8,125,154	7,112,654	10,557,113	–
Timothy Johnson

	Involuntary Without Cause or Voluntary With Good Reason ($)	Death ($)(1)	Disability ($)	Termination Following Change of Control ($)	Retirement ($)(2)

Base Salary	1,650,000	–	506,250	1,650,000	–

Bonus(3)	825,000	577,500	577,500	1,279,238	–

Long-Term Incentive Awards(4)	3,318,614	4,977,575	4,977,575	6,729,327	784,375

Benefits(5)	33,874	1,650,000	–	33,874	–

Total	5,827,488	7,205,075	6,061,325	9,692,439	784,375

(1) Generally, in the event of an NEO’s death, subject to the achievement of any underlying performance conditions, any time-based vesting conditions are deemed satisfied.

(2) Mr. Boyle and Mr. Johnson are eligible for the “vest into retirement” provision of the fiscal 2022 and fiscal 2023 PSU awards. The “vest into retirement” provision applies if the termination occurs more than one year from the grant date, provided the executive has met the 55 years of age and 7 years of service requirements. The fiscal 2022 PSU award will vest and settle in March 2025 and the fiscal 2023 PSU award will vest and settle in March 2026 based on VS&Co’s achievement of performance goals for the 3-year period.

VS&Co | 2025 PROXY STATEMENT	63

COMPENSATION DISCUSSION AND ANALYSIS

(3) Bonus amounts assumed at target. Under an ‘‘Involuntary without Cause or Voluntary with Good Reason’’ termination scenario, actual bonus payments would be equal to the bonus payment the NEO would have received if he or she had remained employed with VS&Co for a period of one year after the termination date of February 1, 2025. Under a ‘‘Termination following Change in Control’’ scenario, Ms. Super will receive a bonus payment equal to three times her annual target plus a prorated amount for the season in which her employment is terminated; Mr. Sekella, Ms. McAfee, Mr. Boyle and Mr. Johnson will receive bonus payments equal to the sum of the last four seasonal bonus payments received plus a prorated amount for the season in which her or his employment is terminated.

(4) Reflects the value of unvested RSUs and PSUs that, subject to achievement of pre-established performance conditions, if applicable, would become vested based on the $36.36 fair market value of a share of VS&Co common stock on the last trading day of the fiscal year (January 31, 2025). PSUs are presented in the table using the same payout assumptions as noted in footnote 3 to the Outstanding Equity Awards at Fiscal Year-End for Fiscal 2024 table.

(5) Includes the continuation of medical and dental benefits or life insurance payment in the event of death.

Ms. Super’s Employment Agreement

Involuntary Termination

Pursuant to Ms. Super’s employment agreement, in the event of a termination of employment by VS&Co other than for “cause” or by the executive for “good reason,” other than within six months preceding or 24 months following a “change in control,” subject to the executive’s execution and nonrevocation of a general waiver and release of claims, the executive will be entitled to receive:

•	Continued payment of her base salary for 24 months following the termination date;

•	The incentive compensation she would have received if she had remained an associate of VS&Co for one year following the termination date;
•	A pro-rated portion of any outstanding unvested equity awards held by the executive as of the termination date, vesting according to the original vesting schedule; and

•	A lump sum payment in an amount equal to the difference between the total premium for Ms. Super’s COBRA coverage and her applicable contribution amount under the medical and dental plans for such coverage, multiplied by 24 months.

Death or Disability

In the event of a termination due to death or disability, the post-termination benefits generally consist of:

•	Pro-rated incentive compensation based on actual performance;

•	Accelerated vesting of stock options and RSUs in the event of death or stock options and RSUs vesting according to the original vesting schedule in the event of termination due to disability, and outstanding stock options remain exercisable within one year of termination, but in no case later than the date of expiration of the original term; and

•	PSUs vest on the original vesting date based on actual performance.

64	VS&Co | 2025 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Change of Control

If Ms. Super’s termination of employment occurs within six months preceding or 24 months following a “change in control,” subject to Ms. Super’s execution and nonrevocation of a general waiver and release of claims, she will be entitled to receive:

•	Continued payment of her base salary for 36 months following the termination date;

•	An amount equal to three times her target annual incentive compensation plus a pro-rated amount for the season in which the termination occurred based on actual performance;
•	Accelerated vesting of any outstanding unvested equity awards held by her as of the termination date; performance goals will be deemed to be achieved at target levels if less than one-third of the applicable performance period has lapsed, otherwise performance goals will be deemed achieved at maximum levels; and

•	A lump sum payment in an amount equal to the difference between the total premium for Ms. Super’s COBRA coverage and her applicable contribution amount under the medical and dental plans for such coverage, multiplied by 36 months.

Messrs. Sekella, Boyle and Johnson and Ms. McAfee’s Employment Agreements

Involuntary Termination

Pursuant to Messrs. Sekella, Boyle and Johnson and Ms. McAfee’s employment agreements, in the event of a termination of employment by VS&Co other than for “cause” or by the executive for “good reason,” other than during three months preceding or 24 months following a “change in control,” subject to the executive’s execution and nonrevocation of a general waiver and release of claims, the executive will be entitled to receive:

•	Continued payment of the executive’s base salary for 24 months following the termination date;

•	The incentive compensation the executive would have received if he or she had remained an associate of VS&Co for one year following the termination date;

•	A pro-rated portion of any outstanding unvested equity awards held by the executive as of the termination date, vesting according to the original vesting schedule;

•	For Messrs. Boyle and Johnson and Ms. McAfee, for a period of up to 24 months following the termination of employment, the executive and his or her beneficiaries will be entitled to receive medical and dental benefits substantially similar in the aggregate to those provided to the executive prior to the date of his or her termination of employment or the cash equivalent of company paid premiums for the severance period; and

•	For Mr. Sekella, a lump sum payment in an amount equal to the difference between the total premium for his COBRA coverage and his applicable contribution amount under the medical and dental plans for such coverage, multiplied by 24 months.

VS&Co | 2025 PROXY STATEMENT	65

COMPENSATION DISCUSSION AND ANALYSIS

Death or Disability

In the event of a termination due to death or disability, the post-termination benefits generally consist of:

•	Pro-rated incentive compensation based on actual performance;

•	Accelerated vesting of stock options and RSUs in the event of death or stock options and RSUs vesting according to the original vesting schedule in the event of termination due to disability, and outstanding stock options remain exercisable within one year of termination, but in no case later than the date of expiration of the original term; and
•	PSUs vest on the original vesting date based on actual performance.

Change of Control

If such termination of the executive’s employment occurs within three months preceding or 24 months following a “change in control,” subject to the executive’s execution and nonrevocation of a general waiver and release of claims, the executive will be entitled to receive:

•	Continued payment of the executive’s base salary for 24 months following the termination date;

•	An amount equal to the sum of the last four bonus payments plus a prorated amount for the season in which his or her employment is terminated, based on actual performance;

•	Accelerated vesting of any outstanding unvested equity awards held by the executive as of the termination date; performance goals will be deemed to be achieved at target levels if less than one-third of the applicable performance period has lapsed, otherwise performance goals will be deemed achieved at maximum levels;
•	For Messrs. Boyle and Johnson and Ms. McAfee, for a period of 24 months following the termination of employment (or earlier if the executive becomes subsequently employed), the executive and his beneficiaries will be entitled to receive medical and dental benefits substantially similar in the aggregate to those provided prior to the date of his or her termination of employment or the cash equivalent of company paid premiums; and

•	For Mr. Sekella, a lump sum payment in an amount equal to the difference between the total premium for his COBRA coverage and his applicable contribution amount under the medical and dental plans for such coverage, multiplied by 24 months.

Definitions of “Cause” and “Good Reason”

The agreements described above contain customary definitions of “cause” and “good reason.” “Cause” generally means that (i) the NEO was grossly negligent in the performance of his or her duties with the company (other than a failure resulting from the NEO’s incapacity due to physical or mental illness); (ii) the NEO has pled “guilty” or “no contest” to or has been convicted of an act which is defined as a felony under federal or state law; or (iii) the NEO engaged in misconduct in bad faith which could reasonably be expected to materially harm VS&Co’s business or its reputation.

In addition, the NEO has the right to resign for “good reason” in case of certain events. “Good reason” generally means (i) the NEO’s failure to continue in a capacity originally contemplated in the NEO’s agreement; (ii) the assignment to the NEO of any duties materially inconsistent with the NEO’s position, duties, authority, responsibilities or reporting requirements, as set out in his or her agreement; (iii) a material reduction of or a delay in payment of the NEO’s total cash compensation and benefits from those required to be provided; (iv) the failure by VS&Co to obtain the assumption in writing of its obligation to perform the agreement by a successor; or (v) the relocation of the NEO’s principal place of employment from the current location.

Definition of “Change in Control”

A “change in control” will be deemed to have occurred upon the first of any of the following events to occur: (i) the consummation of any sale of stock, merger, consolidation, spin-off or similar transaction following which L Brands no longer directly or indirectly owns at least fifty percent (50%) of the voting securities of VS&Co then outstanding; (ii) any person (other than an “excluded

66	VS&Co | 2025 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

person,” as defined in the applicable agreement) becomes the “beneficial owner” (as defined under Rule 13d-3 of the Exchange Act) of securities representing fifty percent (50%) or more of the combined voting power of VS&Co common stock then outstanding other than solely as a result of a stock acquisition by VS&Co; provided that a person whose beneficial ownership increases to fifty percent (50%) or more as a result of a stock acquisition by VS&Co which reduces the VS&Co common stock outstanding and proportionately increases the percentage ownership of the remaining stockholders will not be treated as having an acquisition solely as a result of a stock acquisition by VS&Co unless or until that person later becomes the “beneficial owner” of any additional VS&Co common stock at a time that the person is the “beneficial owner” of fifty percent (50%) or more of the combined voting power of the VS&Co common stock then outstanding; (iii) the sale or other disposition of all or substantially all of the assets of VS&Co; or (iv) the consummation of a complete liquidation or dissolution of VS&Co.

No Tax Gross-ups

In the event of a termination following a “change in control,” none of our NEOs are entitled to reimbursement or gross-up for any excise taxes that may be imposed under Section 280G of the Internal Revenue Code.

Messrs. Waters and Unis and Ms. Rupp’s Departures

Mr. Waters, our former CEO, was terminated from his role effective August 13, 2024. Mr. Unis, our former Brand President, Victoria’s Secret & PINK, and Ms. Rupp, our former Chief Customer Officer, were terminated from their roles effective September 3, 2024. Messrs. Waters and Unis and Ms. Rupp’s departures entitle them to severance benefits as their departures were involuntary terminations without cause under the terms of their respective employment and severance agreements.

The following table sets forth the estimated payments and benefits Messrs. Waters and Unis and Ms. Rupp became entitled to receive upon their departures.

	Base Salary(1)	Bonus(2)	Long Term Incentive Awards(3)	Benefits(4)

Martin Waters	2,400,000	3,410,375	7,217,751	33,874

Christine Rupp	2,030,000	2,374,547	2,128,769	33,874

Gregory Unis	2,200,000	2,573,401	3,132,705	27,713

(1) Under the terms of their employment agreements, Messrs. Waters and Unis and Ms. Rupp are entitled to continued payment of their base salary for 24 months following the termination date.

(2) Bonus payments Messrs. Waters and Unis and Ms. Rupp would have received if he or she had remained employed with VS&Co for a period of one year after the termination date. The amounts reported represent the aggregate values of the non-equity performance-based incentive compensation paid for the Fall 2024 selling season, the 2024 annual performance period, including the strategic metric modifer, and the Spring 2025 selling season payout assumed at target.

(3) Includes the pro-ration of long-term incentive awards, as follows: Mr. Waters—150,949 PSUs and 47,559 RSUs; Ms. Rupp—36,398 PSUs and 22,149 RSUs; and Mr. Unis—56,683 PSUs and 29,475 RSUs. The market value is the product of $36.36, the closing price of our common shares on the NYSE on January 31, 2025, and the number of shares subject to unvested stock awards. PSUs are valued using the same payout assumptions as noted in footnote 3 to the Outstanding Equity Awards at Fiscal Year-End for Fiscal 2024 table. Pro-rated awards will vest according to the original vesting schedule, as detailed in footnotes 9, 10, 13, 14, 15 and 16 to the Outstanding Equity Awards at Fiscal Year-End for Fiscal 2024 table.

(4) For a period of up to 24 months, Messrs. Waters and Unis and Ms. Rupp are entitled to receive medical and dental benefits substantially similar in the aggregate to those provided prior to their termination date.

VS&Co | 2025 PROXY STATEMENT	67

COMPENSATION DISCUSSION AND ANALYSIS

CEO Pay Ratio

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and SEC rules, the following disclosure provides the ratio of the annual total compensation of Ms. Super, our CEO, to the annual total compensation of our median associate.

For fiscal 2024, the annual total compensation of our median associate, other than the CEO, was $11,747. Ms. Super’s annualized compensation for fiscal 2024 was $10,332,145. Based on this information, the ratio of the annual total compensation of the CEO to the median annual total compensation of all other associates was estimated to be 880 to 1.

Our median associate was determined based on cash compensation paid during the fiscal year for all associates active as of the last day of the fiscal year, February 1, 2025, including part-time associates. Both Mr. Waters and Ms. Super served as CEO of VS&Co during 2024. Because Ms. Super served as CEO on February 1, 2025, we used Ms. Super’s annualized compensation for fiscal 2024 to determine the CEO pay ratio. The annual total compensation was calculated for both Ms. Super and the median associate in accordance with the SEC rules applicable to the Summary Compensation Table.

The SEC’s rules for identifying the median associate and calculating the pay ratio allow companies to use different methodologies, exclusions, estimates and assumptions that reflect their associate populations and compensation practices. As a result, the pay ratio reported by us may not be comparable to the pay ratio reported by other companies.

68	VS&Co | 2025 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Pay Versus Performance
As required by the Dodd-Frank Act and SEC rules, the following disclosure provides the relationship between executive compensation actually paid (as defined by SEC rules) and the financial performance of VS&Co over the applicable time period.

							Value of Initial Fixed $100 Investment Based on:

Year	Summary Compensation Table Total for PEO (1) ($) (Super)	Summary Compensation Table Total for PEO (1) ($) (Waters)	Compensation Actually Paid to PEO (2) ($) (Super)	Compensation Actually Paid to PEO (2) ($) (Waters)	Average Summary Compensation Table Total for non-PEO NEOs (1) ($)	Average Compensation Actually Paid to non-PEO NEOs (2) ($)	Total Shareholder Return (3) ($)	Peer Group Total Shareholder Return (3) ($)	Net Income ($)	Operating Income (4) ($)

2024	8,533,370	12,750,535	11,429,774	6,837,495	3,778,107	4,622,728	62	142	169,000,000	310,000,000

2023	–	10,925,251	–	1,626,259	3,823,312	1,696,135	46	108	116,000,000	246,000,000

2022	–	12,519,912	–	(3,313,155)	4,884,890	2,915,978	67	77	338,000,000	478,000,000

2021	–	12,905,231	–	27,852,235	4,601,134	9,248,185	96	93	646,000,000	870,000,000
(1) Ms. Super began serving as the Principal Executive Officer (“PEO”) on September 9, 2024. Mr. Waters was the PEO prior to Ms. Super’s appointment and the PEO for fiscal 2023, 2022 and 2021.
Non-PEO
NEOs include Mr. Sekella, Mr. Boyle, Ms. McAfee, Mr. Johnson, Ms. Rupp and Mr. Unis for fiscal 2024; Mr. Johnson, Ms. McAfee, Ms. Rupp and Mr. Unis for fiscal 2023; Mr. Johnson, Amy Hauk, Ms. Rupp and Mr. Unis for fiscal 2022; and Mr. Johnson, Mr. Boyle, Ms. Hauk, and Mr. Unis for fiscal 2021.
(2) To calculate Compensation Actually Paid (“CAP”), the following amounts were deducted from and added to Summary Compensation Table (“SCT”) total compensation:
PEO SCT Total to CAP Reconciliation

Year	Salary ($)	Bonus ($)	Non-Equity Incentive Compensation ($)	All Other Compensation ($)	SCT Total ($)	Deductions from SCT Total (a) ($)	Additions to SCT Total (b) ($)	CAP ($)

Hillary Super

2024	481,319	–	1,532,621	769,426	8,533,370	(5,750,004)	8,646,408	11,429,774

Martin Waters

2024	721,154	45,139	3,144,125	548,049	12,750,535	(8,292,068)	2,379,028	6,837,495

2023	1,250,000	–	788,738	35,315	10,925,251	(8,851,198)	(447,794)	1,626,259

2022	1,250,000	1,000,000	788,400	31,097	12,519,912	(9,450,415)	(6,382,652)	(3,313,155)

2021	1,250,000	1,600,000	3,395,700	125,956	12,905,231	(6,500,029)	21,447,033	27,852,235
Non-PEO
NEO SCT Total to CAP Reconciliation

Year	Salary ($)	Bonus ($)	Non-Equity Incentive Compensation ($)	All Other Compensation ($)	SCT Total ($)	Deductions from SCT Total (a) ($)	Additions to SCT Total (b) ($)	CAP ($)

2024	641,710	–	1,312,795	133,948	3,778,107	(1,689,654)	2,534,275	4,622,728

2023	873,656	240,000	439,064	29,836	3,823,312	(2,240,756)	113,579	1,696,135

2022	758,032	375,000	466,226	165,720	4,884,890	(3,119,912)	1,151,000	2,915,978

2021	785,979	950,000	1,731,110	79,702	4,601,134	(1,040,000)	5,687,051	9,248,185
(a) Represents the grant date fair value of equity-based awards granted each year.
(b) Reflects the value of equity calculated in accordance with the SEC methodology for determining CAP for each year shown. The equity component of CAP for fiscal 2024, 2023, 2022 and 2021 is further detailed in the tables below. “FYE” means fiscal year end.

VS&Co | 2025 PROXY STATEMENT	69

COMPENSATION DISCUSSION AND ANALYSIS

2024	Fair Value of Current Year Equity Awards at FYE (i) ($)	Fair Value of Current Year Equity Awards That Vested in 2024 ($)	Change in Value of Prior Year Awards Unvested at FYE (i) ($)	Change in Value of Prior Year Awards That Vested in 2024 (i) ($)	Fair Value of Awards Forfeited in 2024 ($)	Equity Value included in CAP (i) ($)

PEO Super	8,646,408	–	–	–	–	8,646,408

PEO Waters	2,628,350	575,920	923,998	(416,125)	(1,333,114)	2,379,028

Non-PEO NEOs	2,574,419	95,481	446,858	(171,023)	(411,461)	2,534,275

2023	Fair Value of Current Year Equity Awards at FYE (i) ($)	Fair Value of Current Year Equity Awards That Vested in 2023 ($)	Change in Value of Prior Year Awards Unvested at FYE (i) ($)	Change in Value of Prior Year Awards That Vested in 2023 (i) ($)	Fair Value of Awards Forfeited in 2023 ($)	Equity Value included in CAP (i) ($)

PEO	4,395,585	–	(3,969,929)	(873,450)	–	(447,794)

Non-PEO NEOs	1,512,258	–	(1,006,822)	(391,857)	–	113,579

2022	Fair Value of 2022 Equity Awards at FYE (i) ($)	Fair Value of 2022 Equity Awards That Vested in 2022 ($)	Change in Value of Prior Year Awards Unvested at FYE (i) ($)	Change in Value of Prior Year Awards That Vested in 2022 (i) ($)	Fair Value of Awards Forfeited in 2022 ($)	Equity Value included in CAP (i) ($)

PEO	4,435,401	–	(10,211,635)	(606,418)	–	(6,382,652)

Non-PEO NEOs	2,034,300	–	(642,337)	(240,963)	–	1,151,000

2021	Fair Value of 2021 Equity Awards at FYE (i) ($)	Fair Value of 2021 Equity Awards That Vested in 2021 ($)	Change in Value of Prior Year Awards Unvested at FYE (i) ($)	Change in Value of Prior Year Awards That Vested in 2021 (i) ($)	Fair Value of Awards Forfeited in 2021 ($)	Equity Value included in CAP (i) ($)

PEO	17,324,891	–	3,395,520	726,622	–	21,447,033

Non-PEO NEOs	3,070,976	–	1,597,970	1,018,106	–	5,687,051
(i) PSU awards assume payout performance in alignment with accruals at each fiscal year end. Stock option volatility for Black Scholes valuations pre-spinoff
from L Brands is based on the historical L Brands volatility measured over a
4.7-year
period (expected life at grant date for the most recent options granted by L Brands). Stock option volatility for Black Scholes valuations post-spinoff is based on the average volatility of peers in the S&P 1500 Specialty Retail Index using 10 years of daily historical stock price data due to the limited stock history for VS&Co. Utilizes an expected life of 4.73 years from stock options granted March 16, 2021, adjusted for time elapsed from grant date to measurement date (e.g., period end date or vesting date) and adjusted for the percentage the award is in-the-money
or
out-of-the-money.
One percent (1%) dividend yield used for
pre-spinoff
measurement dates consistent with the dividend yield from the March 16, 2021 annual grant. Zero percent (0%) dividend yield used for measurement dates post-spinoff due to VS&Co having no history of granting dividends and no plans to grant dividends in the near future. The risk-free rate utilized in the Black Scholes valuations is based on treasury constant maturity yields as reported in the H.15 Federal Reserve Statistical Release for the respective valuation date with a term corresponding to the expected life for the award at the measurement date.
(3) The Company Total Shareholder Return (“TSR”) and the Peer Group TSR reflected in these columns for each applicable fiscal year is calculated based on a fixed investment of $100 at the applicable measurement point on the same cumulative basis as is used in Item 201(e) of Regulation
S-K.
The peer group used to determine the Peer Group TSR for each applicable fiscal year is the following published industry index, as disclosed in our 2024 Annual Report pursuant to Item 201(e) of Regulation
S-K:
the S&P 500 Consumer Discretionary Distribution & Retail Index.
(4) We have selected operating income as our most important financial measure (that is not otherwise required to be disclosed in the table) used to link Compensation Actually Paid to our NEOs to company performance for fiscal 2024.

70	VS&Co | 2025 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Pay Versus Performance Comparative Disclosure
As described in more detail in the Compensation Program section in the CD&A, the Company’s executive compensation program reflects a variable pay-for-performance
philosophy. While the Company utilizes several performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the table above. Further, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with Compensation Actually Paid for a particular year (as computed in accordance with Item 402(v) of Regulation
S-K).
In accordance with Item 402(v) of Regulation
S-K,
the Company is providing the following descriptions of the relationships between the information presented in the table above.
Company TSR and Peer Group TSR
The chart below compares VS&Co’s TSR performance to the TSR performance of the S&P 500 Consumer Discretionary Distribution & Retail Index.

VS&Co TSR vs Peer TSR
$160
$140
$120
$100
$80
$60
$40
$20
$0
$96
$93
$67
$77
$46
$108
$62
$142
2021
2022
2023
2024
TSR $
Peer TSR $

Compensation Actually Paid and Certain Financial Measures
As shown in the chart below, the PEO and average
non-PEO
NEO’s CAP amounts are aligned with Company TSR, net income and operating income performance. The use of long-term equity compensation is tied directly to our stock price as well as our financial performance.

CAP vs TSR, Net Income & Operating Income
CAP (in millions) & TSR
Net Income & Operating Income (in millions)
$140.0
$120.0
$100.0
$80.0
$60.0
$40.0
$20.0
$0
$(20.0)
$1,000
$900
$800
$700
$600
$500
$400
$300
$200
$100
$0
$870
$96
$646
$67
$478
$338
$27.9
$9.2
$2.9
$(3.3)
$46
$246
$1.6
$1.7
$116
$62
$310
$11.4
$6.8
$4.6
$169
2021
2022
2023
2024
PEO CAP Super ($ in millions)
PEO CAP Waters ($ in millions)
Avg-Non PEO NEO Cap ($ in millions)
TSR $
Net Income ($ in millions)
Operating Income ($ in millions)

VS&Co | 2025 PROXY STATEMENT	71

COMPENSATION DISCUSSION AND ANALYSIS

Pay Versus Performance Tabular List
The three items listed below represent the most important metrics for determining pay in the previous year, as further described in the Short-Term Performance-Based Cash Incentive Compensation and Long-Term Equity Compensation sections in the CD&A. The performance measures in this table are not ranked by relative importance.
Most Important Performance Measures
Operating Income
Relative Total Shareholder Return
Revenue

72	VS&Co | 2025 PROXY STATEMENT

PROPOSAL TWO: ADVISORY APPROVAL OF COMPENSATION OF NAMED EXECUTIVE OFFICERS

Proposal Two:

ADVISORY APPROVAL OF

COMPENSATION OF NAMED

EXECUTIVE OFFICERS

Section 14A of the Exchange Act requires public companies to provide their stockholders with the opportunity to express their view on the compensation of their named executive officers. At our annual meeting of stockholders in 2022, a majority of our stockholders voted, consistent with the recommendation of our Board, to hold an annual stockholder advisory vote to approve the compensation of our named executive officers (commonly known as a “say-on-pay” vote), as required by SEC rules. This annual say-on-pay vote will continue unless our stockholders vote, at our annual meeting of stockholders in 2028, to approve a different frequency of say-on-pay voting. The Board believes that an annual say-on-pay vote allows our stockholders to provide us with timely, direct input on our executive compensation philosophy, policies and practices as disclosed in our annual proxy statement, and is consistent with our practice of frequent engagement with our stockholders on our financial performance, long-term strategy, governance, and other related topics.

At the 2025 Annual Meeting, the Board is asking stockholders to approve, on an advisory basis, the compensation of our named executive officers as described above in the Compensation Discussion and Analysis section of this Proxy Statement by voting “FOR” this proposal. This proposal gives our stockholders the opportunity to express their views on our executive compensation. The vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the compensation philosophy, policies and practices described in this Proxy Statement.

Although the vote on this proposal is advisory and non-binding, the Board and the Human Capital and Compensation Committee will carefully consider the results of this vote and, if there are a significant number of negative votes, we will seek to understand the concerns that influenced those votes and address them in making future decisions about our executive compensation program.

The Board unanimously recommends a vote “FOR” the approval, on an advisory basis, of the compensation of our named executive officers.

VS&Co | 2025 PROXY STATEMENT	73

BENEFICIAL OWNERSHIP OF SHARES

BENEFICIAL OWNERSHIP OF SHARES

The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 21, 2025, unless otherwise noted, by (i) each person known by us to beneficially own more than 5% of our outstanding common stock based on publicly available information, (ii) each of our directors and our new director nominee, (iii) each of our named executive officers, and (iv) all of our current directors and executive officers as a group.

Except as otherwise noted, each stockholder listed below has sole voting and investment power with respect to the shares beneficially owned by such person. SEC rules consider a person to be the “beneficial owner” of any securities over which the person has or shares voting power or investment power, as well as any securities that person has the right to acquire beneficial ownership of within 60 days, including through exercise of an option or similar right.

Name of Beneficial Owner	Common Stock	Right to Acquire(1)	Total Beneficial Ownership	Percent of Class(2)

5% or More Beneficial Owners

BlackRock, Inc.(3)	12,779,927	–	12,779,927	16.0%

BBRC International Pte Limited(4)	10,310,631	–	10,310,631	12.9%

The Vanguard Group(5)	8,567,148	–	8,567,148	10.7%

FMR LLC(6)	3,988,121	–	3,988,121	5.0%

Directors and Named Executive Officers

Irene Chang Britt	19,671	–	19,671	*

Sarah Davis	19,312	–	19,312	*

Jacqueline Hernández	19,312	–	19,312	*

Donna James	48,183	–	48,183	*

Rod Little	14,811	–	14,811	*

David McCreight	–	–	–	–

Mariam Naficy	15,422	–	15,422	*

Lauren Peters	19,671	–	19,671	*

Anne Sheehan	22,115	–	22,115	*

Hillary Super	–	–	–	–

Dein Boyle	58,700	69,566	128,266	*

Timothy Johnson	80,432	–	80,432	*

Melinda McAfee	50,817	–	50,817	*

Christine Rupp(7)	23,237	–	23,237	*

Scott Sekella	–	–	–	–

Gregory Unis(7)	99,248	–	99,248	*

Martin Waters(7)	210,172	–	210,172	*

Current directors and executive officers as a group (12 persons)(8)	288,014	69,566	357,580	*

74	VS&Co | 2025 PROXY STATEMENT

BENEFICIAL OWNERSHIP OF SHARES

* Represents less than 1% of our outstanding common stock.

(1) Includes (i) shares subject to options that are or may become exercisable within 60 days of April 21, 2025 and (ii) shares underlying unvested restricted stock units that are scheduled to vest within 60 days of April 21, 2025.

(2) Percent is based on 79,838,968 shares outstanding as of April 21, 2025, and any shares that each such director or named executive officer had the right to acquire within 60 days of April 21, 2025.

(3) Based solely on information set forth in the Schedule 13G/A filed November 8, 2024 by BlackRock, Inc. (“BlackRock”). BlackRock reported sole voting power over 12,621,226 shares and sole dispositive power over 12,779,927 shares. BlackRock’s address is 50 Hudson Yards, New York, NY 10001.

(4) Based solely on information set forth in the Schedule 13D/A filed April 1, 2025 by BBFIT Investments Pte Ltd (“BBFIT”), The BB Family International Trust (the “BB Trust”), BBRC International Pte Limited (“BBRC”), and Brett Blundy (“Mr. Blundy,” and collectively with BBFIT, the BB Trust, and BBRC, the “BBRC Reporting Persons”) and the Form 4 filed April 4, 2025 by BBRC. In the Schedule 13D/A filed April 1, 2025, BBFIT reported shared voting power and shared dispositive power over 10,098,031 shares and each of the BB Trust, BBRC and Mr. Blundy reported shared voting power and shared dispositive power over 10,098,131 shares. In the Form 4 filed April 4, 2025, BBRC reported the acquisition of 212,500 shares, resulting in beneficial ownership of 10,310,631 shares. The address of the principal office of each of the BBRC Reporting Persons is 3 Phillip Street #11-01, Royal Group Building, Singapore 048693. BBRC, as trustee of the BB Trust, may be deemed to beneficially own the shares owned by BBFIT and the BB Trust, together with the shares it beneficially owns directly, and Mr. Blundy, as director and sole shareholder of BBRC, may be deemed to beneficially own the shares owned by BBFIT and the BB Trust. Each of the BBRC Reporting Persons disclaimed beneficial ownership of any shares that he or it does not directly own.

(5) Based solely on information set forth in the Schedule 13G/A filed February 13, 2024 by The Vanguard Group (“Vanguard”). Vanguard reported shared voting power over 28,184 shares, shared dispositive power over 106,775 shares, and sole dispositive power over 8,460,373 shares. Vanguard’s address is 100 Vanguard Boulevard, Malvern, PA 19355.

(6) Based solely on information set forth in the Schedule 13G filed February 12, 2025 by FMR LLC (“Fidelity”) and Abigail P. Johnson (“Ms. Johnson”), who is a director, the Chairman and the Chief Executive Officer of Fidelity. Fidelity reported sole voting power over 3,848,902 shares and sole dispositive power over 3,988,121 shares. Ms. Johnson reported sole dispositive power over 3,988,121 shares. Fidelity’s address is 245 Summer Street, Boston, MA 02210. Members of the Johnson family, including Ms. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of Fidelity, representing 49% of the voting power of Fidelity. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to Fidelity.

(7) The beneficial ownership information presented for each of Christine Rupp, Gregory Unis and Martin Waters is based on information in the Company’s records as of their respective last date serving as an executive officer of the Company, as they are no longer required to file reports of changes in ownership of our common stock with the SEC following such date. As discussed earlier in this Proxy Statement, none of these former executive officers were employed by the Company as of April 21, 2025.

(8) Excludes David McCreight, a new director nominee, and Timothy Johnson, Christine Rupp, Gregory Unis and Martin Waters, who are former executive officers.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and executive officers and stockholders owning more than 10% of our outstanding common stock (“reporting persons”) to file initial reports of ownership and reports of changes in ownership of our common stock with the SEC and to provide us with copies of those forms. To our knowledge, based solely on review of the Section 16(a) forms received by us and written certifications provided to us, we believe that all reports required to be filed by Section 16(a) of the Exchange Act during fiscal 2024 were timely filed.

VS&Co | 2025 PROXY STATEMENT	75

AUDIT COMMITTEE MATTERS

AUDIT COMMITTEE MATTERS

Report of the Audit Committee

The Audit Committee is instrumental in the Board’s fulfillment of its oversight responsibilities relating to (i) the integrity of VS&Co’s financial statements, (ii) VS&Co’s compliance with certain legal and regulatory requirements, (iii) the qualifications, independence and performance of VS&Co’s independent registered public accounting firm (the “independent auditors”), and (iv) the performance of VS&Co’s internal audit function, as set forth and required by our written charter.

It is not the duty of the Audit Committee to plan or conduct audits or to determine that VS&Co’s financial statements are complete, accurate, and in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors. Furthermore, while we are responsible for reviewing VS&Co’s policies and practices with respect to enterprise risk assessment and management, it is the responsibility of management to determine the appropriate level of VS&Co’s exposure to risk.

We reviewed and discussed VS&Co’s audited financial statements as of and for the year ended February 1, 2025 and met with management and the independent auditors to discuss the financial statements. Management has represented to us that the financial statements were prepared in accordance with generally accepted accounting principles. We reviewed with the internal auditors and independent auditors the overall scope and plans for their respective audits. We also met with the internal auditors and independent auditors, with and without management present, to discuss the results of their examinations.

We discussed with the independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. VS&Co’s independent auditors provided to us the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence, and we discussed with the independent auditors their independence from VS&Co. We considered whether the provision of non-audit services to VS&Co by the independent auditors is compatible with maintaining their independence.

Based on the reviews and discussions summarized in this report, and subject to the limitations on our role and responsibilities, certain of which are referred to above and in the Audit Committee Charter, we recommended to the Board that VS&Co’s audited financial statements be included in its 2024 Annual Report for filing with the SEC.

We have appointed Ernst & Young LLP as VS&Co’s independent registered public accounting firm for fiscal year 2025.

Audit Committee

Sarah Davis, Chair

Irene Chang Britt

Donna James

Lauren Peters

76	VS&Co | 2025 PROXY STATEMENT

PROPOSAL THREE: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Proposal Three:

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young LLP served as VS&Co’s independent registered public accounting firm for fiscal 2024 and in that capacity performed an audit of, and rendered an opinion on, the financial statements included in our Annual Report on Form 10-K for the fiscal year ended February 1, 2025. Ernst & Young LLP has been VS&Co’s independent registered public accounting firm since our spin-off from L Brands in 2021. On March 18, 2025, the Audit Committee approved the engagement of Ernst & Young LLP to serve as our independent registered public accounting firm and to perform the audit of our financial statements and internal control over financial reporting for the fiscal year ending January 31, 2026.

Although ratification of the Audit Committee’s appointment of Ernst & Young LLP is not required by law or our governing documents, the Board is submitting the appointment of Ernst & Young LLP as our independent registered public accounting firm to our stockholders for ratification because we value our stockholders’ views on this matter. Representatives of Ernst & Young LLP are expected to be present at the 2025 Annual Meeting to respond to relevant questions from stockholders and will have an opportunity to make a statement if they so desire. If stockholders do not ratify the appointment, the Audit Committee will investigate the reasons behind the rejection and reconsider its appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of VS&Co and its stockholders.

Evaluation of Independent Registered Public Accounting Firm

The Audit Committee has the sole authority and responsibility to appoint, compensate, retain, oversee and, when appropriate, terminate and replace the Company’s independent registered public accounting firm. The Audit Committee evaluates the qualifications, performance, and independence of the independent auditor on an annual basis and presents its conclusions to the full Board. As part of the Audit Committee’s annual evaluation of Ernst & Young LLP and consideration of whether to reappoint Ernst & Young LLP as the independent auditor for fiscal 2025, the Audit Committee considered, among other factors:

•	Whether the reappointment of Ernst & Young LLP as independent auditor is in the best interests of VS&Co and its stockholders

•	The quality of audit services provided by the independent auditor, including the honesty and completeness of communications and interactions with the Audit Committee

•	The appropriateness of the independent auditor’s fees relative to the quality and efficiency of audit services provided

•	The independent auditor’s internal quality-control procedures

•	Any material issues raised by the most recent internal quality-control review or peer review
•	Any inquiry or investigation of the independent auditor by governmental or professional authorities, including the PCAOB

•	An evaluation of the lead audit partner and other senior members of the independent auditor team, including their professional qualifications, independent judgment and integrity

•	Rotation of the lead audit partner and other audit engagement team members

•	The opinion of management and the internal auditors of the independent auditor’s qualifications, performance and independence

VS&Co | 2025 PROXY STATEMENT	77

PROPOSAL THREE: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

After considering the results of the evaluation of the independent auditor, the Audit Committee appointed Ernst & Young LLP to serve as VS&Co’s independent registered public accounting firm for the current fiscal year.

Fees of Independent Registered Public Accounting Firm

The Audit Committee is responsible for overseeing the compensation of the independent auditors. The Audit Committee must pre-approve all audit and non-audit services, including the fees and terms of such services, to be provided by Ernst & Young LLP in a given fiscal year. The following disclosures summarize the aggregate fees, including related expenses, for professional services provided by Ernst & Young LLP during fiscal 2024 and 2023. Ernst & Young LLP served as VS&Co’s independent registered public accounting firm during both of those years.

Audit Fees

The aggregate audit fees payable to Ernst & Young LLP by VS&Co for fiscal 2024 and 2023 were approximately $4,845,000 and $5,163,000, respectively. These amounts include fees for professional services rendered by Ernst & Young LLP in connection with the audit of our consolidated financial statements and reviews of our unaudited consolidated interim financial statements, as well as fees for services that generally only the independent auditor can reasonably be expected to provide, including consultation regarding financial accounting and reporting standards. These amounts also include fees for services rendered in connection with the audit of our internal control over financial reporting and fees for services rendered in connection with statutory audits of our international subsidiaries’ financial statements.

Audit Related Fees

The aggregate fees for assurance and related services rendered by Ernst & Young LLP that were reasonably related to the audit of our consolidated financial statements for fiscal 2024 and 2023 were approximately $363,000 and $141,000, respectively. The fees under this category are for assurance and related services that are traditionally performed by the independent auditor and include audits of employee benefit plans and other attest engagements. Fees associated with procedures around the contingent payments related to the Adore Me acquisition are included in the 2024 fees.

Tax Fees

The aggregate fees for tax related services rendered by Ernst & Young LLP for fiscal 2024 and 2023 were approximately $103,000 and $225,000, respectively. Tax fees include tax compliance and advisory services.

All Other Fees

No fees for other services were paid to Ernst & Young LLP for fiscal 2024 and 2023.

The Board unanimously recommends a vote “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2025.

78	VS&Co | 2025 PROXY STATEMENT

STOCKHOLDER PROPOSALS FOR THE 2026 ANNUAL MEETING

STOCKHOLDER PROPOSALS FOR THE 2026 ANNUAL MEETING

Requirements for Stockholder Nominations and Proposals

If a stockholder intends to present a proposal at the 2026 annual meeting of stockholders and desires to have us include that proposal in our proxy statement and form of proxy for that meeting under Rule 14a-8 under the Exchange Act, then the stockholder must submit the proposal in writing and in a manner to ensure that we receive the proposal at our principal executive offices by December 29, 2025. For additional information, see “Proxy Access” below.

If a stockholder wants to nominate a person for election as director or propose other business to be considered at an annual meeting of stockholders (but not for inclusion in our proxy materials), the stockholder must follow procedures outlined in our Bylaws. Our Bylaws provide that stockholders of record are able to nominate persons for election as a director or submit other proposals constituting a proper matter for stockholder action only by providing proper written notice to our Corporate Secretary at our principal executive offices. Proper notice generally must be received not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. To be considered timely for the 2026 annual meeting of stockholders, proper notice must be delivered no earlier than February 18, 2026 and no later than March 20, 2026. However, if the date of the 2026 annual meeting is advanced by more than 30 days prior to the first anniversary date of the 2025 Annual Meeting or delayed more than 90 days after such anniversary, then to be timely, proper notice must be received by us no earlier than 120 days prior to the date of the annual meeting and no later than the later of 90 days prior to the date of the meeting or the tenth day following the day on which announcement of the date of the meeting was first made. The notice must include, among other information, the name and address of the stockholder giving the notice, information about the stockholder’s ownership of VS&Co common stock, certain information relating to each person whom the stockholder proposes to nominate for election as a director, a brief description of any business the stockholder proposes to bring before the meeting and the reasons for bringing such proposal. Any nomination or other proposal must be submitted in writing and also meet the other requirements of our Bylaws and Delaware law, and any other applicable SEC rules. In addition to satisfying the requirements under our Bylaws, including the notice deadlines set forth above and therein, to comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our Board’s nominees must also comply with the additional requirements of Rule 14a-19 under the Exchange Act.

Stockholder nominations and proposals must be delivered to our principal executive offices, addressed to: Victoria’s Secret & Co., Attn: Corporate Secretary, Four Limited Parkway, Reynoldsburg, Ohio 43068.

Proxy Access

Under our Bylaws, up to 20 stockholders owning 3% or more of VS&Co’s outstanding common stock continuously for at least three years may nominate the greater of two directors or up to 20% of the Board and include those nominees in our proxy materials provided they satisfy the requirements set forth therein. To be timely, proper notice of stockholder nominations for persons for election as a director that are to be included in our proxy materials must be received at our principal executive offices, addressed to: Victoria’s Secret & Co., Attn: Corporate Secretary, Four Limited Parkway, Reynoldsburg, Ohio 43068, not less than 120 days nor more than 150 days prior to the first anniversary of the date that the proxy statement was first distributed to stockholders for the immediately preceding annual meeting of stockholders. For the annual stockholder meeting in 2026, the first anniversary of the date that the proxy statement for the 2025 Annual Meeting was distributed to stockholders is April 28, 2026. Accordingly, proper notice for this purpose must be delivered to us at our principal executive offices no earlier than November 29, 2025 and no later than December 29, 2025.

VS&Co | 2025 PROXY STATEMENT	79

QUESTIONS AND ANSWERS

QUESTIONS AND ANSWERS

When is the 2025 Annual Meeting?

The 2025 Annual Meeting will be held virtually, via live audio webcast, on Wednesday, June 18, 2025, at 8:30 a.m. Eastern Time.

How can I attend the 2025 Annual Meeting?

In an effort to encourage all of our stockholders to attend the 2025 Annual Meeting virtually from any location convenient to them, as well as reduce the expense and environmental impact of traveling to an in-person meeting, the 2025 Annual Meeting will be conducted exclusively online via live audio webcast. Stockholders will not be able to attend the 2025 Annual Meeting in person.

To participate in the 2025 Annual Meeting, please visit www.proxydocs.com/VSCO.

If you are a stockholder of record, in order to attend the 2025 Annual Meeting, you must register in advance at www.proxydocs.com/VSCO using the 12 digit control number found on your Notice of Internet Availability of Proxy Materials or your proxy card. Once you complete your registration, you will receive further instructions via email, including information about your unique link that will allow you to attend the meeting and to vote and submit questions during the meeting.

If you are a beneficial owner of shares (that is, you hold your shares through a bank, broker, or other nominee in “street name”), you may use the control number given by your bank, broker or other nominee to register to attend the meeting in advance at www.proxydocs.com/VSCO. Once you complete your registration, you will receive further instructions via email, including information about your unique link that will allow you to attend the meeting and submit questions during the meeting. To vote, you may be required to obtain a legal proxy and you must follow the instructions you receive from your bank, broker, or other nominee as well as the instructions you receive via email after registering for the meeting.

How can I request technical assistance during the 2025 Annual Meeting?

There will be technicians ready to assist you with any technical difficulties you may have accessing the live audio webcast. Please be sure to log into the meeting at least 15 minutes prior to the start of the meeting so that any technical difficulties can be addressed before the meeting begins. Technical assistance will be available on the day of the meeting to anyone that is registered to attend the meeting. Instructions on how to access technical support will be provided in the confirmation email a stockholder receives after registering for the meeting.

How can I ask a question at the 2025 Annual Meeting?

Stockholders can submit questions either before or during the meeting. Stockholders can submit questions in advance when registering for the meeting at www.proxydocs.com/VSCO. Stockholders who wish to submit a question in advance of the meeting will need to register for the meeting using the 12 digit control number found on their Notice of Internet Availability of Proxy Materials or proxy card (or in the case of beneficial or “street name” stockholders, the control number given to them by their bank, broker or other nominee). Stockholders can submit questions during the meeting through the meeting portal. During the formal business of the meeting, we will limit questions and statements to those relevant to the business of the meeting. After the 2025 Annual Meeting is adjourned, we will hold a live audio webcast questions and answers (“Q&A”) session and address questions and comments of a general nature. During the Q&A session, we intend to answer questions as they come in and address those asked in advance, to the extent time permits. This Q&A session will be conducted in accordance with certain Rules of Conduct that will be posted in the meeting portal.

80	VS&Co | 2025 PROXY STATEMENT

QUESTIONS AND ANSWERS

Who may vote at the 2025 Annual Meeting?

Only holders of record of VS&Co common stock at the close of business on April 21, 2025, the record date of the 2025 Annual Meeting, are entitled to notice of, and to vote at, the 2025 Annual Meeting and any adjournments or postponements thereof. As of April 21, 2025, VS&Co had 79,838,968 shares of its common stock outstanding. Holders of our common stock are entitled to one vote per share.

What constitutes a quorum?

The transaction of business at any meeting of stockholders cannot occur unless a quorum is present. At the 2025 Annual Meeting, the presence in person or by proxy of stockholders holding at least one-third of the outstanding shares of VS&Co common stock will constitute a quorum.

If the 2025 Annual Meeting cannot be organized because a quorum is not present, a majority of the stockholders present in person or by proxy or the chair of the meeting may adjourn the meeting to such other date and time (but not more than 30 days after the previously adjourned meeting) and place as they may determine, without notice other than by announcement at the meeting of the date, time and place of the adjourned meeting. At any such adjourned meeting at which a quorum is present, any business may be transacted which could have been transacted at the meeting as originally called.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of a paper copy of the proxy materials?

In order to reduce the expense and environmental impact of mailing proxy materials, we have elected to use the SEC’s Notice and Access model, which allows us to make the Proxy Statement, our 2024 Annual Report, and other proxy materials available on the Internet as the primary means of furnishing the proxy materials to stockholders. On or about April 28, 2025, we mailed to stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to gain access, free of charge, to the proxy materials and how to request a printed set of proxy materials. The Proxy Statement, our 2024 Annual Report, and the Notice of Annual Meeting of Stockholders are available at www.proxydocs.com/VSCO.

If you receive a Notice of Internet Availability of Proxy Materials, you will not receive a printed copy of the proxy materials in the mail unless you request it. If you would like to receive a printed copy of the proxy materials by mail, please follow the instructions for requesting such materials included in the Notice.

How does the Board recommend I vote on these proposals?

The Board unanimously recommends a vote:

•	FOR the election of the ten nominees for director presented in this Proxy Statement

•	FOR the approval, on an advisory basis, of the compensation of our named executive officers
•	FOR the ratification of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2025

If you submit a properly executed proxy without giving voting instructions, your shares will be voted as recommended by the Board.

As of the date of this Proxy Statement, we do not know of any other matters that will be considered at the 2025 Annual Meeting other than those described in this Proxy Statement. If any matter other than the proposals described in this Proxy Statement is properly presented at the 2025 Annual Meeting, by submitting your proxy for the 2025 Annual Meeting, you instruct the Board-designated proxy holders to vote your shares in their discretion in accordance with the recommendations of the Board.

VS&Co | 2025 PROXY STATEMENT	81

QUESTIONS AND ANSWERS

How do I vote my shares?

Stockholders are encouraged to vote their shares before the 2025 Annual Meeting, even if they plan on attending the virtual meeting. Please read the Proxy Statement and vote right away.

If your shares are registered directly in your name with our transfer agent, Equiniti Trust Company, LLC (formerly known as American Stock Transfer & Trust Company, LLC) (in other words, you are a “stockholder of record”), you can vote using any of the following methods:

•	by Internet at www.proxydocs.com/VSCO

•	by telephone at 1-866-977-5067
•	by mail by requesting a printed set of proxy materials and then completing, signing, and returning the proxy card you receive in response to your request

If your shares are registered in the name of your bank, broker, or other nominee (in other words, you are a “beneficial stockholder”), you will receive instructions from your bank, broker, or other nominee that you will need to follow in order to vote your shares.

Can I change or revoke my proxy?

Yes. All proxies delivered pursuant to this Proxy Statement are revocable at any time before they are voted. If you are a stockholder of record, you can revoke your proxy by mailing written notice of revocation to: Corporate Secretary, Four Limited Parkway, Reynoldsburg, Ohio 43068. You may also change or revoke your proxy by submitting a properly executed proxy bearing a later date or by attending the virtual meeting and voting online during the meeting. If you are a beneficial stockholder, you may revoke your proxy by submitting new voting instructions to your bank, broker, or other nominee or, if you have obtained legal proxy from your bank, broker, or other nominee, by attending the virtual meeting and voting online during the meeting. If you are revoking your proxy by sending a notice of revocation or new proxy card or voting instruction form, you should ensure that you send your notice of revocation or new proxy card or voting instruction form in sufficient time for it to be received prior to the taking of the vote at the 2025 Annual Meeting.

What vote is required to approve each proposal?

Proposal	Voting Options	Vote Required for Approval	Is Broker Discretionary Voting Allowed?

1. Election of Ten Directors	“FOR,” “AGAINST,” or “ABSTAIN” for each nominee	Majority of votes cast for each nominee	No

2. Advisory Vote on Executive Compensation	“FOR,” “AGAINST,” or “ABSTAIN”	Majority of votes cast	No

3. Ratification of Appointment of Ernst & Young LLP as Independent Registered Public Accounting Firm	“FOR,” “AGAINST,” or “ABSTAIN”	Majority of votes cast	Yes

Abstentions and broker non-votes do not count as votes cast, and therefore will have no effect on vote outcomes.

The vote to approve the compensation of our named executive officers is advisory in nature and non-binding. The Board and the Human Capital and Compensation Committee will carefully consider the voting results on this proposal and, if there are a significant number of negative votes, seek to understand the concerns that influenced those votes and address them in future decisions about our executive compensation program.

82	VS&Co | 2025 PROXY STATEMENT

QUESTIONS AND ANSWERS

Who bears the costs of this solicitation?

All expenses incurred in connection with the solicitation of proxies for the 2025 Annual Meeting will be borne by VS&Co. We will reimburse brokers, fiduciaries, and custodians for their costs in forwarding our proxy materials to beneficial stockholders.

We may solicit proxies by mail, telephone, electronic means, and personal contact by our directors, officers, and associates, who will not receive additional compensation for these services.

Who will count the votes?

Representatives of Mediant Communications Inc. will tabulate the votes and act as inspectors of election for the 2025 Annual Meeting.

When and where will the voting results be published?

The official results of the voting at the 2025 Annual Meeting will be available on a Current Report on Form 8-K that we will file with the SEC within four business days after the meeting.

VS&Co | 2025 PROXY STATEMENT	83

APPENDIX A

APPENDIX A

Non-GAAP Financial Measures

In addition to our results provided in accordance with U.S. generally accepted accounting principles (“GAAP”), this Proxy Statement provides non-GAAP financial measures that present gross profit, general, administrative, and store operating expenses, operating income, net income per diluted share and free cash flow in fiscal 2024 and fiscal 2023 on an adjusted basis, which remove certain non-recurring, infrequent or unusual items that we believe are not indicative of the results of our ongoing operations due to their size and nature. The intangible asset amortization excluded from these non-GAAP financial measures is excluded because the amortization, unlike the related revenue, is not affected by operations of any particular period unless an intangible asset becomes impaired or the estimated useful life of an intangible asset is revised. We use adjusted financial information as key performance measures of our results of operations for the purpose of evaluating performance internally. These non-GAAP measurements are not intended to replace the presentation of our financial results in accordance with GAAP. Instead, we believe that the presentation of adjusted financial information provides additional information to investors to facilitate the comparison of past and present operations. Further, our definition of non-GAAP financial measures may differ from similarly titled measures used by other companies. The table below reconciles the most directly comparable GAAP financial measure to the non-GAAP financial measure.

VICTORIA’S SECRET & CO.

NON-GAAP FINANCIAL INFORMATION

(Unaudited)

(In millions except per share amounts)

	Fiscal Year

	2024	2023

Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow

Net Cash Provided by Operating Activities	$425

Capital Expenditures	(178)

Free Cash Flow	247

Payments Related to Acquisition of Adore Me	39

Adjusted Free Cash Flow	$286

Reconciliation of Reported to Adjusted Gross Profit

Reported Gross Profit—GAAP	$2,284	$2,242

% Net Sales	36.7%	36.3%

Adore Me Acquisition-related Items (a)	–	29

Equity Method Investment Impairment and Other Charges (c)	22	–

Restructuring Charges (d)	–	3

Adjusted Gross Profit	$2,306	$2,274

% Net Sales	37.0%	36.8%

VS&Co | 2025 PROXY STATEMENT	A-1

APPENDIX A

	Fiscal Year

	2024	2023

Reconciliation of Reported to Adjusted General, Administrative and Store Operating Expenses

Reported General, Administrative and Store Operating Expenses—GAAP	$1,974	$1,996

% Net Sales	31.7%	32.3%

Adore Me Acquisition-related Items (a)	(4)	(16)

Amortization of Intangible Assets (b)	(25)	(25)

Restructuring Charges (d)	(13)	(8)

Adjusted General, Administrative and Store Operating Expenses	$1,933	$1,947

% Net Sales	31.0%	31.5%

Reconciliation of Reported to Adjusted Operating Income

Reported Operating Income—GAAP	$310	$246

% Net Sales	5.0%	4.0%

Adore Me Acquisition-related Items (a)	4	45

Amortization of Intangible Assets (b)	25	25

Equity Method Investment Impairment and Other Charges (c)	22	–

Restructuring Charges (d)	13	11

Adjusted Operating Income	$373	$327

% Net Sales	6.0%	5.3%

Reconciliation of Reported to Adjusted Net Income Attributable to Victoria’s Secret & Co.

Reported Net Income Attributable to Victoria’s Secret & Co.—GAAP	$165	$109

Adore Me Acquisition-related Items (a)	9	50

Amortization of Intangible Assets (b)	25	25

Equity Method Investment Impairment and Other Charges (c)	22	–

Restructuring Charges (d)	13	11

Tax Effect of Adjusted Items	(16)	(17)

Adjusted Net Income Attributable to Victoria’s Secret & Co.	$218	$178

Reconciliation of Reported to Adjusted Net Income Per Diluted Share Attributable to Victoria’s Secret & Co.

Reported Net Income Per Diluted Share Attributable to Victoria’s Secret & Co.—GAAP	$2.05	$1.39

Adore Me Acquisition-related Items (a)	0.08	0.53

Amortization of Intangible Assets (b)	0.23	0.24

Equity Method Investment Impairment and Other Charges (c)	0.21	–

Restructuring Charges (d)	0.13	0.11

Adjusted Net Income Per Diluted Share Attributable to Victoria’s Secret & Co.	$2.69	$2.27

A-2	VS&Co | 2025 PROXY STATEMENT

APPENDIX A

Adjusted results exclude the following items:

(a) In 2024 and 2023, we recognized pre-tax expense of $9 million and $50 million ($6 million and $42 million after-tax, respectively) within net income related to the financial impact of purchase accounting items and professional service costs related to the acquisition of Adore Me. These items include expense of $4 million and $16 million, respectively, included in general, administrative and store operating expense and interest expense of $5 million and $5 million, respectively. Additionally, expense of $29 million is in costs of goods sold, buying and occupancy expense in 2023.

(b) In both 2024 and 2023, we recognized amortization expense of $25 million ($19 million after-tax) included in general, administrative and store operating expense related to the acquisition of Adore Me.

(c) In 2024, we recognized pre-tax expense of $22 million ($17 million after-tax) in costs of goods sold, buying and occupancy expense related to impairment and other charges for certain of our equity method investments.

(d) In 2024, we recognized a pre-tax charge of $13 million ($11 million after-tax) in general, administrative and store operating expense related to the appointment of a new CEO and the elimination of two executive officer roles to restructure our executive leadership team. In 2023, we recognized a pre-tax charge of $11 million ($8 million after-tax), $8 million included in general, administrative and store operating expense and $3 million included in buying and occupancy expense, related to restructuring activities to reorganize and improve our organizational structure.

VS&Co | 2025 PROXY STATEMENT	A-3

P.O. BOX 8016, CARY, NC 27512-9903

Victoria’s Secret & Co.

Internet:

www.proxypush.com/VSCO

●  Cast your vote online

●  Have your Proxy Card ready

●  Follow the simple instructions to record your vote

Phone:

1-866-977-5067

●  Use any touch-tone telephone

●  Have your Proxy Card ready

●  Follow the simple recorded instructions

Mail:

●  Mark, sign and date your Proxy Card

●  Fold and return your Proxy Card in the postage-paid envelope provided

Virtual:

You must register to attend the meeting onlineand/or participate at www.proxydocs.com/VSCO

Annual Meeting of Stockholders
For Stockholders of Record as of April 21, 2025 Wednesday, June 18, 2025 8:30 AM, Eastern Time Annual Meeting to be held live via the Internet - please visit www.proxydocs.com/VSCO for more details.
YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: 8:30 AM, Eastern Time, June 18, 2025.

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Scott Sekella & Melinda McAfee (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Victoria’s Secret & Co. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS’ RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Copyright © 2025 BetaNXT, Inc. or its affiliates. All Rights Reserved

Victoria’s Secret & Co. Annual Meeting of Stockholders

Please make your marks like this: ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

   FOR ON PROPOSALS 1, 2 AND 3

PROPOSAL	YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS
1. To elect ten directors to serve until the 2026 annual meeting of stockholders;
	FOR	AGAINST	ABSTAIN
1.01 Donna James	☐	☐	☐	FOR

1.02 Irene Chang Britt	☐	☐	☐	FOR

1.03 Sarah Davis	☐	☐	☐	FOR

1.04 Jacqueline Hernández	☐	☐	☐	FOR

1.05 Rod Little	☐	☐	☐	FOR

1.06 David McCreight	☐	☐	☐	FOR

1.07 Mariam Naficy	☐	☐	☐	FOR

1.08 Lauren Peters	☐	☐	☐	FOR

1.09 Anne Sheehan	☐	☐	☐	FOR

1.10 Hillary Super	☐	☐	☐	FOR

	FOR	AGAINST	ABSTAIN
2 To approve, on an advisory basis, the compensation of our named executive officers;	☐	☐	☐	FOR

3. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2025; and	☐	☐	☐	FOR

4. To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

You must register to attend the meeting online and/or participate at www.proxydocs.com/VSCO

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date